UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cigna Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF

2017

ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

CIGNA®

April 26, 2017 at 8:00 a.m.

Sheraton Hartford Hotel (at Bradley Airport)

1 Bradley International Airport

Windsor Locks, Connecticut 06096

March 17, 2017

900 Cottage Grove Road

Bloomfield, Connecticut 06002

Dear Cigna Shareholder:

On behalf of the Cigna Corporation Board of Directors, our Enterprise Leadership Team and our more than 40,000 colleagues around the globe, we are pleased to cordially invite you to attend our 2017 Annual Meeting of Shareholders on April 26, 2017. The attached Notice of 2017 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted at the Annual Meeting.

During the past year we continued to build on our numerous successes of the past seven years, including growing our number of customer relationships to more than 94 million, and delivering innovative tools and capabilities to drive quality, affordability, personalization and differentiated value. We continue to anticipate and meet our customers’ emerging needs with solutions and partnerships that better connect individuals and health care professionals to improve their health and well-being.

While we delivered strong revenue and customer growth in the face of considerable market disruptions this year, earnings were pressured by uncharacteristic challenges in the first half of the year for two of our historically well-performing businesses. Ultimately, Cigna concluded 2016 with strong momentum and remains in a solid position to drive attractive earnings and customer growth both in 2017 and over the long-term.

Our journey to create a more sustainable health care system originally motivated our proposed combination with Anthem as we sought to further expand choice, improve affordability and quality, and accelerate value-based care programs. In the second half of 2016, the Department of Justice sued to prevent our merger with Anthem; the federal district court has enjoined the proposed merger and litigation continues.

Throughout this process, we continued to invest in our businesses, and continued contingency planning for other potential paths if necessary — including a sovereign path. As we lead the healthcare industry in consumer engagement, continue supporting our customers through their diverse life and health stages, and contribute to building a sustainable health care system, we have a clear path ahead to create value in the marketplace, and eagerly and optimistically look to Cigna’s future.

Our Board of Directors, comprised of individuals with diverse experiences and skills, is committed to strong corporate governance as a framework for financial integrity, shareholder transparency and competitively attractive performance.

Your vote is very important. Whether or not you plan to attend the 2017 Annual Meeting, we hope that you will cast your vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 91 and 92 of the proxy statement.

We look forward to seeing you at the 2017 Annual Meeting. As always, thank you for your continued support of Cigna.

Sincerely,

/s/ David M Cordani	/s/ Isaiah Harris, Jr.
David M. Cordani President and Chief Executive Officer	Isaiah Harris, Jr. Chairman of the Board

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, April 26, 2017 at 8:00 a.m.
PLACE:	Sheraton Hartford Hotel at Bradley Airport 1 Bradley International Airport Windsor Locks, Connecticut 06096
ITEMS OF BUSINESS:

Proposal 1: Election of seven director nominees for one-year terms expiring in April 2018.

Proposal 2: Advisory approval of executive compensation.

Proposal 3: Advisory approval of the frequency of future advisory votes on executive compensation.

Proposal 4: Approval of the Amended and Restated Cigna Long-Term Incentive Plan.

Proposal 5: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

Proposal 6: Consideration of a shareholder proposal, if properly presented.

Consideration of any other business properly brought before the meeting.

RECORD DATE:	You may vote on the matters presented at the Annual Meeting if you were a shareholder of record on February 27, 2017.
PROXY VOTING:	Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

March 17, 2017	By order of the Board of Directors,
/s/ Neil Boyden Tanner
Neil Boyden Tanner
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders To Be Held on April 26, 2017

The Notice of Annual Meeting, Proxy Statement and Annual Report for

the fiscal year ended December 31, 2016 are available at www.envisionreports.com/ci.

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN	Appendix-1

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2016 Annual Report before you vote.

Mission and Strategy

Cigna’s mission is to improve the health, well-being and sense of security of the people we serve in our more than 94 million customer relationships around the globe. Our strategic focus is centered on delivering high quality, affordable and personalized solutions for our customers and clients by leveraging our insights, focus, execution, brand, talent and localized approach. Creating value for our customers, and in turn, our shareholders, is a direct result of the effective execution of our Go Deep, Go Global, Go Individual strategy that we implemented in 2010.

Our Mission

To improve the health, well-being and sense of security of the people we serve

Our Strategy

Go Deep within existing geographies and products, Go Global to offer solutions in adjacent and new markets and Go Individual to serve the holistic needs of an individual

Our proven Go Deep, Go Global, Go Individual strategy is delivering value as we help the people we serve maintain and improve their health as well as achieve high quality, affordable care when needed. First, our well-positioned, diverse and growing portfolio of businesses is delivering innovative solutions that meet the needs of customers and clients around the world. Second, we continue to have significant financial flexibility, with a strong return on capital in each of our business segments, which provides us with the opportunity to effectively deploy capital for the benefit of shareholders. Finally, we continue to position ourselves to capitalize on opportunities to expand in new buying segments, new distribution marketplaces, and new geographies. We believe that our guiding framework will continue to drive differentiated value for our customers and shareholders.

Consistent with our mission, we believe in being a good corporate citizen. Every day, Cigna employees around the world make meaningful contributions to improve the health of the communities where we live and work. Our goal is to help ensure that everyone has the best opportunity to achieve their optimal health.

Proposed Merger with Anthem

Cigna entered into the merger in order to create a combined company that would expand choice, improve affordability and quality, and further accelerate value-based care. In February 2017, the U.S. District Court for the District of Columbia enjoined the proposed merger and an appeal of that decision is now pending before the Appeals Court. Also in February, we sent Anthem a notice terminating the merger agreement and the parties are now litigating whether the merger agreement remains in effect. Until this matter is resolved, we continue to abide by the terms of the merger agreement. Throughout this process, we have continued to invest in our businesses, and continued contingency planning for other potential paths if necessary – including a sovereign path.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

Business Performance

In 2016, consolidated revenue increased 5% to $39.7 billion, as we continue to focus on our mission to improve the health, well-being and sense of security of the people we serve. Consolidated adjusted income from operations* for 2016 was $2.1 billion, compared to $2.3 billion in 2015, reflecting strong performance in our Commercial Healthcare and Global Supplemental Benefits businesses and challenges during the year related to our Group Disability and Life and Seniors businesses. We made notable progress in the second half of 2016 addressing those challenges. Specifically, we gained traction in our Group Disability business as the claims process modifications made earlier in 2016 continued to mature, we experienced more stable claims in our Life business and, within Seniors, we made progress with our remediation efforts and are in the later stages of our audit response work. We concluded 2016 with strong momentum that positions Cigna for attractive earnings and customer growth in 2017.

CONSOLIDATED REVENUES (IN BILLIONS)	CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS* (IN BILLIONS)

* We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2016 for more complete financial information. Consolidated adjusted income from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. Shareholders’ net income was $1.6 billion, $1.5 billion, $2.1 billion, $2.1 billion and $1.9 billion for the years ended December 31, 2012, 2013, 2014, 2015 and 2016, respectively. For a reconciliation of consolidated adjusted income from operations to shareholders’ net income, see Annex A.

Total Shareholder Return

The following chart shows our cumulative Total Shareholder Return (TSR) as of December 31, 2016, on a one-, three- and five-year basis. Cigna’s three-year annual compounded TSR was 15.1%, placing Cigna at the 67th percentile of its peers for the 2014–2016 Strategic Performance Share performance period.

CUMULATIVE TOTAL

SHAREHOLDER RETURN

2	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Board of Directors

CURRENT DIRECTORS	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David M. Cordani	51	President and Chief Executive Officer of Cigna	Executive

Eric J. Foss	58	Chairman, President and Chief Executive Officer of ARAMARK Corporation	Corporate Governance People Resources

Isaiah Harris, Jr.	64	Former President and Chief Executive Officer of AT&T Advertising & Publishing – East	Chairman of the Board Executive (Chair)

Jane E. Henney, M.D.	69	Former Senior Vice President, Provost and Professor of Medicine, University of Cincinnati College of Medicine	Corporate Governance (Chair) Executive People Resources

Roman Martinez IV	69	Private Investor	Audit (Chair) Executive Finance

John M. Partridge*	67	Former President of Visa, Inc.	Finance (Chair) Executive People Resources

James E. Rogers*	69	Former Chairman, President and Chief Executive Officer of Duke Energy Corporation	Audit Finance

Eric C. Wiseman*	61	Executive Chairman of VF Corporation	Finance People Resources

Donna F. Zarcone	59	President and Chief Executive Officer of The Economic Club of Chicago	Audit Finance

William D. Zollars	69	Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc.	People Resources (Chair) Executive Corporate Governance

*	Current term expires at the 2018 annual meeting of shareholders.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

Corporate Governance

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance provides the foundation for financial integrity, shareholder confidence and attractive performance.

At the 2016 annual meeting of shareholders, the phased implementation of the Board’s declassified structure began and, at the 2018 annual meeting of shareholders, all directors will be elected to one-year terms and the classified structure will be fully eliminated.

KEY GOVERNANCE PRACTICES

•   Independent board of directors with diversity in composition, skills and experience

•   Independent Chairman of the Board

•   Regular executive sessions of the Board and its committees

•   Director elections by majority voting

•   Annual election of all directors beginning in 2018

•   Separate Code of Business Conduct and Ethics for the Board

•   Independent Audit, Corporate Governance, Finance and People Resources Committees

•   Annual self-evaluations of the Board, its committees and individual directors, including periodic independent third party assessments

•   Majority of director compensation delivered in Cigna common stock

•   Meaningful stock ownership guidelines for directors

4	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. We believe the achievement of our enterprise goals will result in the creation of meaningful and sustained long-term value for our shareholders. Each of the measures in our performance-based plans are designed to align with and support our business strategy – focusing on driving enterprise profitability, growth and operating expense efficiency to support investment in innovation, customer loyalty and stock performance.

As a result of our 2016 financial performance, payouts under the 2016 Management Incentive Plan were lower than in recent years and below target levels, reflecting strong pay-for-performance alignment.

In 2016, our shareholders overwhelmingly cast advisory votes in favor of our executive compensation program, with approximately 93% of votes cast in favor.

COMPENSATION GOVERNANCE AND CONTROLS

•   “Double trigger” requirement for change of control benefits

•   No tax gross-up of severance pay upon a change of control

•   Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies

•   Robust stock ownership guidelines and holding requirements for equity awards to align executives’ interests with shareholders

•   Prohibition of hedging of Cigna stock by all directors and employees, including the executive officers, and restrictions on pledging of Cigna stock by directors and Section 16 officers

•   A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley

•   Management of Long-Term Incentive Plan annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan

•   No excessive perquisites

•   Oversight by the People Resources Committee of people development policies and processes, including consideration of assessments of executive officers and key senior management

•   CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the People Resources Committee

•   An annual assessment by the People Resources Committee of any potential risks and associated internal controls in our incentive compensation programs and policies

The target pay mix for the Chief Executive Officer and the other named executive officers during 2016 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. The percentages shown below are targets only and will not match the percentages calculable from the compensation reflected in the Summary Compensation Table on page 54.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations

MANAGEMENT PROPOSALS	BOARD RECOMMENDATION

Proposal 1. Election of Directors.

The Board and the Corporate Governance Committee believe that the seven director nominees, David M. Cordani, Eric J. Foss, Isaiah Harris, Jr., Jane E. Henney, M.D., Roman Martinez IV, Donna F. Zarcone and William D. Zollars, bring a combination of diverse qualifications, skills and experience that contributes to a well-rounded Board. Each director nominee has proven leadership ability, good judgment and has been an active and valued participant on the Board during his or her tenure.

FOR each of the nominees

Proposal 2. Advisory Approval of Executive Compensation.

The Board believes that Cigna’s executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term value for Cigna’s shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

FOR

Proposal 3. Advisory Approval of the Frequency of Further Advisory Votes on Executive Compensation.

The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Cigna. An annual advisory vote on executive compensation will enable shareholders to provide direct input to the Company regarding our compensation philosophy, policies and practices as disclosed in the proxy statement each year. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

FOR every “one-year”

Proposal 4. Approval of the Amended and Restated Cigna Long-Term Incentive Plan.

The Cigna Long-Term Incentive Plan awards are an essential part of the total compensation package for our employees. They reflect the importance the Company places on using long-term incentives to motivate employees, reward them for superior long-term results and align the interests of Cigna’s employees with the interests of its shareholders.

FOR

Proposal 5. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2017.

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2017. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.

FOR
SHAREHOLDER PROPOSAL	BOARD RECOMMENDATION

Proposal 6. Shareholder Proxy Access.

The Board believes that Cigna should have the opportunity to meaningfully consider appropriate and balanced terms of a proxy access bylaw that are more consistent with market practices and good corporate governance standards. The Board intends to complete its proxy access evaluation as soon as practicable, with a goal of implementing proxy access on terms it believes are in the shareholders’ best interests in advance of the 2018 annual meeting of shareholders.

AGAINST

6	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Election of Directors (Proposal 1)

The Board of Directors is elected by Cigna’s shareholders. At the Annual Meeting, the Board is nominating seven directors for one-year terms expiring in 2018 for election by shareholders. The role of the Board, its leadership structure and governance practices are described below in the Corporate Governance Policies and Practices section beginning on page 16. This section describes the process for director elections and director nominations, identifies the director responsibilities and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors and presents the biographies, skills and qualifications of the director nominees and those directors continuing in office.

PROCESS FOR DIRECTOR ELECTIONS

At the 2016 annual meeting of shareholders, the phased implementation of the Board’s declassified structure began. Directors elected at this Annual Meeting will serve a one-year term, expiring at the 2018 annual meeting of shareholders. Three directors, Messrs. Partridge, Rogers and Wiseman, will complete their three-year term at the 2018 annual meeting of shareholders, at which time all directors will be elected to one-year terms and the classified structure will be fully eliminated.

Cigna has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, each director must receive a majority of the votes cast with respect to that director. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee for the director to be elected. Each director has agreed to tender, and not withdraw, his or her resignation if he or she does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning his or her resignation. In contested elections, the voting standard is a plurality of votes cast.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

Director Selection and Nomination Process

The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described on page 18). When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review the Board’s annual self-evaluation and the individual director’s performance against the expectations for Board membership (identified below under Director Expectations and Qualifications). The Board considers its composition as part of its annual evaluation. The Board may nominate for election, and appoint to fill vacant or new Board positions, only those persons who agree to adhere to the Company’s majority voting standard (described above under Process for Director Elections).

From time to time, the Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership. The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, which are evaluated using the same criteria as new director candidates and current director nominees.

Once a potential candidate has been identified, the Corporate Governance Committee reviews the background of the new director candidate and presents him or her to the Board for consideration. When considering director candidates and the current composition of the Board, the Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills and/or prior board and committee service will contribute to the diversity of the Board. In addition, the Corporate Governance Committee and the Board consider the Company’s business strategy and how each director candidate’s background complements that strategy. Candidates interview with the Chair of the Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

Director Expectations and Qualifications

The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications, characteristics, skills and experience that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that it believes support Cigna’s business strategy in the short- and long-term, enable the Board to exercise its oversight function and contribute to a well-rounded Board. In developing these areas of expertise, the Board considered the skills necessary to support business strategy and the skills and experiences reflected on the boards of companies within Cigna’s peer group, as well as best practices among other large companies. The Board regularly reviews the identified areas to ensure they support changes in the Company’s strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of experience as part of the director recruitment, selection, evaluation and nomination process.

Expectations of Every Director

•    Understand Cigna’s businesses and the importance of the creation of shareholder value

•    Participate in an active, constructive and objective way at Board and committee meetings

•    Review and understand advance briefing materials

•    Contribute effectively to the Board’s evaluation of executive talent, compensation and succession planning

•    Contribute effectively to the Board’s assessment of strategy and risk

•    Share expertise, experience, knowledge and insights on matters before the Board

•    Advance Cigna’s business objectives and reputation

•    Demonstrate an ongoing commitment to consult and engage with the CEO and senior management outside of Board and committee meetings on matters affecting Cigna

Qualifications, Characteristics, Skills and Experience of Every Director

•    Good judgment and strong commitment to ethics and integrity

•    Ability to analyze complex business and public policy issues and provide relevant input concerning the Company’s business strategy

•    Free of conflicts of interest

• Ability to assess different risks and impact on shareholder value • Contribution to the Board’s overall diversity of thought • High degree of achievement in their respective fields

While the Board does not have a formal policy with regard to diversity, the Corporate Governance Committee works to ensure that the Board is comprised of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, ethnicity, gender and global experience and a range of tenures. The Board believes that a range of tenure allows both new perspective and continuity. This continuity has proven beneficial given the complexities of the health care industry and the significant change and uncertainty the health care industry has faced over the past several years.

DIVERSITY	AGE	TENURE

8	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

AREAS OF EXPERTISE REFLECTED ON CIGNA’S BOARD OF DIRECTORS

Business Leader

Directors who have served as a chief executive officer, a CEO-equivalent or a business unit leader of a large company bring a practical understanding of large organizations, processes, strategy and risk management.

Finance

An understanding of finance, capital markets and financial reporting processes is necessary for a well-rounded Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. In addition, Cigna’s business involves complex financial transactions.

Healthcare and Delivery Systems

As we work to create a sustainable health care ecosystem, the Board values directors with experience on issues related to reducing health costs to patients through provision of care management and the use of innovative delivery system solutions.

Information Technology

Effective information systems and the integrity and timeliness of data we use to serve our customers and health care professionals are integral to the operation of our business. For this reason, the Board benefits from directors with leadership experience related to the development, installation, implementation, security or maintenance of computer systems, applications and digital informatics.

International/Global In furtherance of our Go Global strategy, the Board values directors with leadership experience overseeing non-U.S. operations and working in diverse cultures around the world.

Marketing and Consumer Insights

The Go Deep and Go Individual aspects of our customer-focused strategy support inclusion of directors with leadership experience over marketing, advertising and consumer insight functions. These directors also have experience with product development and brand building, particularly as it focuses on end-user consumers.

Regulated Industry/Public Policy

Our business is highly regulated at the federal, state, local and international levels. For this reason, the Board benefits from directors with experience in regulated industries and public policies to help us identify, assess and respond to new trends in the legislative and regulatory environment.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Other Practices and Policies Related to Director Service

In addition to working to ensure that the Board is comprised of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.

Limits on Public Company Directorships

To ensure each director is able to devote sufficient time and attention to his or her responsibilities as a board member, the Board has established the following limits on outside directorships:

•   Each director who also is a chief executive officer of a public company may not serve on more than one other public company board in addition to Cigna’s Board and the board of his or her employer (for a total of three public company directorships); and

•   Each director who is not a chief executive officer of a public company may serve on no more than four boards of other public companies (for a total of five such directorships).

All of our directors are in compliance with these limits on outside directorships.

Change in Director’s Principal Position	If a director changes his or her principal employment position, that director is required to tender his or her resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.
Mandatory Retirement Age	A director is required to retire no later than the annual meeting of shareholders coinciding with or following his or her 72nd birthday.
Continuing Education for Directors	The Board is regularly updated on Cigna’s businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on Cigna’s Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Corporate Governance Committee, the Board is nominating the seven directors listed below for re-election for one-year terms to expire in April 2018. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees and for each of the directors continuing in office. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees and directors continuing in office possess the qualifications, based on the criteria described above, to provide meaningful oversight of Cigna’s business and strategy.

The Board of Directors unanimously recommends that shareholders vote FOR the nominees listed below.

10	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DAVID M. CORDANI President, Chief Executive Officer and Director of Cigna AGE: 51 DIRECTOR SINCE: 2009 COMMITTEES: Executive

Mr. Cordani has served as Cigna’s Chief Executive Officer since December 2009 and as President since June 2008. He served as Chief Operating Officer from June 2008 until December 2009; President, Cigna HealthCare from 2005 until 2008; and Senior Vice President, Customer Segments & Marketing, Cigna HealthCare from 2004 until 2005. He has been employed by Cigna since 1991. He is a member of the Business Roundtable and serves on the U.S.-India Business Council Board of Directors. In 2016, Mr. Cordani received the Leadership in the Nation’s Interest award from the Committee for Economic Development, a nonprofit, nonpartisan, business-led public policy organization. Mr. Cordani was named one of Fortune Magazine’s Top Business Persons of the Year in 2015. Mr. Cordani received his Bachelor of Business Administration from Texas A&M University and his MBA from the University of Hartford. His current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

General Mills, Inc. (2014-Present)

Business Leader. Mr. Cordani has extensive executive leadership and management experience, including through his current role as President and Chief Executive Officer of Cigna. Mr. Cordani has spearheaded Cigna’s transformation into a leading global health service company, more than doubling the size of the business since 2009. His prior role as Chief Operating Officer also encompassed broad responsibility for Cigna’s global business and corporate functions.

Finance. Mr. Cordani served as Business Financial Officer for Cigna’s healthcare division and in senior roles in corporate accounting and planning. He was formerly a CPA with public accounting experience at Coopers & Lybrand.

Healthcare and Delivery Systems. Mr. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health service company and previously served as President of the Cigna HealthCare business segment. His long tenure with Cigna provides Mr. Cordani with unique perspective of the evolution of the healthcare service sector and the innovation of health delivery models.

Information Technology. Mr. Cordani manages Cigna’s information technology investments in support of business and strategic objectives.

Marketing and Consumer Insights. As Chief Executive Officer, he leads Cigna’s Go Deep, Go Global, Go Individual strategy, to deliver value in more than 94 million customer relationships around the world.

Regulated Industry/Public Policy. Mr. Cordani is actively engaged in public policy related to the highly regulated healthcare industry and other global business markets.

ERIC J. FOSS Chairman, President and Chief Executive Officer of ARAMARK Corporation AGE: 58 DIRECTOR SINCE: 2011 COMMITTEES: Corporate Governance, People Resources

Mr. Foss has been Chairman of the Board of ARAMARK Corporation, a publicly traded provider of food services, facilities management and uniform services, since February 2015, and President and Chief Executive Officer since May 2012. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from 2008 until 2010; President and Chief Executive Officer from 2006 until 2008; and Chief Operating Officer from 2005 until 2006. Mr. Foss received his Bachelor of Science degree from Ball State University. His current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

ARAMARK Corporation (2012-Present)

UDR, Inc. (2003-2015)

The Pepsi Bottling Company (2006-2010)

Business Leader. Mr. Foss has extensive leadership experience through his roles as Chairman, President and CEO of ARAMARK Corporation, combined with his 30-year career at Pepsi Beverages Company and The Pepsi Bottling Group, including his role as Chairman and CEO.

Finance. As Chairman, President and CEO of ARAMARK and as CEO of Pepsi Beverages Company and The Pepsi Bottling Group, his experience includes oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. He led ARAMARK’s initial public offering in 2013 and was instrumental in The Pepsi Bottling Group’s initial public offering and oversaw its acquisition by PepsiCo.

International/Global. Mr. Foss’ responsibilities at ARAMARK, Pepsi Beverages Company and The Pepsi Bottling Group included international business leadership, managing the challenges of operating a global business and strategic planning. At ARAMARK, he has oversight of operations in 20 countries, and throughout his tenure at Pepsi Beverage Company and The Pepsi Bottling Group, had responsibilities for global operations including international assignments.

Marketing and Consumer Insights. Mr. Foss’ service as CEO of Pepsi Beverages Company and The Pepsi Bottling Group provided him experience as an executive officer of a consumer oriented company.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

ISAIAH HARRIS, JR. Former President and Chief Executive Officer of AT&T Advertising & Publishing — East AGE: 64 DIRECTOR SINCE: 2005 COMMITTEES: Executive (Chair)

Mr. Harris has served as Cigna’s Chairman of the Board since December 2009 and served as Vice-Chairman of the Board from July 2009 through December 2009. Mr. Harris served as President and Chief Executive Officer of AT&T Advertising & Publishing — East (formerly BellSouth Advertising & Publishing Group), a communications services company, from 2005 until his retirement in 2007; as President, BellSouth Enterprises, Inc. from 2004 until 2005 and as President, Consumer Services, BellSouth Corporation from 2000 until 2004. Mr. Harris has served as an Independent Trustee of Wells Fargo Advantage Funds, a provider of mutual funds, since 2008. Mr. Harris was nominated as NYSE 2014 Chairman of the Year. Mr. Harris received his Bachelor of Science degree from Iowa State University and his MBA from the University of Minnesota. His current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

Deluxe Corporation (2004-2011)

Business Leader. In his executive business leadership roles, including as CEO of AT&T Advertising and Publishing, Mr. Harris managed large organizations, developed and executed business strategies and led transformational change initiatives in both domestic and international operations.

Finance. Mr. Harris’ extensive finance experience includes 19 years of corporate finance and operational experience in multi-national organizations, including as Vice President of Finance, BellSouth Corporation, preceded by 13 years as a CPA with KPMG LLP. Through service on the board of directors of Deluxe Corporation, a provider of customized products and services including financial services and direct checks, and as a trustee of Wells Fargo Advantage Funds, he has insight into financial services-related issues.

Marketing and Consumer Insights. Throughout his career with AT&T Advertising & Publishing, and particularly as President, Consumer Services, BellSouth Corporation (2000 to 2004), Mr. Harris focused on marketing communication services to end-user consumers.

Regulated Industry/Public Policy. Throughout his career at AT&T Advertising & Publishing, Mr. Harris navigated a heavily regulated and dynamic legal environment.

JANE E. HENNEY, M.D.

Former Senior Vice President, Provost and Professor of Medicine, University of Cincinnati College of Medicine

AGE: 69

DIRECTOR SINCE: 2004

COMMITTEES: Corporate Governance (Chair), Executive, People Resources

Dr. Henney was appointed to the position of Home Secretary of the National Academy of Medicine, a division of The National Academies of Sciences designed to advise the nation on health issues, in April 2014. Dr. Henney served as a Professor of Medicine at the University of Cincinnati College of Medicine, an educational institution, from 2008 until 2012. She served as Senior Vice President and Provost, Health Affairs at the University of Cincinnati Academic Health Center from 2003 until 2008. Appointed by President Bill Clinton, Dr. Henney served as the first female U.S. Commissioner of Food and Drugs from 1998 to 2001. She has served as Lead Independent Director of AmerisourceBergen Corporation, a publicly traded bio-pharmaceutical company, since March 2016. Dr. Henney has also served on the China Medical Board since 2004. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2012” member. Dr. Henney is also an NACD Board Leadership Fellow. Dr. Henney received her Bachelor of Science degree from Manchester College and her Doctor of Medicine from Indiana University. Her current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

AmerisourceBergen Corporation (2002-Present)

Cubist Pharmaceuticals, Inc. (2012-2015)

AstraZeneca PLC (2001-2011)

Healthcare and Delivery Systems. Dr. Henney’s positions as Medical Doctor, Home Secretary of the National Academy of Medicine, Commissioner of Food and Drugs, and Executive of Academic Health Center provide her with direct experience regarding emerging health care issues and complex health delivery systems.

Regulated Industry/Public Policy. As former Commissioner of Food and Drugs and Home Secretary of the National Academy of Medicine, Dr. Henney has extensive insight into the highly regulated health industry in the U.S. and abroad.

12	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

ROMAN MARTINEZ IV Private Investor AGE: 69 DIRECTOR SINCE: 2005 COMMITTEES: Audit (Chair), Executive, Finance

Mr. Martinez has been a private investor since 2003. In 2003, he retired as Managing Director of Lehman Brothers, an investment banking firm, following a 31-year career with the firm. He has served on the Board of Trustees of New York Presbyterian Hospital since 1996. Mr. Martinez received his Bachelor of Science degree from Boston College and his MBA from the Wharton School of the University of Pennsylvania. His current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

Orbital ATK, Inc. (2015-Present)

Alliant Techsystems, Inc. (2004-2015)

Finance. Mr. Martinez has over ten years of experience as a private investor and serves on the Investment Committees of several non-profit organizations. He previously served on the Investment Advisory Council of the State of Florida, which provides independent oversight of the Florida Retirement System funds and other state funds, which aggregated in excess of $150 billion. He has extensive experience in investment banking through his 31-year tenure with Lehman Brothers where he was involved in a broad spectrum of U.S. and international investment banking activities covering financing, mergers and acquisitions and restructuring advisory assignments as well as financing transactions for governments and corporations.

Healthcare and Delivery Systems. Through his over 15 years serving on the Board of Trustees of New York Presbyterian Hospital, Mr. Martinez developed insights into the issues facing health care systems in a rapidly changing environment, including the provision of care management and delivery systems.

DONNA F. ZARCONE President and Chief Executive Officer of The Economic Club of Chicago AGE: 59 DIRECTOR SINCE: 2005 COMMITTEES: Audit, Finance

Ms. Zarcone has been the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, since February 2012. She served as Interim President of The Economic Club of Chicago from October 2011 until February 2012 and as President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, insurance and credit card programs and a wholly owned subsidiary of Harley-Davidson, Inc., from 1998 until 2006. She also served as Chairman of the Board of Eaglemark Savings Bank, a financial services provider, from 2002 to 2006. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2012” member. Ms. Zarcone is also an NACD Board Leadership Fellow. Ms. Zarcone received her Bachelor of Science degree from Illinois State University and her MBA from the University of Chicago Graduate School of Business. Her current term as a Director expires in 2017.

Other Public Company Directorships:

CDW Corporation (2011-Present)

The Jones Group (2007-2012)

Finance. As an executive at Harley-Davidson Financial Services and as the Chairman of the Board of Eaglemark Savings Bank, an FDIC-regulated entity, Ms. Zarcone oversaw end-user consumer financial services matters. She is also a certified public accountant. As President and CEO of The Economic Club of Chicago, she monitors social and economic issues facing the U.S. and global markets.

Marketing and Consumer Insights. As President of Harley-Davidson Financial Services, Ms. Zarcone oversaw direct marketing initiatives to end-user consumers for a portfolio of financial products. As head of Enthusiast Services at Harley-Davidson, she oversaw brand loyalty initiatives. As a director of The Jones Group, a designer, marketer and wholesaler of branded clothing, she focused on end-user consumer-related issues.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	13

CORPORATE GOVERNANCE MATTERS

WILLIAM D. ZOLLARS Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc. AGE: 69 DIRECTOR SINCE: 2005 COMMITTEES: People Resources (Chair), Executive, Corporate Governance

Mr. Zollars served from 1999 to 2011 as Chairman, President and Chief Executive Officer of YRC Worldwide, Inc., a holding company whose subsidiaries provide regional, national and international transportation and related services. Prior to that, Mr. Zollars was President of Yellow Transportation, Inc., from September 1996 through November 1999. From 1994 to 1996, he was Senior Vice President of Ryder Integrated Logistics. He also held various executive positions with Eastman Kodak. Mr. Zollars received his Bachelor of Arts degree from the University of Minnesota. His current term as a Director of Cigna expires in 2017.

Other Public Company Directorships:

Cerner Corporation (2005-Present)

ProLogis Trust (2001-2010; 2011-Present)

YRC Worldwide, Inc. (1999-2011)

Business Leader. Mr. Zollars’ role as Chairman, President and Chief Executive Officer of YRC Worldwide and various executive leadership positions with Yellow Transportation, Ryder Integrated Logistics and Eastman Kodak provided him extensive senior leadership experience.

Finance. As Chairman, President and CEO of YRC Worldwide, Mr. Zollars had oversight of financial operations, merger and acquisition activities and corporate restructurings and led YRC’s comprehensive recovery plan to reduce cost structure and improve operating results, cash flow from operations, liquidity and financial condition.

Healthcare and Delivery Systems. As a director of Cerner, a supplier of health care information technology, he focuses on issues facing the healthcare industry, particularly health information technology.

International/Global. As President and CEO of YRC, Mr. Zollars oversaw global operations and strategic planning and, throughout his YRC tenure, undertook international assignments.

14	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DIRECTORS WHO WILL CONTINUE IN OFFICE

JOHN M. PARTRIDGE Former President of Visa, Inc. AGE: 67 DIRECTOR SINCE: 2009 COMMITTEES: Finance (Chair), Executive, People Resources

Mr. Partridge served as President of Visa, Inc., a publicly traded consumer credit company, from 2009 until 2013 and as Chief Operating Officer from 2007 to 2009. He joined Visa USA in October 1999 and served as President and Chief Executive Officer of Inovant (a Visa subsidiary) from 2000 to 2007 and as Interim President of Visa USA in 2007. From 1998 until joining Visa USA, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., a publicly traded disability insurance company. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., a commercial banking, insurance and investment banking company, where he was responsible for consumer banking, technology and operations. Prior to joining Credicorp Inc., Mr. Partridge held various management positions with Wells Fargo Bank. Since October 2015, Mr. Partridge has served as an operating partner of Corsair Capital, a private equity firm focused on the financial services industry. Mr. Partridge received his Bachelor of Science degree from the University of California. His current term as a Director of Cigna expires in 2018.

Other Public Company Directorships:

Global Payments, Inc. (2013-Present)

Business Leader. Mr. Partridge has extensive senior leadership experience through his positions with Visa, Inc., Visa USA, Inovant, Unum and Credicorp.

Finance. As President and CEO of Inovant, he had direct oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As President of Visa, he was involved with financial oversight and reporting and strategic transactions. His responsibilities at Credicorp provided significant financial services experience.

Information Technology. Mr. Partridge has experience managing and overseeing information technology investments in support of business objectives which he gained through each of his executive leadership positions, including as Chief Information Officer of Unum and as a director of Global Payments, a provider of electronic transaction processing services. As President of Inovant, he oversaw Visa’s electronic payment processing service.

International/Global. As President of Visa, Mr. Partridge’s responsibilities included international business leadership. He also serves as a director of a large public company with extensive international operations. His responsibilities with Credicorp included international assignments.

Marketing and Consumer Insights. Through his tenure with Visa, Mr. Partridge focused heavily on consumer credit and oversaw marketing, product, client service, support and processing services. As Executive Vice President of Credicorp, his responsibilities included consumer banking.

JAMES E. ROGERS Former Chairman, President and Chief Executive Officer of Duke Energy Corporation AGE: 69 DIRECTOR SINCE: 2007 COMMITTEES: Audit, Finance

Mr. Rogers served as Chairman of Duke Energy Corporation, a publicly traded electric power company, from 2007 until 2013 and as the President and Chief Executive Officer from 2006 until 2013. Since October 2016, Mr. Rogers has served as a senior operating partner of Stonepeak Infrastructure Partners, a private equity firm focused on infrastructure investments. He co-founded and has served as Chairman of Brightlight Foundation, a non-profit provider of globally accessible and affordable energy solutions, since 2011. He was formerly the Chairman, President and Chief Executive Officer of CINERGY Corp. (which merged with Duke Energy Corporation in 2006) from 1994 until 2006. Mr. Rogers received his Bachelor of Business Administration from Emory University and his juris doctor from the University of Kentucky. His current term as a Director of Cigna expires in 2018.

Other Public Company Directorships:

Duke Energy Corporation (2007-2013)

Applied Materials, Inc. (2008-2015)

CINERGY Corp. (2000-2005)

Fifth Third Bancorp (1995-2009)

Business Leader. Mr. Rogers has extensive senior leadership experience through his positions with Duke Energy and in the utility industry for 25 years. Over the course of his career, he served on the boards of eight Fortune 500 companies.

Finance. As President and CEO of Duke Energy, he had oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As a director of Fifth Third Bancorp, a regional banking corporation, Mr. Rogers developed expertise in several facets of commercial and consumer financial services.

Regulated Industry/Public Policy. Throughout his career at Duke Energy and CINERGY, Mr. Rogers operated in a heavily regulated environment and oversaw and implemented strategic policy initiatives. Before his corporate career, he served as the Deputy General Counsel for the Federal Energy Regulatory Commission and as a partner in the law firm of Akin Gump Strauss Hauer & Feld in Washington, D.C.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	15

CORPORATE GOVERNANCE MATTERS

ERIC C. WISEMAN Executive Chairman of VF Corporation AGE: 61 DIRECTOR SINCE: 2007 COMMITTEES: Finance, People Resources

Mr. Wiseman has served as Executive Chairman of VF Corporation, a publicly traded apparel and footwear company, since August 2008 and has served on its board since 2006. He served as Chief Executive Officer from January 2008 until December 2016 and President from 2006 until June 2015. He served as Chief Operating Officer of VF Corporation from 2006 to 2008; Executive Vice President, Global Brands from 2005 to 2006; Vice President and Chairman, Sportswear and Outdoor Coalitions from 2004 until 2005; and Vice President and Chairman, Global Intimates and Sportswear Coalition from 2003 until 2004. Mr. Wiseman received his Bachelor of Science degree and MBA from Wake Forest University. His current term as a Director of Cigna expires in 2018.

Other Public Company Directorships:

VF Corporation (2006-Present)

Lowe’s Companies, Inc. (2011-Present)

Business Leader. Mr. Wiseman has extensive senior leadership experience through his positions with VF Corporation.

Finance. As Chairman and CEO of VF Corporation, he has had oversight of financial operations, merger and acquisition activities and corporate restructurings.

International/Global. Through leadership positions at VF Corporation, Mr. Wiseman oversaw operations and product sales in over 150 countries. Prior to joining VF Corporation, he held executive leadership roles at Sara Lee Corporation that included international business leadership and international assignments.

Marketing and Consumer Insights. Through leadership roles at VF Corporation, Mr. Wiseman oversaw marketing of a variety of brands through all channels of distribution, both domestically and internationally. As a director of Lowe’s, a retail home improvement and appliances company, he focuses on end-user consumer-related issues.

Corporate Governance Policies and Practices

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity, shareholder confidence and attractive performance. The Corporate Governance Committee annually reviews Cigna’s governance program based on, among other things, developments in corporate governance, shareholder engagement, legal or regulatory actions, proxy advisory firm positions, Securities and Exchange Commission (SEC) guidance and New York Stock Exchange (NYSE) requirements. In 2015, the Board and the Corporate Governance Committee conducted a thorough review of its governance practices and developed a set of Board Corporate Governance Guidelines (the Guidelines). The Guidelines set forth the key governance principles that guide the Board. The Guidelines, together with the charters of the Audit, Corporate Governance, Finance, People Resources and Executive Committees, provide a framework of policies and practices for our effective governance.

The Board and the Corporate Governance Committee review the Guidelines, and the committees review their respective charters, at least annually and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at www.cigna.com/about-us/corporate-governance/ and are available to any shareholder who requests a copy.1

Corporate Governance Highlights

•    Independent board of directors with diversity in composition, skills and experience

•    Independent Chairman of the Board

•    Regular executive sessions of the Board and its committees

•    Director elections by majority voting

•    Annual election of all directors beginning in 2018

•    Separate Code of Business Conduct and Ethics for the Board

•    Independent Audit, Corporate Governance, Finance and People Resources Committees

•    Annual self-evaluations of the Board, its committees and individual directors, including periodic independent third party assessments

•    Majority of director compensation delivered in Cigna common stock

•    Meaningful stock ownership guidelines for directors

1 The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

16	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DIRECTOR INDEPENDENCE

Cigna believes in the importance of a board comprised largely of independent, non-employee directors. The current Board includes nine non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Cigna’s independence standards. Cigna’s independence standards, which are detailed in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.

To be independent under Cigna and NYSE standards, the Board must affirmatively determine that a director has no material relationships with the Company directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its assessment, the Board considers all relevant facts and circumstances, including the nature of transactions with such organizations and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets). The Board also considers that, in the ordinary course of its business, the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors.

Based on its review of director relationships, the Board has affirmatively determined that there are no material relationships between the non-employee directors and the Company and all non-employee directors (Dr. Henney, Ms. Zarcone and Messrs. Foss, Harris, Martinez, Partridge, Rogers, Wiseman and Zollars, as well as former director Ms. Gass) are independent as defined in both Cigna’s Guidelines and the NYSE listing standards. In addition, at the committee level, all committee members are independent and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.

BOARD LEADERSHIP STRUCTURE

The Board is committed to the long-term growth of the business and the successful execution of our mission to improve the health, well-being and sense of security of the people Cigna serves around the globe. To fulfill its responsibilities to our shareholders, Cigna’s Board, both directly and through its committees, regularly engages with management, ensures management accountability and reviews the most critical issues that face Cigna. The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its shareholders and, as a result, regularly evaluates and adapts its composition, role and relationship with management.

Independent Chairman of the Board

We currently separate the roles of the Chairman of the Board and CEO. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. We believe that having an independent Chairman assists in ensuring independent oversight of the Company and the management team. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure best suits Cigna’s needs at this time.

In February 2015, the Board re-elected Isaiah Harris, Jr. to serve as our independent Chairman. The Board elects the Chairman to a three-year term, expiring at the annual meeting occurring at the end of the third year. Mr. Harris’ current term as Chairman will expire in April 2018. The full Board evaluates the Chairman’s performance on an annual basis as part of the annual Board evaluation.

Chairman Responsibilities

•    Serve as principal representative of the Board

•    Facilitate discussion among independent directors on key issues

•    Preside over Board and shareholder meetings

•    Advise the CEO on issues of concern for the Board

•    Develop agenda for Board meetings, in consultation with the CEO and other directors

•    Act as liaison between Board and management

•    Lead the Board in CEO succession planning

•    Engage in the director recruitment process

•    Represent the Company in interactions with external stakeholders, at the direction of the Board

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	17

CORPORATE GOVERNANCE MATTERS

Access to Management and Advisors

A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer supports the Audit and Finance Committees; the General Counsel supports the Corporate Governance Committee; and the Executive Vice President – Human Resources and Services supports the People Resources Committee. These executive officers attend committee and Board meetings and work with their respective committee chair to assist in setting and developing meeting agendas and materials. Committee chairs communicate frequently with executive officers and other members of management between scheduled Board meetings with respect to committee issues and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.

The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.

BOARD EVALUATIONS AND BOARD EFFECTIVENESS

Evaluation Process

A meaningfully designed director evaluation process allows the Board to gain insights into the effectiveness of the Board, its committees and its individual members, with the goal of enhancing Board performance and, as a result, increasing shareholder value. Cigna’s Board is committed to ongoing improvement and the evaluation process is an important vehicle that fosters and supports effectiveness. Our board evaluations are designed to solicit input and perspective on various matters, including:

•	board leadership structure;

•	board configuration, including size, diversity and skillset;

•	board dynamics, including individual director preparation and participation;

•	governance policies and practices;

•	strategy and risk oversight;

•	interaction with management; and

•	progress achieved against prior year evaluation initiatives.

As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. Annually, the Corporate Governance Committee and the Chairman of the Board determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective. In 2016, each director was interviewed by either the Chair of the Corporate Governance Committee or the Chairman of the Board. In addition, the Board was able to submit anonymous written feedback to the Corporate Secretary.

The Chair of the Corporate Governance Committee summarizes the feedback from the individual director interviews in a report for the Chairman of the Board and each of the Committee Chairs. The Chair of the Corporate Governance Committee and the Chairman of the Board then present the report to the full Board for review, discussion and determination of action items. The chairs of each committee lead a similar self-assessment discussion for their particular committee.

From time to time, the Board has engaged an independent third party to conduct the Board evaluation, most recently in 2014. The Corporate Governance Committee and Board have agreed to use an independent third party to facilitate the Board evaluation process approximately every three to five years, or on an as needed basis.

The results of the evaluation process have confirmed the Board’s belief that the Board and committees are operating effectively.

Board Refreshment and Succession Planning

The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees and for making recommendations to the full Board on these matters. On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process regarding the specific backgrounds, skills and experiences that would contribute to overall Board and committee effectiveness. In addition, the Corporate Governance Committee identifies future needs of the Board and its committees in light of the Company’s strategic direction, the Board’s tenure and the diversity, skills and qualifications of directors who are expected to retire in the future.

18	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

RESPONSIBILITIES OF THE BOARD

Board Oversight of Risk and Enterprise Risk Management

The Board of Directors has the ultimate responsibility for risk oversight under Cigna’s risk management framework. The Board executes its duty both directly and through its Audit, Corporate Governance, Finance and People Resources Committees. The Audit Committee oversees Cigna’s enterprise risk management (ERM) framework. ERM is a Company-wide initiative that involves the Board, Cigna’s management, Cigna’s Chief Risk Officer and General Auditor (CRO) and internal audit function in an integrated effort to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks. The CRO meets with the

Audit Committee regularly during its executive sessions and reports to the Board at least annually.

Cigna has implemented practices so that the Board and its committees are regularly briefed on issues related to the Company’s risk profile. These reports are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These reports address strategic, operational, financial reporting, succession and compensation, cyber-security, compliance, reputational, governance and other risks, as appropriate.

The Board, including its committees, oversees risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session and with key management personnel and representatives of outside advisors as necessary.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board	Strategic, financial and execution risks and exposures associated with Cigna’s business strategy, including impact of changes to laws and regulations, significant litigation and regulatory exposures and other current matters that may present material risk to financial performance, operations, infrastructure, plans, prospects, reputation, acquisitions and divestitures.
Audit Committee	In addition to overseeing Cigna’s ERM framework, oversees risks related to the Company’s financial statements, the financial reporting process, accounting, cyber-security and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program.
Corporate Governance Committee	Oversees risks and exposures associated with director succession planning, corporate governance and overall Board effectiveness. Also oversees the Company’s risks related to political and charitable contributions. In exercising this oversight, the Corporate Governance Committee reviews and discusses financial contributions to such organizations.
Finance Committee	Oversees the Company’s deployment of capital, technology and investment-related initiatives. In exercising this oversight, the Finance Committee regularly reviews and discusses the technology, financial market and capital management risks that are monitored through the Company’s ERM process.
People Resources Committee	Oversees compensation related-risks and management succession planning. For additional information regarding the People Resources Committee’s role in evaluating the impact of risk on executive compensation, see page 49 of the Compensation Discussion & Analysis.

Oversight of Business Strategy

Our directors provide unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics and the competitive landscape. As part of its oversight of business strategy, the Board:

•	Formally reviews Cigna’s annual and longer-term strategic plan, financial targets and strategies for achieving those targets;

•	Regularly reviews and assesses Cigna’s results of operations, financial performance, prospects and competitive position;
•	Regularly discusses external factors that affect the Company, such as regulatory developments and trends impacting the health care industry generally;

•	Regularly reviews our performance compared to our competitors; and

•	Regularly evaluates potential strategic alternatives relating to Cigna and our business, including possible acquisitions, divestitures and business combinations.

Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning, including for the CEO

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	19

CORPORATE GOVERNANCE MATTERS

role. With the assistance of the People Resources Committee, the Board reviews and approves regular and emergency succession plans. The People Resources Committee is responsible for overseeing the Company’s policies and processes for people development in general. In fulfilling that responsibility, the People Resources Committee considers an annual review of executive officers and key senior management presented by the CEO, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. This assessment is presented to and reviewed by the full Board.

Shareholder Interests

The Board oversees the Company’s shareholder engagement practice. Currently, senior management and the Investor Relations team regularly meet with shareholders and respond to their questions and feedback throughout the year. The Office of the Corporate Secretary engages with shareholders on issues related to corporate governance, executive compensation and social responsibility.

In addition, the Board has adopted a number of practices that align the interests of the directors with those of the shareholders, including:

•	A director compensation program whereby a majority of compensation is delivered in common stock;

•	Robust stock ownership requirements for directors; and

•	No shareholder rights plan and, at this time, the Board has no intention of adopting such a plan.

BOARD MEETINGS AND COMMITTEES

In 2016, the Board held eight meetings and the committees of the Board held a total of 26 meetings. At all meetings held in 2016, the independent members of the Board met in executive session. As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board. Each committee also met in executive session on a regular basis in connection with their respective meetings.

Each director attended more than 75% of the aggregate of all meetings of the Board and committees on which he or she served during 2016. During 2016, Board and committee attendance averaged 94% for the Board as a whole. In addition to formal Board meetings, the Board engages with management regularly throughout the year.

The Board encourages directors to attend the annual meeting of shareholders. Ten directors attended the 2016 annual meeting: Dr. Henney, Ms. Gass and Ms. Zarcone and Messrs. Cordani, Foss, Martinez, Partridge, Wiseman, Zollars and Harris, who chaired the meeting. All directors are expected to attend the Annual Meeting in 2017.

The Board has five committees: Executive, Audit, Corporate Governance, Finance and People Resources. Complete copies of the committee charters are available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/.

The composition of the Audit, Corporate Governance, Finance and People Resources Committees is set forth below.

	Audit*	Corporate Governance	Finance	People Resources
Eric J. Foss		✓		✓
Jane E. Henney, M.D.		Chair		✓
Roman Martinez IV	Chair #		✓
John M. Partridge			Chair	✓
James E. Rogers	✓ #		✓
Eric C. Wiseman			✓	✓
Donna F. Zarcone	✓ #		✓
William D. Zollars		✓		Chair
Meetings in 2016	9	5	5	7

✓	Committee member

#	Designated “audit committee financial expert” as defined in the SEC rules.

*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards.

The Executive Committee may exercise the power and authority of the Board as specifically delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Harris is Chairman of the Executive Committee and Dr. Henney and Messrs. Cordani, Martinez, Partridge and Zollars serve on the Executive Committee. In 2016, the Board of Directors did not delegate any actions to the Executive Committee and, therefore, the Executive Committee did not meet in 2016.

20	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Committee	Responsibilities
Audit Committee

•  Assesses the qualification and independence of, appoints, compensates, oversees the work of and removes, if appropriate, Cigna’s independent registered public accounting firm.

•  Represents and assists the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls and the integrity of financial statements.

•  Reviews annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies with management and, if appropriate, the independent registered public accounting firm.

•  Oversees compliance with material legal and regulatory requirements, including those that apply to federal and state health care programs.

•  Oversees the Company’s enterprise risk management program and internal audit function and advises the Board on financial and enterprise risks, including risks related to the security of information technology systems.

•  Maintains procedures for and reviews the receipt, retention and treatment of complaints and concerns regarding accounting, controls, auditing, reporting and disclosure matters.

Corporate Governance Committee

•  Reviews, advises and reports to the Board on the Board’s membership, structure, organization, governance practices and performance, as well as shareholder engagement activities.

•  Assists the Board in the oversight and governance of director succession plans.

•  Reviews committee assignments and director independence.

•  Oversees director nomination and compensation and develops specific director recruitment criteria.

•  Oversees communications with external stakeholders, including shareholders.

•  Oversees corporate political and charitable contributions.

Finance Committee

•  Oversees the structure and use of Cigna’s capital.

•  Oversees Cigna’s long-term financial objectives and progress against those objectives.

•  Reviews Cigna’s strategic operating plan and budget.

•  Oversees Cigna’s investment strategy and sets investment policies and guidelines.

•  Oversees information technology strategy and execution.

People Resources Committee

•  Oversees the policies and processes for people development and assessments of executive officers and key senior management and assists the Board in developing and evaluating executive officer succession plans.

•  Establishes company goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those established goals and objectives, and based on this evaluation, recommends the CEO’s compensation to the independent members of the Board for approval.

•  Reviews and approves compensation targets, base salaries, cash and equity-based incentive compensation payments and arrangements, severance, and other compensation and benefits arrangements for any current or prospective executive officers other than the CEO, subject to required Board or shareholder approvals.

•  Establishes performance measures and goals and assesses whether these goals are met for awards under short-term and long-term cash-based and equity-based compensation plans.

•  Reviews and monitors the Company’s diversity program.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	21

CORPORATE GOVERNANCE MATTERS

CODES OF ETHICS

Cigna is committed to conducting business in accordance with the highest standards of integrity, legal compliance and ethical conduct. In 2015, at the recommendation of the Corporate Governance Committee, the Board adopted a Director Code of Business Conduct and Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. The Board believes that having a separate code of conduct for the Board meaningfully enhances Cigna’s governance framework by making Board-specific policies clearer, while also addressing general shareholder concerns over transparency of company and board practices.

All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with Cigna’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, insider trading and adherence to laws and regulations affecting the conduct of Cigna’s business.

ANNUAL POLITICAL CONTRIBUTIONS AND LOBBYING ACTIVITY REPORT

Cigna is committed to transparency and strives to provide clarity about our goals and positions related to the Company’s federal and state lobbying and advocacy efforts as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. Cigna has regularly engaged with shareholders to gain feedback regarding desired political contribution disclosure and published its first annual political contributions and lobbying activity report in 2011. The initial report provided information about Cigna’s political contributions, lobbying activities, trade association affiliations and related matters. Since then, we have significantly enhanced this report to incorporate subsequent input from shareholders and to provide greater clarity on our overall lobbying framework, including the areas in which we focus our advocacy efforts and why we believe active engagement in the public policy arena is necessary to support the achievement of our mission, the success of our business and the well-being of our customers. The report also provides information about: (1) direct political contributions that Cigna makes at a corporate level; (2) contributions that Cigna makes through the Cigna Political Action Committee; and (3) the total amount of dues paid to any industry trade association to which Cigna pays $50,000 or more in annual dues, as well as the portion of any such dues that such trade associations inform us are allocable to any non-deductible lobbying expenses. The Corporate Governance Committee provides guidance and oversees Cigna’s political and lobbying activities. The Company updates the report annually and we encourage you to review our 2016 report which is available on Cigna’s website at www.cigna.com/about-us/corporate-governance/.

CORPORATE RESPONSIBILITY REPORT

As a global health service company with the mission of helping improve the health, well-being and sense of security of the people we serve, Cigna strongly believes that its success depends on earning trust through responsible business practices, corporate citizenship and providing superior services that meet our customers’ individual needs. Inspired by this mission, Cigna works to positively impact the health of people, communities and the environment. Cigna annually publishes a Corporate Responsibility Report highlighting our corporate responsibility goals and initiatives. The Corporate Responsibility Report is presented to the Corporate Governance Committee, which reviews the report with the Board. We encourage our shareholders to review our most current report which is available on Cigna’s website at www.cigna.com/about-us/corporate-responsibility/report/.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Cigna has not adopted a written policy concerning review, approval or ratification of related person transactions. Cigna compiles information about transactions between Cigna and Cigna’s directors, director nominees and executive officers and any immediate family members and affiliated entities identified by directors, director nominees and executive officers as having any form of relationship with Cigna. Cigna’s Office of the Corporate Secretary analyzes the nature of any transaction to determine whether the transaction may require disclosure under SEC rules as a related person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company, and presents its assessment to the full Board of Directors.

Based on this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

The People Resources Committee is comprised of the five independent directors listed on page 20. There are no compensation committee interlocks.

22	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Non-Employee Director Compensation

OVERVIEW

Cigna’s director compensation program is designed to attract and retain highly qualified independent directors, by addressing the time, effort, expertise and accountability required of active board membership. The Board believes that the current director compensation program:

•	aligns with shareholder interests because it includes a significant equity-based compensation component, the value of which is tied to Cigna’s stock price; and

•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Corporate Governance Committee’s charter provides that it will periodically review director compensation and assist the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee may from time to time engage a compensation consultant to assist in its review of director compensation.

DIRECTOR COMPENSATION PROGRAM

The Corporate Governance Committee reviews Cigna’s non-employee director compensation program on an annual basis. In October 2011, the Corporate Governance Committee engaged an independent compensation consultant to assist in the Committee’s review of director compensation amount and pay mix. As a result of that review, the Board, upon recommendation from the Corporate Governance Committee, approved the current director compensation program, effective as of January 2012. The Board has not increased compensation since that time.

In 2016, the Board and the Corporate Governance Committee reviewed the director compensation program and did not make any changes. As part of this review, the Corporate Governance Committee reviewed benchmarking data from the Company’s compensation peer group (as described on page 33), as well as the top 200 companies of the S&P 500, to ensure that its pay practices were competitive and aligned with those companies against which we compete for talent.

The following chart summarizes the retainer compensation provided to directors for their service on Cigna’s Board and each committee on which they serve. A director who also is an employee of the Company does not receive payment for service as a director. The CEO is the only employee who currently serves as a director. There is no retainer for service on the Executive Committee. In addition to the Board retainer, the Chairman of the Board receives $225,000 in cash for his service as Chairman. Payments are made in equal, quarterly installments.

RETAINER TYPE	ANNUAL AMOUNT	METHOD OF PAYMENT
Board	$275,000	Cigna common stock ($180,000) Cash ($95,000)
Committee chair	$15,000	Cash
Committee member	$10,000	Cash

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	23

CORPORATE GOVERNANCE MATTERS

Deferral of Payments

Under the Deferred Compensation Plan of 2005 for Directors of Cigna Corporation (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a Cigna stock fund and several other funds selected from those offered to all Cigna employees under the Cigna 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.

Stock Ownership Guidelines

Cigna requires directors to maintain a stock ownership level of at least $500,000 in value of Cigna common stock, which is more than five times the annual Board cash retainer. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units and hypothetical shares of Cigna common stock held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance. As of December 31, 2016, all of the directors are in compliance with the stock ownership guidelines.

Financial Planning and Matching Charitable Gift Programs

Directors may participate in the same financial planning and tax preparation program available to Cigna executive officers. Under this program, Cigna will make direct payments or reimburse directors for financial planning services that are provided by firms designated by Cigna and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.

Directors also may participate in the matching charitable gift program available to Cigna employees, under which Cigna will make a matching charitable gift of up to $5,000 annually. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.

Insurance Coverage

Cigna provides each director on the same basis as employees and at no cost to the director, group term life insurance coverage equal to the annual Board retainer ($275,000 during 2016), and business travel accident insurance coverage equal to three times the annual Board retainer ($825,000 during 2016).

Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines, and various other insurance programs available on a broad basis to Cigna employees. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel and security assistance, also is available to Cigna executive officers and certain other Cigna employees who frequently travel abroad for business.

In addition, Cigna provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by Cigna. These directors may also participate for two years following separation from service in the medical care programs currently offered by Cigna to retired employees, with premiums paid by the director on an after-tax basis.

24	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DIRECTOR COMPENSATION TABLE FOR 2016

The table below includes information about the compensation paid to non-employee directors in 2016. Mr. Cordani, the only Company employee on the Board of Directors, does not receive any director compensation for his Board service.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS	ALL OTHER COMPENSATION	TOTAL COMPENSATION
NAME	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Eric J. Foss	115,000	180,000	365	295,365
Michelle D. Gass(1)	115,000	180,000	365	295,365
Isaiah Harris, Jr.	320,000	180,000	918	500,918
Jane E. Henney, M.D.	120,000	180,000	6,157	306,157
Roman Martinez IV	120,000	180,000	1,320	301,320
John M. Partridge	120,000	180,000	5,365	305,365
James E. Rogers	115,000	180,000	766	295,766
Eric C. Wiseman	115,000	180,000	766	295,766
Donna F. Zarcone	115,000	180,000	6,263	301,263
William D. Zollars	120,000	180,000	1,017	301,017

(1)	Ms. Gass resigned from the Board of Directors on February 21, 2017.

Fees Earned or Paid in Cash (Column (b))

•	In addition to the annual cash retainer for Board service received by each director:

•	Dr. Henney and Messrs. Martinez, Partridge and Zollars each served as a committee chair and as a member of another committee.

•	Ms. Gass, Ms. Zarcone and Messrs. Foss, Rogers and Wiseman each served as a member of two committees.

•	Mr. Harris served as Chairman of the Board.

•	Director fees listed in this column may be deferred by directors under the Deferral Plan (see Deferral of Payments as described on page 24).

Stock Awards (Column (c))

Column (c) lists the aggregate grant date fair value of Cigna common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Cigna applies for financial statement reporting purposes as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (disregarding any estimates for forfeitures). Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See Director Ownership below for amounts and a description of equity-based awards outstanding as of December 31, 2016.

All Other Compensation (Column (d))

Column (d) includes:

•	reinvested dividends on certain share equivalent awards and on deferred Cigna common stock, and dividends paid in cash on restricted stock units, as described below under Director Ownership;

•	matching charitable awards made by Cigna as part of its matching gift program (also available on a broad basis to Cigna employees) in the amount of $5,000 each for Dr. Henney, Ms. Zarcone and Mr. Partridge; and

•	the dollar value of Company-paid life insurance premiums for all directors.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	25

CORPORATE GOVERNANCE MATTERS

DIRECTOR OWNERSHIP

The table shows Cigna securities held by each non-employee director as of December 31, 2016. The value of these securities was calculated using $133.39, which was Cigna’s closing stock price on December 30, 2016.

NAME	COMMON STOCK (a)	DEFERRED COMMON STOCK (b)	RESTRICTED STOCK UNITS (c)	HYPOTHETICAL SHARES OF COMMON STOCK (d)	TOTAL OWNERSHIP (e)	TOTAL OWNERSHIP VALUE (f)
Eric J. Foss	12,373	—	—	—	12,373	$1,650,434
Michelle D. Gass	4,109	—	—	—	4,109	$548,100
Isaiah Harris, Jr.	1,356	—	13,500	23,249	38,105	$5,082,826
Jane E. Henney, M.D.	2,596	—	13,500	19,024	35,120	$4,684,657
Roman Martinez IV	9,496	21,740	13,500	15,419	60,155	$8,024,075
John M. Partridge	32,227	—	—	—	32,227	$4,298,760
James E. Rogers	—	36,480	—	10,632	47,112	$6,284,270
Eric C. Wiseman	4,200	11,077	—	2,987	18,264	$2,436,235
Donna F. Zarcone	5,971	7,190	13,500	2,796	29,457	$3,929,269
William D. Zollars	2,327	—	13,500	9,782	25,609	$3,415,985

Deferred Common Stock (Column (b))

Column (b) includes the equity portion of the 2016 and any previous year’s Board retainer granted in Cigna common stock or deferred stock units that have been deferred under the Deferral Plan.

Restricted Stock Units (Column (c))

Column (c) includes restricted stock units that were issued in April 2014 upon the cancellation and exchange of 13,500 restricted share equivalents held by each of Dr. Henney, Ms. Zarcone and Messrs. Harris, Martinez and Zollars. The restricted share equivalents were originally granted pursuant to the terms of the compensation program in place at the times of the directors’ election to the Board between 2004 and 2006. The restricted share equivalents and the restricted stock units have the same terms and conditions, except that, upon separation of service, the restricted share equivalents would have settled in cash and the restricted stock units will settle in shares of Cigna common stock. The restricted stock units vest after nine years of service or upon reaching age 65. All of these restricted stock units are vested.

Hypothetical Shares of Common Stock (Column (d))

Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the Cigna stock fund; (2) hypothetical shares of Cigna common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of Cigna common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical Cigna common stock. Although these securities are not common stock, the value of the hypothetical shares of Cigna common stock credited to a director’s deferred compensation account is tied directly to the value of Cigna common stock.

26	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Advisory Approval of Executive Compensation (Proposal 2)

Our Board is committed to strong governance and recognizes that Cigna shareholders have an interest in our executive compensation policies and practices. Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (NEOs). In recognition of the preference of shareholders expressed at our 2011 annual meeting, the Board has held “say on pay” advisory votes on an annual basis. Consistent with this practice and SEC rules, we are asking you to approve the following advisory resolution:

Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.

We believe that our executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term value for Cigna’s shareholders. In considering your vote, we encourage you to review the Proxy Statement Summary beginning on page 1, the Compensation Discussion and Analysis beginning on page 29 and the Executive Compensation Tables beginning on page 54.

This advisory vote is intended to address our overall compensation policies and practices related to the NEOs, rather than any specific element of compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

The Board of Directors unanimously recommends that shareholders vote FOR the advisory approval of the Company’s executive compensation.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	27

COMPENSATION MATTERS

Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation (Proposal 3)

Section 14A of the Exchange Act provides that shareholders can indicate their preference, at least once every six years, as to how frequently we should seek a “say-on-pay” advisory vote on executive compensation. By voting on this proposal, you may indicate whether you would prefer that we seek future advisory votes on executive compensation once every one, two or three years.

The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Cigna and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will enable shareholders to provide direct input to the Company regarding our compensation philosophy, policies and practices as disclosed in the proxy statement each year. Setting a one-year period for holding this shareholder vote enhances shareholder communication by providing a clear, simple means for our Board to ascertain general investor sentiment regarding our executive compensation program.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one-year, two-years or three-years when voting in response to the resolution set forth below:

RESOLVED, that the option of every one-year, two-years or three-years which receives the highest number of votes cast for this resolution will be the preferred frequency with which the Company is to provide shareholders with the opportunity to vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The option of every one-year, two-years or three-years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Because the required vote is advisory, it will not be binding upon the Board. The Board and the People Resources Committee will, however, take into account the outcome of the vote when considering the frequency with which the Company will provide shareholders the opportunity to vote to approve the compensation of named executive officers.

The Board of Directors unanimously recommends that shareholders vote for the option of every “one-year” as the frequency with which shareholders are provided an opportunity to vote on executive compensation.

28	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs and decisions regarding our named executive officers (NEOs) for 2016, who include our Chief Executive Officer, Chief Financial Officer, the three most highly-compensated executive officers as of the end of 2016, as well as one executive officer who retired during 2016. The People Resources Committee (the Committee) is charged with oversight of the Company’s executive compensation policy and plans and makes all compensation decisions for our executive officers with the exception of our CEO, for whom the Committee makes recommendations to the Board of Directors. This section also describes why the Committee has chosen each element of compensation and how it made compensation decisions. For 2016, our NEOs are:

NAME	TITLE
David M. Cordani	President and Chief Executive Officer
Thomas A. McCarthy(1)	Executive Vice President and Chief Financial Officer
Nicole S. Jones	Executive Vice President and General Counsel
Matthew G. Manders(2)	President, Government & Individual Programs and Group Insurance
Jason D. Sadler	President, International Markets
Herbert A. Fritch(3)	Retired President, Cigna–HealthSpring

(1)	On February 22, 2017, Mr. McCarthy notified the Company of his intention to retire from his position in the early summer of 2017.

(2)	On February 23, 2017, the Company appointed Matthew G. Manders, who was most recently the Company’s President of U.S. Markets, to the new role of President, Government & Individual Programs and Group Insurance.

(3)	Mr. Fritch retired from the Company effective November 11, 2016.

This CD&A is organized as follows:

Executive Summary provides an overview of our compensation philosophy and our pay-for-performance alignment.	Pages 29 – 31
Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation and target pay mix.	Pages 32 – 35
Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Pages 36 – 47
Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance and other post-termination arrangements as well as our change of control arrangements.	Pages 47 – 48

Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation and the compensation consultant’s role.

Pages 48 – 50
Other Practices describes our stock ownership guidelines, our hedging and pledging restrictions, our clawback policy and the impact of tax and accounting treatment.	Pages 51 – 53

EXECUTIVE SUMMARY

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. We believe the achievement of our enterprise goals will result in the creation of meaningful and sustained long-term value for our shareholders. Each of the measures in our performance-based plans are designed to align with and support our business strategy — focusing on driving enterprise profitability, growth and operating expense efficiency to support investment in innovation, customer loyalty and stock performance.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	29

COMPENSATION MATTERS

The primary principles underlying our compensation philosophy are to:

Motivate superior enterprise results with appropriate consideration of risk while maintaining a commitment to the Company’s ethics and values.	Align the interests of the Company’s executives with those of its shareholders and reward the creation of long-term value for Cigna shareholders.	Emphasize performance-based short-term and long-term compensation over fixed compensation.	Reward the achievement of favorable long- term financial results more heavily than the achievement of short-term results.	Provide market-competitive compensation opportunities designed to attract and retain highly qualified executives.

Pay-for-Performance Alignment

Cigna’s compensation program is heavily weighted to emphasize performance-based pay over fixed compensation. Our Management Incentive Plan (MIP) is a cash-based program designed to reward the achievement of annual enterprise results. Long-term performance is awarded through annual long-term incentive (LTI) awards, including Strategic Performance Shares (SPSs), the payout of which is based upon performance over a three-year period. Financial measures within the MIP and SPS program, such as adjusted income from operations,1 revenues and operating expense ratio improvement, are tied to the performance of Cigna’s three ongoing business segments – Global Health Care, Global Supplemental Benefits and Group Disability and Life. Our MIP and SPS plans are designed to reward our NEOs for the Company’s performance relative to pre-established enterprise goals.

Short- and Long-Term Performance

For 2016, adjusted income from operations1 for Cigna’s ongoing business segments was $2.3 billion, compared to $2.4 billion in 2015, reflecting strong performance in Cigna’s Commercial Healthcare and Global Supplemental Benefits businesses and challenges during the year related to the Seniors and Disability and Life businesses. Revenue for the three ongoing business segments grew to $39.0 billion, reflecting continued growth in Cigna’s targeted customer segments. We made notable progress in the second half of 2016 addressing the challenges in our Group Disability and Life and Seniors business. Specifically, we gained traction in our Group Disability business as the claims process modifications made earlier in 2016 continued to mature, we experienced more stable claims in our Life business and, within Seniors, we made progress with our remediation efforts and are in the later stages of our audit response work. However, these challenges did impact full year adjusted income from operations.1

ADJUSTED INCOME FROM OPERATIONS[1,2] (IN BILLIONS)	REVENUES[2] (IN BILLIONS)	THREE-YEAR ANNUAL COMPOUNDED TSR
Cigna’s three- year TSR was at the 67th percentile of its peers for the 2014–2016 performance period.[3]

30	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

2016 Management Incentive Plan

As a result of our 2016 financial performance, payouts under the 2016 Management Incentive Plan were significantly lower than in prior years and below target levels, reflecting strong pay-for-performance alignment. Mr. Cordani’s MIP award was 50% of target for 2016, compared to 130% of target for 2015 and, on average, the MIP award paid to each of the other NEOs who received a MIP award was 75% of target for 2016, compared to 124% of target for 2015.

Measure	Result	Award
Adjusted income from operations[1,2]	(6.7)% growth was below target range	Individual payouts ranged from 50% to 80% of each NEO’s target.
Revenue[2]	4.5% growth was within target range
Operating expense ratio improvement[2]	(0.5)% improvement was below target range
Net promoter score (NPS)	2016 NPS score decreased from 2015

2014–2016 Strategic Performance Share Program

Long-term performance was rewarded through the payout of our 2014–2016 SPSs. Our TSR over this three-year period, which accounts for 50% of the SPS payout, was 15.1%, placing Cigna at the 67th percentile relative to the peer group. While 2016 performance impacted the payout percentage of the 2014–2016 SPSs, over the three-year performance period, each of adjusted income from operations1, 2 and revenue grew as described in the following table.

Measure	Result ($ in millions)	Award
Relative TSR[3]	67th percentile (151% of target)	2014–2016 SPSs were paid out at 123.5% of target.
Adjusted income from operations[1,2]	$6,724 (87.0% of target)
Revenue[2]	$110,641 (104.8% of target)

1.	We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2016 for more complete financial information. Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. Effective January 1, 2015, adjusted income from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Prior to 2015, and at the time that the Committee approved the 2014–2016 SPS program, Cigna did not exclude net amortization of other acquired intangible assets in the calculation of adjusted income from operations. For this reason, net amortization of other acquired intangible assets is not excluded from the calculation of adjusted income from operations for the 2014–2016 SPS program. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

2.	Reflects results for Cigna’s three ongoing business segments — Global Health Care, Global Supplemental Benefits and Group Disability and Life.

3.	The peer group used to measure relative TSR is the compensation peer group in place at the time of the 2014–2016 SPS award and includes: Aetna, Inc., Aflac Incorporated, Anthem, Inc., Chubb Limited, The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc. and Unum Group.

2016 Long-Term Incentive Award

In February 2016, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) approved the annual LTI award, 50% of which was awarded in stock options and 50% of which was awarded in an SPS award with a 2016–2018 performance period. The exercise price of the stock options awarded was $139.22, which means our stock must trade above that price for the NEOs to realize value from these awards. The payout of the 2016–2018 SPS award will be based on the Company’s performance over the three-year period. In determining the annual LTI award, the Committee primarily evaluates individual contributions, but also may consider the other factors described on page 42. The LTI awards granted in February 2016 ranged from 70% to 125% of each NEO’s target.

Shareholders Continue to Support our Executive Compensation Program

The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote, as well as other compensation-related shareholder votes, in determining the ongoing design and administration of the Company’s executive compensation programs. Shareholders have expressed their overwhelming support for our executive compensation program, with approximately 93% of votes cast at the 2016 annual meeting in favor of the advisory vote on executive compensation.

The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	31

COMPENSATION MATTERS

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Compensation Objectives and Practices

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders.

To further our compensation philosophy, the Committee uses the following compensation practices, processes and instruments:

•	A regular and rigorous analysis of relevant market compensation data for each executive officer. The analysis includes market data for competitors and the broad-based general industry based on companies of similar size and scope;

•	Annual pay-for-performance assessment of the degree of achievement of the Company’s short-term and long-term goals and an evaluation of each executive officer’s contribution to the Company’s performance;

•	A MIP designed to motivate executive officers to achieve the Company’s annual performance goals. No MIP awards are made unless the Company achieves a pre-defined minimum level of adjusted income from operations for the ongoing businesses;

•	An equity-based incentive plan (the Cigna Long-Term Incentive Plan or LTIP) focused on long-term shareholder value creation. We grant SPS awards and stock options to executives under the LTIP. SPS awards reward executives for relative TSR performance as compared to our competitors and the achievement of financial goals over a three-year performance period. Through stock options, executives have the potential to realize value as a result of stock price appreciation;

•	The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs; and

•	Ongoing monitoring of compensation best practices and investors’ views on compensation and the modification of our compensation programs as appropriate to align with good governance standards.

For information on the oversight of the executive compensation program, see Processes and Procedures for Determining Executive Compensation beginning on page 48.

Strong Compensation Governance and Controls

What We Do

•   Significant alignment between pay and performance.

•  “Double trigger” requirement for change of control benefits.

•   Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.

•   Robust stock ownership guidelines and share holding requirements for equity awards to align executives’ interests with shareholders.

•   A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley.

•   Management of LTIP annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan.

•   Oversight of people development policies & processes, including consideration of assessments of executive officers and key senior management.

•   CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the Committee.

•   An annual assessment by the Committee of any potential risks and associated internal controls in our incentive compensation programs and policies.

•   Require the achievement of a minimum acceptable level of financial performance in order for the MIP to be funded.

•   Over 90% of CEO’s target total direct compensation is performance based.

What We Don’t Do

•   No tax gross-up of severance pay upon a change of control.

•   No excessive perquisites.

•   No hedging of Cigna stock by all directors and employees, including the executive officers, and we impose restrictions on pledging of Cigna stock by directors and Section 16 officers.

•   No discounting, reloading or repricing of stock options without shareholder approval.

•   No payment of dividends on unvested shares.

32	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Compensation Data

The Committee establishes target compensation levels based on a variety of factors, including published information regarding the pay practices of the Company’s compensation peer group and a general industry peer group.

2016 Peer Groups

Compensation Peer Group. The Committee periodically requests that its independent compensation consultant conduct a review of the Company’s compensation peer group and offer suggested modifications for benchmarking future executive pay decisions. The Committee’s consultant utilizes multiple sources to develop and recommend potential peer companies for the Committee to consider. Sources include companies screened by industry and business focus, peer groups developed by proxy advisory firms, peers identified in various analyst reports and peers of companies in Cigna’s compensation peer group.

The table below lists the companies included in the 2016 peer group, as in effect for the December 2015 determination of 2016 target total direct compensation and total target pay mix.

2016 Compensation Peer Group
Aetna, Inc.
Aflac Incorporated
Anthem, Inc.
Chubb Limited(1)
The Hartford Financial Services Group, Inc.
Health Net, Inc.(2)
Humana, Inc.
Manulife Financial Corporation
MetLife, Inc.
Prudential Financial, Inc.
Unum Group

(1)	In January 2016, ACE Limited acquired The Chubb Corporation and changed its name to Chubb Limited.

(2)	We subsequently removed Health Net, Inc., from our compensation peer group following its acquisition by Centene, Inc. in March 2016.

A broader cut of survey data, representing size-adjusted health and life insurance companies, was used to benchmark Mr. Sadler’s compensation because peer group data was insufficient or unavailable for his specific role. A list of the companies used to determine Mr. Sadler’s 2016 target total direct compensation and target total pay mix is included on Annex B.

General Industry Peer Group. The Committee also recognizes that Cigna often competes for talent from companies beyond that of its compensation peer group. As an additional reference to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, the Committee developed a general industry peer group, beginning in 2015. The general industry peer group was developed by screening publicly traded, U.S.-based companies within relevant industry classifications. The list was then narrowed to companies whose revenues were within the range of 0.4 to 2.5 times that of Cigna and whose market capitalization was within the range of 0.2 to 10 times that of Cigna. The screening process resulted in a group of 43 companies that the Committee approved as a general industry peer group. A list of the general industry peer companies is included on Annex C.

SPS Performance Peer Group. In consultation with its compensation consultant, the Committee also created a performance peer group to be used exclusively to track relative TSR within the SPS program, effective beginning with the 2015–2017 performance period. The Committee recognized that certain of our competitors were not included in the compensation peer group due to their relative size. While size is a relevant factor in determining a compensation peer group, it is less relevant when measuring performance. Other companies were included in the compensation peer group because Cigna competes with them for talent; however, because of significant differences in business focus, these companies do not make optimal comparators for performance purposes. For these reasons, the Committee created an SPS performance peer group comprising the same companies in its compensation peer group, but adding UnitedHealth Group Incorporated and removing Chubb Limited and Prudential Financial, Inc.

Updates to Peer Groups for 2017. In 2016, the Committee, with the assistance of its compensation consultant, conducted a review of each of the Company’s peer groups. As a result of this analysis, American International Group, Inc. and Centene, Inc. were added to the compensation peer group for benchmarking 2017 compensation decisions, and Centene, Inc. was added to the SPS Performance Peer Group for the 2017–2019 performance period. The Committee also reviewed the companies included in its general industry peer group by screening publicly traded, U.S.-based companies within relevant industry classifications. The list was then narrowed to companies whose revenues were within the range of 0.4 to 2.5 times that of Cigna and whose market capitalization was within the range of 0.25 to 4 times that of Cigna. The screening process resulted in a group of 35 companies, which are identified on Annex C.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	33

COMPENSATION MATTERS

Tally Sheets

The Committee reviews tally sheets for all of its executive officers, first when total compensation targets are being reviewed in December and again before annual compensation award decisions are made in February. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect Cigna’s compensation philosophy and performance, but are not a determining factor when making executive compensation decisions.

Target Total Direct Compensation and Target Pay Mix Emphasizes Performance-Based Compensation

The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that (1) performance-based compensation should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives. Actual compensation, however, is driven by Company performance.

Target total direct compensation consists of base salary, the annual incentive target and the long-term incentive target. On an annual basis, the Committee approves each of these amounts for each NEO and seeks to target an executive officer’s total direct compensation in a “competitive range” of within 15% of the 50th percentile of the relevant market data.

While the Committee targets total direct compensation in the competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may be above or below the competitive range for the individual element. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the survey data due to factors such as performance, tenure in role, range of data available and market and economic conditions. Internal pay comparisons among the NEOs are not generally considered for purposes of the Committee’s determination of target pay mix and target total direct compensation.

The table below presents each primary element of compensation for the NEOs subject to annual review by the Committee and the positioning of target total direct compensation relative to Cigna’s compensation and general industry peer groups. Target total direct compensation reflects the sum of annual base salary and the 2016 targets for the MIP and LTI programs.

NEO	2016 ANNUAL BASE SALARY ($)	2016 MIP TARGET ($)	2016 LTI TARGET ($)	TARGET TOTAL DIRECT COMPENSATION ($)	TARGET TOTAL DIRECT COMPENSATION POSITION TO COMPENSATION PEER GROUP(1)	TARGET TOTAL DIRECT COMPENSATION POSITION TO GENERAL INDUSTRY PEER GROUP(2)
David M. Cordani	1,200,000	2,200,000	9,600,000	13,000,000	Within competitive range	Within competitive range
Thomas A. McCarthy	740,000	800,000	2,400,000	3,940,000	Below competitive range	Below competitive range
Nicole S. Jones	581,138	560,000	1,424,500	2,565,638	Within competitive range	Within competitive range
Matthew G. Manders	750,000	900,000	2,600,000	4,250,000	Within competitive range	Within competitive range
Jason D. Sadler(3)	589,463	499,745	1,000,000	2,089,532	Within competitive range	Below competitive range
Herbert A. Fritch(4)	1,000,000	1,000,000	2,000,000	4,000,000	Above competitive range	Above competitive range

(1)	Based on survey data available in December 2015 for the compensation peer group and, with respect to Mr. Sadler, the companies listed on Annex B.

(2)	Based on survey data available in December 2015 for the general industry peer group.

(3)	Mr. Sadler is based in Hong Kong. His base salary and annual incentive award are paid in Hong Kong dollars and, throughout this CD&A, have been converted to U.S. dollars using an exchange rate of $1 Hong Kong dollar = $0.12888508 U.S. dollar, the average of the daily mid-points between the bid and the ask prices for each trading day in the month of December 2016.

(4)	Mr. Fritch’s target total direct compensation was driven by his role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012.

34	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

As illustrated in the charts below, performance-based compensation represents approximately 91% of Mr. Cordani’s target total direct compensation, including 74% in long-term incentives and 17% in annual incentives. On average, performance-based compensation represents 78% of target total direct compensation for the other NEOs, including an average of 56% in long-term incentives and 22% in annual incentives. These percentages are targets only and will not match the percentages calculable from the compensation amounts reflected in the Summary Compensation Table on page 54.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	35

COMPENSATION MATTERS

ELEMENTS OF COMPENSATION

Cigna’s 2016 executive compensation program consists of the following elements:

ELEMENT		PURPOSE
Base salary		Fixed portion of total direct compensation, set with reference to competitive market data and designed to attract and retain key talent.
Management Incentive Plan (MIP)

Performance-based cash compensation designed to reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance accomplishments and contributions.

Long-Term Incentives (LTI)	Stock Options	Performance-based compensation, the potential realized value of which is determined by stock price appreciation from the date of grant through the date of exercise.
	Strategic Performance Shares	Performance-based compensation, the payout of which is based upon the achievement of pre-determined enterprise goals and the Company’s relative TSR over a three-year performance period.
Retirement and Deferred Compensation

Compensation component that is aligned to competitive market practice, including 401(k) plans and a voluntary non-qualified deferred compensation program that does not have any Company contributions. U.S.-based NEOs hired before July 1, 2009 have accrued benefits from defined benefit pension plans that were frozen on July 1, 2009.

Limited Perquisites and Other Benefits		Limited perquisites that are designed to attract and retain key talent or to provide for the safety and security of executive officers.

The Committee approved certain changes to compensation programs affecting 2017 compensation. The Committee approved a new performance measure for the 2017 MIP as described on page 42, approved changes to its various peer groups as described on page 33, and approved an alternative ranking methodology should the number of companies in the relevant SPS peer group fall below 10, as further described on page 45.

Base Salary

Base salary represents the only fixed portion of a NEO’s total target direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of total target direct compensation.

Base salary levels are set with reference to both competitive market data and individual performance. Base salaries are reviewed annually and may be adjusted as a result of updated market data and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of Cigna’s core values and the achievement of the expectations associated with his or her role. The overall salary budget also is a factor in determining the extent of base salary adjustments.

The table below shows base salaries for each of the NEOs.

NEO	2016 ANNUAL BASE SALARY ($)
David M. Cordani	1,200,000
Thomas A. McCarthy	740,000
Nicole S. Jones	581,138
Matthew G. Manders	750,000
Jason D. Sadler	589,463
Herbert A. Fritch(1)	1,000,000

(1)	Mr. Fritch’s 2016 base salary was driven by his base salary in his role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012.

Base salary represents only 9% of CEO target pay and an average of 22% for all other NEOs, with the balance of target compensation being performance-based.

36	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Annual Incentives

Because profitability is critical to the long-term success of the business, no incentive award payments are made to executive officers unless the Company achieves a pre-defined minimum level of adjusted income from operations.

Management Incentive Plan (MIP) Overview

Annual incentives are paid primarily under the MIP. The MIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:

•	Enterprise performance measures and goals, which are designed to align with, and drive execution of, the Company’s business strategy;

•	Aggregate funding levels for actual MIP awards;

•	Individual targets for the NEOs, except for Mr. Cordani’s target, which is approved by the Board upon the recommendation of the Committee; and

•	Actual MIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the Board upon the recommendation of the Committee.

Subject to certain limits described below, the actual annual incentive can range from 0% to 200% of the individual’s target, allowing the Committee to differentiate based on an individual’s contributions and how those contributions impacted the attainment of enterprise goals. This includes factors such as the extent to which an executive delivers results that provide improved financial performance, customer service or employee engagement and an executive’s level of innovation and thoughtful risk-taking. At times, the Committee may also use this flexibility to aid in the retention of select key talent and to encourage management to make decisions that could yield lesser results in the short-term, but are in the best interests of the Company’s shareholders over the long-term. For 2016, MIP awards ranged from 50% to 80% of target based on Company results and individual contributions.

MIP Performance Measures and Goals

Each year, the Committee sets enterprise performance measures, weightings and goals for annual incentive awards based on Cigna’s business priorities and annual operating plan. The operating plan aligns with our strategy, long-term commitment to shareholders and expected performance in the industry. The Committee works with its independent compensation consultant to evaluate the appropriateness of these measures and weightings and the degree of challenge in the MIP performance goals. The measures are designed to align with and drive execution of the Company’s business strategy. For 2016, performance measures included adjusted income from operations, revenue, operating expense ratio improvement and net promoter score (NPS). More detailed information on these measures is included in the table on page 39.

For each MIP goal other than NPS, the Committee specifies certain below target, target and above target levels of performance. For NPS, the Committee considers whether our score remained the same, improved or decreased over the prior year’s score. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee’s compensation consultant annually presents a comprehensive report to the Committee that evaluates Cigna’s historical relationship between pay and performance in comparison with Cigna’s compensation peer group. The compensation consultant also reviews performance goals determined by the Committee in the context of historical performance and analyst expectations of future performance for Cigna and Cigna’s SPS performance peer group.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	37

COMPENSATION MATTERS

Executive Officer MIP Funding and Award Determination Process

The key considerations to funding the MIP and determining individual award amounts are discussed below.

STEP 1

Achieve Earnings Minimum

The Committee believes that achieving Cigna’s profitability goals is critically important to the long-term success of the business. In recognition of its importance, a minimum acceptable level of financial performance relative to Cigna’s corporate objectives for the year must be achieved. If the Company does not meet a pre-defined minimum level of adjusted income from operations, then no annual incentives will be paid to executive officers.

STEP 2

Company Performance Drives Funding Level

If the Company achieves the earnings minimum, the Committee may fund the executive officer MIP pool from 0% to 200% of target based upon the following performance ranges: below target, target and above target. The Company’s actual performance is the basis for establishing the range of funding available for awards. The following table sets forth the ranges between which the MIP pool may be funded for each performance measure, in each case, assuming the earnings minimum has been achieved:

MEASURE	PERFORMANCE	FUNDING RANGE
Adjusted Income from Operations	Above target range	Above 120% to 200%
Revenue	Within target range	80% to 120%
Operating Expense Ratio Improvement	Below target range	Less than 80%
NPS	NPS score equal to or greater than the prior year’s score	100% to 200%
	NPS score less than the prior year’s score	Less than 100%

The Committee maintains the discretion to determine at which point within the limits of the pre-established range the actual funding will be set. In setting the actual funding, the Committee considers Cigna’s performance as a whole (both in absolute terms and relative to competitors), as well as Cigna’s achievement of the goals within each performance measure. The MIP funding mechanisms ensure that a minimum level of performance is achieved and that NEOs are only rewarded for satisfactory Company performance.

STEP 3

Award Amounts Based on Individual Contributions to Company Performance

Once MIP funding has been determined, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) assesses each named executive officer’s individual contributions and how such contributions impacted the achievement of the MIP goals to determine the actual award amounts for each NEO. Actual awards can range from 0% to 200% of a NEO’s MIP target, allowing the Committee to differentiate payouts based on each individual’s contributions.

38	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

2016 Performance Goals, Measures and Actual Results

The Committee considers the appropriate measures for the MIP program for the upcoming year at its October and December meetings, and then considers and approves the actual targets at its meetings in January and February. For 2016, the Committee established the performance measures, weightings and target performance goals below, which were used to determine the range of potential aggregate funding for MIP awards.

MEASURE	ALIGNMENT WITH BUSINESS STRATEGY	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Adjusted income from operations*	Reinforces the importance of profitable growth across the enterprise.	50%	1% to 10% growth	(6.7)% growth was below target range
The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.
Revenue	Focuses on enterprise growth, encourages business decisions that optimize results for the enterprise, promotes collaboration across business units and drives customer focus.	20%	0.5% to 7% growth	4.5% growth was within target range
The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.
Operating expense ratio improvement	Drives continued focus on delivering ongoing expense efficiency while furthering investment capacity for ongoing innovation.	20%	(0.1)% to 3.8% change	(0.5)% improvement was below target range

The target was set as a composite objective, which measures operating expense improvement in Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments versus 2015. Operating expenses are expressed as a percent of revenue for each segment.

Net promoter score (NPS)	Reinforces our focus on customer retention and loyalty by measuring customer perception on matters such as our reputation, brand, product, service, pricing and providers, all of which we believe are critical to Cigna’s success.	10%	Improve or maintain 2015 NPS score	2016 NPS score decreased from 2015

This is a measure of customer loyalty based on the results of externally conducted customer surveys.

The target was set as a composite objective, measuring the year-over-year change in the NPS against 2015 results. NPS results from each of Cigna’s segments are weighted based on the Company’s 2016 operating plan for the segment’s premiums and fees to establish both the NPS baseline and final result for 2016.

*	Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

In setting the target performance goals for each measure in February 2016, the Committee considered Cigna’s publicly disclosed earnings estimates, historical Company and SPS performance peer company results, analyst commentary and the Company’s then-current expectations for the industry and economic environment. The Committee considered various market forces impacting the Company and related uncertainties, including the expectation that the industry would continue to face significant market changes and disruption in 2016. Factors contributing to these uncertainties included continued rate pressure for the Medicare Advantage market, foreign exchange headwinds, continued uncertainty in enrollment and margins associated with the individual business on the public exchanges, as well as impacts from the proposed merger with Anthem. The Committee believed that the target performance goals represented competitively attractive goals that would be challenging to achieve in light of the circumstances facing the Company in 2016.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	39

COMPENSATION MATTERS

2016 Individual MIP Targets and Awards

MIP target levels for the 2016 performance year for the NEOs are set forth in the table below.

In determining actual MIP awards, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) takes an integrated approach, assessing enterprise results together with each named executive officer’s individual contributions during 2016. For the 2016 performance year, the Committee and the Board made annual incentive awards to the NEOs ranging from 50% to 80% of the target award value, as reflected in the following table.

NEO	2016 MIP TARGET ($)	MIP MAXIMUM AWARD ($)	ACTUAL MIP PAYOUT ($)	PAYOUT AS A PERCENT OF TARGET (%)
David M. Cordani	2,200,000	4,400,000	1,100,000	50%
Thomas A. McCarthy	800,000	1,600,000	536,000	67%
Nicole S. Jones	560,000	1,120,000	431,200	77%
Matthew G. Manders	900,000	1,800,000	675,000	75%
Jason D. Sadler	499,745	999,490	399,796	80%
Herbert A. Fritch(1)	1,000,000	2,000,000	0	0%

(1)	Mr. Fritch’s MIP target was driven by his annual incentive target in his role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012. Mr. Fritch retired in November 2016 and did not receive a MIP award for 2016.

Mr. Cordani

In early 2017, the Committee, together with the independent Chairman of the Board, assessed the performance of Mr. Cordani in the context of the overall Company performance. This assessment included a review of the Company’s financial performance in 2016 as well as Mr. Cordani’s individual contributions. Following this review, the Committee made certain recommendations to the Board relating to Mr. Cordani’s MIP award for 2016. The Board considered these recommendations as part of its own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:

Enterprise Performance. Consolidated revenue increased 5% to $39.7 billion. Consolidated adjusted income from operations for 2016 was $2.1 billion, compared to $2.3 billion in 2015. These results reflect strong performance in Cigna’s Commercial Healthcare and Global Supplemental Benefits businesses as well as challenges during the year related to the Group Disability and Life and Seniors businesses.

During the second half of the year, however, the Company made notable progress addressing the challenges in the Group Disability and Life and Seniors businesses. Specifically, we gained traction in the Group Disability business as the claims process modifications made earlier in 2016 continued to mature, we experienced more stable claims in the Life business and, within Seniors, we made progress with our remediation efforts and are in the latter stages of our audit response work. The Board recognized that, as a result of these efforts, the Company concluded 2016 with strong momentum that positions Cigna for attractive earnings and customer growth in 2017.

Strategy Execution. During 2016, Mr. Cordani oversaw development of our sovereign strategy to ensure that Cigna is well positioned for both a combination with Anthem or continuing as a sovereign company. Mr. Cordani also continued the advancement of the Company’s Go Deep, Go Global, Go Individual strategy, highlighted by:

•	The successful implementation of a significant technology platform in support of our strategy to enhance affordability and personalization;

•	The growth of Cigna Collaborative Accountable Care arrangements to over 160 relationships, in addition to over 70 specialty collaborative relationships; and

•	The launch of Cigna SureFit, a next evolution of network capabilities that centers access around anchor care providers and allows greater personalization of care, and Cigna One Guide, a personalized multi-modal service experience that supports consumers consultatively at the point they choose a plan, find care and other “moments that matter,” with a roll out to more than one million Cigna customers in January 2017.

Enterprise Leadership. The Board recognized Mr. Cordani’s leadership during a year of significant change and uncertainty, focusing on talent retention, employee development and engagement initiatives. Cigna developed operating

40	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

model changes, which were announced in early 2017 and are designed to ensure the executional focus necessary to deliver greater choice, quality, affordability and personalization to Cigna’s customers and clients. As evidence of Cigna’s strategic succession planning efforts, three leaders were appointed to the Enterprise Leadership Team. Cigna also delivered solid results on diversity and inclusion efforts.

Customer, Client and Partner Initiatives. Mr. Cordani continued Cigna’s customer-centric efforts to define and deliver value for targeted customer segments. While the Company did experience a decrease in its 2016 NPS score, NPS results within the Group Disability and Life and Seniors business were solid despite the challenges those businesses faced, indicating continued strong customer value and experience. In addition, Mr. Cordani represented Cigna and the health care industry in a number of forums in Washington, D.C. and across the country to ensure focus on the needs of the Company’s customers and clients.

Proposed Merger with Anthem. Cigna committed its full support – which included work by hundreds of associates and hundreds of millions of dollars in expenditures – to the regulatory approval process led by Anthem. Cigna deployed a significant number of key leaders and talent across the organization to address Department of Justice information requests in a timely and thorough manner, and to advance integration planning and “Day 1” readiness work in collaboration with Anthem.

Based on these factors, and in particular given the Company’s 2016 financial performance, the positive momentum going into 2017 and Mr. Cordani’s continued focus on executing the Company’s strategy and leading the organization during a challenging year, the Board awarded Mr. Cordani a MIP payout for 2016 of $1,100,000, or 50% of his 2016 MIP target.

Other NEOs

For all other NEOs, Mr. Cordani makes recommendations to the Committee regarding MIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considers Mr. Cordani’s recommendations when determining MIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.

Mr. McCarthy. As Cigna’s Chief Financial Officer, Mr. McCarthy has continued to lead productive engagement between business teams and their financial counterparts. While financial results varied across the Company’s businesses, Mr. McCarthy’s leadership in the management and development of reporting and financial processes and systems helped to deliver strong results in the U.S. Commercial and Global Supplemental Benefits businesses and to drive improvements in the Group Disability and Life and Seniors businesses in the second half of the year. Mr. McCarthy was critical in executing the Company’s investment strategy to deliver investment income and achieving Cigna’s capital management objectives. Under his leadership, Cigna has maintained its improved and favorable credit agency ratings, which will continue to provide Cigna with financial flexibility. In addition, Mr. McCarthy has actively supported the development of the Company’s strategic framework and the development and expansion of the Company’s delivery systems partnerships and a new supply chain management model throughout the enterprise. As a result of Mr. McCarthy’s contributions in 2016, Mr. Cordani recommended, and the Committee approved, a 2016 MIP payment of $536,000, or 67% of his target.

Ms. Jones. As Executive Vice President and General Counsel, Ms. Jones continued to lead Cigna’s legal, compliance and government affairs functions in 2016 and continued to strengthen the partnership across these functions and between them and the Company’s business leaders. During the past year, Ms. Jones led a centralization and reorganization of the Company’s compliance function and developed and staffed compliance initiatives to advance the HealthSpring remediation process and audit response efforts and to improve compliance communications throughout the enterprise. In addition, with respect to the proposed merger with Anthem, Ms. Jones provided key strategic legal counsel, directed critical regulatory support and participated in integration planning efforts. As a result of Ms. Jones’ contributions in 2016, Mr. Cordani recommended, and the Committee approved, a 2016 MIP payment of $431,200, or 77% of her target.

Mr. Manders. Mr. Manders continued to lead the U.S. Commercial and Group insurance operations in 2016. Under his leadership, the U.S. Commercial business delivered strong results, exceeding aggressive revenue and earnings targets in a challenging environment. While the Group business did not meet earnings targets for the full year, earnings improved markedly in the second half of the year. Mr. Manders continued to make meaningful progress advancing strategic initiatives, including the localization strategy and the development of critical technology and business process capabilities. Mr. Manders also led a restructuring of Cigna’s disability model, with a focus on enhancing the model’s short-term disability and long-term disability transition process. In addition to these contributions, Mr. Manders was key in the development of Cigna’s strategy and in the integration planning efforts related to the proposed merger with Anthem. As a result of his contributions, Mr. Cordani recommended, and the Committee approved, a 2016 MIP payment to Mr. Manders of $675,000, or 75% of his target.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	41

COMPENSATION MATTERS

Mr. Sadler. Mr. Sadler continued to serve as President of Cigna’s International Markets business in 2016, delivering strong performance, particularly in the Global Supplemental Benefits business. Mr. Sadler was critical to the development and execution of our international strategy, leading acquisitions of innovative technologies, initiating product launches and significantly increasing brand equity and customer satisfaction throughout international markets. As a result of Mr. Sadler’s contributions in 2016, Mr. Cordani recommended, and the Committee approved, a 2016 MIP payment of $399,796, or 80% of his target.

2017 MIP Changes

For 2017, the Committee has added a new performance measure to the MIP plan — strategic priorities. This measure will evaluate Company performance in the following areas: (1) customer, client and reputation focus (which includes NPS), (2) employee engagement and (3) enterprise focus on compliance. NPS will be removed as a separate measure.

Adjusted income from operations and revenue will remain in the plan, with continued weightings of 50% and 20%, respectively, The operating expense improvement ratio measure will remain as well, with a new weighting of 10%. Strategic priorities will be weighted 20%.

Long-Term Incentives

Long-term incentives are

designed to incent and reward superior results through long-term financial achievement and strategic accomplishments that benefit Cigna and its shareholders over the long-term.

LTI Overview

Long-term incentives are administered under the Cigna Long-Term Incentive Plan and are delivered annually through a mix of strategic performance shares (SPSs) and stock options. SPS awards have a three-year performance period and are denominated in shares of Cigna common stock. At the end of the three-year performance period, the actual number of shares earned is based on Cigna’s performance against pre-established enterprise goals. The SPSs earned will range from 0% to 200% of the SPS award opportunity. Cigna’s stock options, whose actual value realized depends upon stock price appreciation at the time that the options are exercised, generally vest (or first become exercisable) in equal installments over three years beginning on the first anniversary of the grant and have a ten-year term.

2016 Individual LTI Targets and Awards

A named executive officer’s LTI target is expressed as a dollar value and is determined based on the market data for the officer’s role. The Committee sets the target as an absolute dollar value, not as a percentage of salary, with the primary consideration being the comparison to the 50th percentile LTI target level of the market data. An executive can receive a grant between 0% and 200% of his or her individual target value. In determining awards for the NEOs, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) primarily evaluates individual contributions, but also may take into consideration enterprise performance, LTIP share utilization, succession planning needs and other factors as circumstances warrant.

In December 2015, to ensure that his target total direct compensation remained within a competitive range of the market median, the Committee increased Mr. Manders’ 2016 LTI target by $400,000.

2016 LTI awards ranged from 70% to 125% of each NEO’s target. These awards were delivered 50% in stock options and 50% in SPS awards having a 2016–2018 performance period. The Committee believes this mix provides an appropriate balance between emphasizing stock price appreciation and enterprise performance.

42	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

The table below provides more detail about the 2016 LTI target values, grant values and percentages relative to LTI targets.

	2016 LTI TARGET ($)	LTI MAXIMUM AWARD ($)	ACTUAL LTI GRANT VALUE(1) ($)	LTI AWARD AS A PERCENT OF TARGET (%)
David M. Cordani	9,600,000	19,200,000	12,000,000	125
Thomas A. McCarthy	2,400,000	4,800,000	2,640,000	110
Nicole S. Jones	1,424,500	2,849,000	1,709,400	120
Matthew G. Manders	2,600,000	5,200,000	2,860,000	110
Jason D. Sadler	1,000,000	2,000,000	1,150,000	115
Herbert A. Fritch	2,000,000	4,000,000	1,400,000	70

(1)	Awarded in February 2016. The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the Summary Compensation Table on page 54. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date. The TSR performance condition comprises 50% (of the weighting) of the SPS performance measures, and is determined after the Committee arrives at each NEO’s LTI grant value. Thus, an SPS award’s grant date fair value may be higher or lower than the Committee’s LTI grant value if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the Summary Compensation table on page 54.

Equity awards granted in 2016 are disclosed in terms of their grant date fair value in columns (e) and (f) of the Summary Compensation Table on page 54 and in the Grants of Plan-Based Awards Table on page 56.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	43

COMPENSATION MATTERS

Strategic Performance Shares Program

Our SPS program is designed to incent and reward superior results achieved through sustained long-term financial discipline and strategic accomplishments that benefit Cigna and its shareholders over the long-term.

Grants

At the time of grant, a total LTI dollar value is approved for each executive officer. The SPS portion of the award (50% of the total LTI value) is converted into a specific number of SPSs on the grant date based on

Cigna’s stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

Payout Determination The Committee determines payouts based on Company performance of pre-established measures during the performance period.

Measure: Relative TSR, compounded over the three-year performance period

Weighting: 50%

Alignment with Business Strategy: Rewards NEOs for stock performance relative to Cigna’s applicable peer group at the time of the award

Comparator: Beginning with the 2015–2017 SPS program, the Committee adopted the SPS performance peer group to measure relative TSR. For the 2014–2016 SPS program, relative TSR is measured against Cigna’s compensation peer group at the time of the award

Measure: Adjusted income from operations

Weighting: 50%

Alignment with Business Strategy: Reinforces the importance of sustained profitable growth across the enterprise

Segments Included: Global Health Care, Global Supplemental Benefits and Group Disability and Life

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure

Final Payout is 0 – 200% of the SPSs Granted

SPS awards are ultimately settled in Cigna stock, so the actual value of the earned awards is based on

Cigna’s stock price at the time of payment.

The SPS programs are designed to pay at the competitive median for performance results against stretch targets. Each year, when the Committee approves the performance measures and goals for the SPS performance period, the Committee sets the goals with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable.

SPS awards with a performance period that began prior to 2015 included revenue as a performance measure. For the

2014–2016 program, TSR was weighted 50% and adjusted income from operations and revenue were each weighted 25%. In 2014, for SPS programs with performance periods beginning in 2015, the Committee adjusted the performance measures to focus on earnings-based and shareholder return-based metrics and to exclude revenue, which is consistent with current market practices and trends. The Committee believes that these two measures are more effective to evaluate the Company’s long-term success and value created for shareholders. In addition, the removal of revenue as a performance measure in the SPS program helps to mitigate the use of duplicate measures within Cigna’s short-term and long-term incentive plans.

44	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

The following table shows the performance period for our SPS programs outstanding as of the end of 2016, the grant date, the potential payment date and the performance measures used for each cycle.

PERFORMANCE PERIOD	GRANT DATE	PAYMENT DATE (IF EARNED)	PERFORMANCE MEASURES (WEIGHTINGS IN %)
2014–2016	February 2014	2017	Relative TSR[1,3] (50%)	Adjusted income from operations (25%)	Revenue (25%)
2015–2017	February 2015	2018	Relative TSR[2,3] (50%)	Adjusted income from operations (50%)
2016–2018	March 2016	2019	Relative TSR[2,3] (50%)	Adjusted income from operations (50%)

1.	The peer group used to measure relative TSR is the compensation peer group in place at the time of award and includes: Aetna, Inc., Aflac Incorporated, Anthem, Inc., Chubb Limited, The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc. and Unum Group.

2.	The SPS performance peer group, which includes Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc., UnitedHealth Group Incorporated and Unum Group, is used to measure relative TSR.

3.	In the event the number of companies in the peer group falls below ten during the three-year performance period, the Company’s TSR will be ranked against the remaining companies.

2014–2016 SPS Program

The performance goals for the 2014–2016 SPSs are presented in the table below, along with actual results for the three-year performance period.

MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS (DOLLARS IN MILLIONS)	ACTUAL RESULT (DOLLARS IN MILLIONS)
Relative TSR	50%	50th Percentile	67th Percentile (151% of target)
Adjusted income from operations[1,2]	25%	Cumulative adjusted income from operations of $6,584 to $7,379, calculated assuming a compound annual growth rate of 5%–11%	$6,724 (87.0% of target)
Revenue[2]	25%	Cumulative revenue of $102,881 to $115,384, calculated assuming a compound annual growth rate of 4%–10%	$110,641 (104.8% of target)

1.	Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. Effective January 1, 2015, adjusted income from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Prior to 2015, and at the time that the Committee approved the 2014–2016 SPS program, Cigna did not exclude net amortization of other acquired intangible assets in the calculation of adjusted income from operations. For this reason, net amortization of other acquired intangible assets is not excluded from the calculation of adjusted income from operations for the 2014–2016 SPS program. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

2.	Reflects results for Cigna’s three ongoing business segments—Global Health Care, Global Supplemental Benefits and Group Disability and Life.

Over the three-year period from 2014 to 2016, three-year annual compounded TSR was 15.1%, which ranked at the 67th percentile relative to the applicable peer group companies and was 151% of target.

Based on the results in the table above, in February 2017, the Committee approved payout of the 2014–2016 SPSs at 123.5% of target. The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. See the Outstanding Equity Awards table on page 58 for actual share amounts issued to each NEO and associated market values.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	45

COMPENSATION MATTERS

2013–2015 SPS Program

The shares earned under the 2013–2015 SPS Program were measured using performance through December 31, 2015 and were delivered to each executive officer in February 2016. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested table on page 60. The performance measures, targets, results and payout for the 2013–2015 SPS program are discussed in greater detail in our definitive proxy statement for our 2016 annual meeting of shareholders, filed with the SEC on March 18, 2016.

Retirement and Deferred Compensation

401(k) Retirement Plan and Supplemental 401(k) Plan

All U.S. full-time employees are eligible for the tax qualified 401(k) Plan, which provides for employee contributions as well as Company matching contributions of up to 4.5% of eligible pay. Certain employees, including the U.S.-based NEOs, are eligible for the Cigna Supplemental 401(k) Plan.

The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($265,000 in 2016) or that an employee defers under the Cigna Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (3.35% as of January 1, 2016 and 3.0% as of January 1, 2017). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.

Nonqualified Deferred Compensation Plan

Cigna provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards under the Cigna Deferred Compensation Plan. Cigna does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and the income tax on that compensation — typically until after termination of employment with Cigna. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only under financial hardship circumstances.

Additional information about deferred compensation can be found in the Nonqualified Deferred Compensation Table and narrative on page 64.

Defined Benefit Pension Plans

The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 participated in the Pension Plan and the Supplemental Pension Plan.

Additional information about pension benefits can be found in the Pension Benefits Table on page 61.

Retirement Plans for Non-U.S.-based Employees

Mr. Sadler participates in the Mandatory Provident Fund program for Hong Kong employees. Local law requires employees to contribute 5% of their monthly salary up to a maximum amount ($1,500 KHD or approximately $200 USD per month). Employers also are required to contribute 5% of the employee’s monthly salary up to the same maximum amount. Employer contributions vest at a rate of 10% per year and are fully vested after 10 years of service. Participants may withdraw their lump sum benefit upon attaining the normal retirement age of 60.

As a citizen of the United Kingdom working in Hong Kong, Mr. Sadler also participates in Cigna’s Third Country National Pension Plan. At the end of each calendar quarter, Cigna allocates a hypothetical contribution equivalent to 9% of eligible base and bonus earnings for the period. The hypothetical balance earns interest based on investment elections. Employees are vested in plan benefits after five years of service. At the time of separation of service from Cigna, Mr. Sadler will receive a lump sum payment of his vested plan benefit.

46	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Limited Perquisites and Other Benefits

Cigna’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance and relocation benefits when a move is required. Executive officers working outside of the United States also may be provided with benefits that are customary in the country in which they are based. In addition, Mr. Cordani is encouraged to use the corporate aircraft for business and personal travel. This serves to increase his time available for business purposes and as a means to better ensure his safety and security. Mr. Cordani is fully responsible for personal income tax liability associated with his personal use of the corporate aircraft.

Cigna’s executive financial services program offers executive officers an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation, with the exception of Mr. Cordani who is reimbursed for all such expenses incurred for any year.

The perquisites provided to the NEOs in 2016 and the associated values and valuation methods are described in the notes to the Summary Compensation Table on page 54.

The NEOs also are eligible to receive all of the benefits offered to Cigna employees generally, including medical and other health and welfare benefits as well as voluntary benefits.

EMPLOYMENT ARRANGEMENTS AND POST-TERMINATION PAYMENTS

Employment Arrangements

We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either Cigna or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon his or her hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive and long-term equity incentive compensation.

Jason Sadler

As an employee based in Hong Kong, Mr. Sadler is entitled to certain protections in the event of his termination that are customary for local employees. Unless he is terminated for cause, to terminate his employment, either Cigna or Mr. Sadler must provide at least three months’ prior written notice of the termination, or payment in lieu thereof.

Herbert Fritch

In connection with the acquisition of HealthSpring, we entered into a retention agreement with Mr. Fritch, which included restrictions on his ability to sell certain shares of wholly owned stock and shares underlying certain stock options. This restriction terminated on January 31, 2017.

Severance Arrangements

Other than following a change of control of Cigna, the Committee generally has discretion to determine, on a case-by-case basis, whether to make any post-termination payments to an executive officer. In the past, the Committee has approved varying amounts of severance pay for departing executive officers in exchange for certain obligations, including, for example, a general release of all claims or an extended non-competition and non-solicitation period. In approving a severance arrangement, the Committee exercises its business judgment based on individual circumstances, including, but not limited to, the executive officer’s term of employment, past accomplishments, reasons for termination, opportunities for future employment and total unvested annual or long-term incentive compensation.

Other Post-Termination Arrangements

Under the Cigna Long-Term Incentive Plan, if, absent a change of control, an executive officer’s employment terminates prior to the vesting of a stock option, restricted stock, RSU or SPS award, the award is generally forfeited, subject to specific exceptions for disability, death or retirement (as defined in the plan). Upon an executive officer’s disability, death or retirement, stock options, restricted stock, RSUs and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements. For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death or retirement, please see Potential Payments Upon Termination or Change of Control beginning on page 65.

In 2016, in connection with his retirement, the Committee approved the terms of Mr. Fritch’s Agreement and Release as well as the terms of his Advisory Services Agreement. These agreements are described in Potential Payments Upon Termination or Change of Control — Terms of Mr. Fritch’s Retirement, beginning on page 65.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	47

COMPENSATION MATTERS

Change of Control Arrangements

Cigna does not provide executive officers with any single-trigger payments or golden parachute excise tax gross-ups or excise tax reimbursements upon a change of control.

The Cigna Executive Severance Benefits Plan applies to executive officers in the event of a qualified separation of service of the executive officer. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

Under the Cigna Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan, an executive officer will be eligible for benefits if his or her employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:

•	initiated by the company other than “for cause” as defined in the applicable plan; or

•	initiated by the executive officer after determining, in his or her reasonable judgment, that there has been a material reduction in authority, duties or responsibilities, any reduction in compensation or any changes in the executive’s principal office location of more than 35 miles from the location on the date of a change of control. Under the Executive Severance Benefits Plan, the executive must deliver notice to the company within 30 days after such reduction or change and at least 30 days before separation, after which the company has 30 days to remedy the circumstances before a separation upon a change of control is deemed to have occurred.

Benefits in a double-trigger situation include the following:

•	A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of (i) the most recent annual incentive paid or (ii) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for his or her level of expected performance prior to the change of control.

•	Full vesting of all unvested stock options, restricted stock and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason after a change of control, the executive is able to realize the shareholder value to which he or she contributed while employed at the company.

•	Full vesting of all unvested SPS awards with the calculation of such vesting made at the highest of: (1) the target vesting percentage; (2) the vesting percentage for the most recent payout of SPS awards (i.e., the prior cycle); or (3) the average of the vesting percentage established by the Committee for the most recent two SPS payouts. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control.

•	At the company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control.

If any portion of the change of control benefits paid to an executive officer would be subject to a change in control excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits. Upon closing, the proposed merger with Anthem would constitute a change of control under the Cigna Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan.

For more information concerning the financial amount of these benefits, see Potential Payments upon Termination or Change of Control beginning on page 65.

PROCESSES AND PROCEDURES FOR DETERMINING EXECUTIVE COMPENSATION

The Role of the People Resources Committee in Executive Compensation

The Committee is composed entirely of independent directors. Pursuant to its charter, the Committee is charged with oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews Cigna’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to ensure a strong linkage between executive pay and performance and alignment with shareholder interests. At each of its regularly scheduled meetings, the Committee conducts executive sessions, without Cigna management present. In addition, the Committee has engaged Pay Governance as its independent compensation consultant to assist the Committee in its responsibilities.

48	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Risk Oversight

As part of its responsibilities, the Committee considers whether Cigna’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, the Chief Risk Officer conducts a comprehensive review of executive and employee compensation programs to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee in February of each year. The review analyzes:

•	compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;
•	situations where compensation programs may have the potential to raise material risks to the Company;

•	internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and

•	plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures and plan caps.

After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Process for Executive Compensation Decisions

Chief Executive Officer Compensation

The Committee and independent Chairman of the Board evaluate CEO performance and enterprise goals.	The Committee makes recommendations to the independent members of the Board about CEO performance and compensation.	The Board considers the Committee’s recommendations as it reviews and approves the CEO’s compensation.	The Chairman of the Board reviews the results of the performance evaluation with the CEO.

Mr. Cordani is not present when the Committee and the Board make decisions about his compensation. At the request of the Committee, the Executive Vice President, Human Resources and Services and the independent compensation consultant attend this Committee session.

Other NEO Compensation

Generally, the Executive Vice President, Human Resources and Services presents recommendations for all other NEOs’ compensation targets for the Committee’s consideration. For compensation decisions involving actual payouts for the NEOs, Mr. Cordani presents his recommendations to the Committee for its consideration. Mr. Cordani discusses Cigna’s performance and the individual officer’s performance. The Executive Vice President, Human Resources and Services is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

While the Committee or Board ultimately makes all executive compensation decisions, the Committee engages the services of outside advisors for assistance. The Committee utilized Pay Governance as the Committee’s independent compensation consultant throughout 2016 to provide independent, objective analysis, advice and information and to generally assist the Committee in the performance of its duties. The Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Cigna’s compensation programs, practices and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the Executive Vice President, Human Resources and Services and Cigna’s compensation department in their work on the Committee’s behalf.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	49

COMPENSATION MATTERS

ADVICE RECEIVED BY THE COMMITTEE FROM ITS COMPENSATION CONSULTANT FOR 2016 COMPENSATION DECISIONS

•  Analyzed compensation levels and pay practices as compared to Cigna’s compensation peer group to assess whether three-and five-year realizable pay were aligned with Cigna’s performance and compensation philosophy

•  Presented a comparison of competitive market data to the current compensation levels of each executive officer to assist in setting compensation targets

•  Provided market research on incentive plans to assist in the design of short-term and long-term incentive compensation plans

•  Reviewed incentive measures in the 2016 MIP and 2016–2018 SPS program to provide the Committee with objective reference points to consider when determining target goals

•  Evaluated the effect of Cigna’s equity programs on annual share use, burn rate and total overhang to provide the Committee with context for its determination of the maximum share limit for use in 2016

At the request of the Committee, a representative of Pay Governance regularly attended the Committee’s meetings in 2016. The Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.

Independence of the Compensation Consultant

The Committee’s policy requires that the compensation consultant be independent of the Company. A compensation consultant is deemed independent under the policy if the compensation consultant (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to Cigna’s policy and NYSE rules and concluded that Pay Governance is free from conflicts and independent. In addition, each year the Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.

50	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

OTHER PRACTICES

Executive officers are subject to robust stock ownership requirements, prohibited from hedging and restricted in their ability to pledge Cigna securities.

Stock Ownership Guidelines

We believe that the ownership of meaningful levels of Cigna stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2016, all of our NEOs met or exceeded stock ownership guidelines. The chart below shows the stock ownership requirements and actual value of holdings as a multiple of base salary as of December 31, 2016 for the CEO and the average of the other NEOs.

FEATURES OF OUR STOCK OWNERSHIP GUIDELINES

•     Wholly owned shares, restricted stock, stock equivalents, and shares owned through benefit plans (such as investments in the Cigna stock fund of the Cigna 401(k) Plan) are counted toward meeting the guidelines. SPSs granted on or after January 1, 2014 and stock options do not count toward meeting guidelines.

•     Executive officers have five years from date of hire, promotion or any other event that changes their multiple of base salary to meet their applicable ownership guideline. Prior to meeting their stock ownership guidelines, executives may only engage in transactions that increase their holdings. Once an executive attains his or her required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	51

COMPENSATION MATTERS

SHARE RETENTION REQUIREMENTS ENCOURAGE A LONG-TERM OWNERSHIP PHILOSOPHY	OTHER PRACTICES REGARDING TRANSACTIONS IN CIGNA STOCK

•  Once ownership guidelines are satisfied,

•  executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open period; and

•  executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock grants.

•  Executive officers may only transact in Cigna securities during approved open trading periods after satisfying mandatory clearance requirements.

•  CEO approval is required for all transactions in Cigna stock by executive officers.

•  General Counsel approval is required for all transactions in Cigna stock by the CEO.

Hedging and Pledging Restrictions

Our insider trading policy prohibits our directors, executive officers and all employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Cigna stock. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars and forward sale contracts.

The Committee has adopted a policy that prohibits directors and Section 16 officers from pledging Cigna stock as loan collateral or holding Cigna stock in a margin account. Cigna’s Office of the Corporate Secretary, in consultation with the Chairman of the Board and the Chief Executive Officer, may grant exceptions to this prohibition only with respect to shares held above the stock ownership guidelines. Exceptions may be granted upon a determination that the pledge is reasonable in amount and scope and structured to minimize risks associated with pledging. This determination will be based on the following considerations, among others:

•	the amount of the pledge as compared to Cigna’s total stock outstanding, market value or trading volume;

•	the amount of the pledge as compared to the total value of Cigna stock held by the individual above the applicable stock ownership guideline;

•	the individual’s ability to repay loans secured by Cigna stock or substitute other assets as collateral; and

•	the terms of the pledging documentation.

To our knowledge, none of our directors, NEOs or other Section 16 officers have pledged Cigna stock, either now or at any time in the past.

Disgorgement of Awards (Clawback) Policy

The Board of Directors has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of

Sarbanes-Oxley. In addition, Cigna will review its policy and, if necessary, amend it to comply with any new clawback mandates under applicable law.

Currently, the Board will, in all appropriate cases and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:

•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;

•	the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•	the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

In addition, Cigna’s stock option, restricted stock, RSU and SPS awards include a clawback provision that applies to any Cigna employee, including any NEO, who:

•	is terminated by Cigna due to misconduct;

•	engages in behavior that would be considered grounds for termination due to misconduct;

•	competes with Cigna within one year following any voluntary termination;

•	solicits a Cigna employee or customer within one year following any termination;

•	discloses Cigna confidential information improperly; or

•	fails to assist Cigna in the handling of investigations, litigation or agency matters with respect to which the employee has relevant information.

52	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

If an executive engages in any of the above “violation events,” any option gains realized over the two years before the event and the value of any restricted stock, RSU or SPS vesting over the year before the event are required to be paid back to Cigna. These provisions are designed to discourage executives from engaging in activities that can cause Cigna competitive harm.

Tax and Accounting Treatment

Prior to 2013, Section 162(m) of the Internal Revenue Code imposed limits on the amount of employee compensation that Cigna could deduct for federal income tax purposes, unless the compensation qualified as performance-based under Section 162(m). As part of health care reform legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including Cigna. Starting in 2013, under Section 162(m)(6), any per person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by Cigna. The tax deduction limitation applies whether or not compensation is performance-based or is provided pursuant to a shareholder-approved plan.

The tax deduction limitation under Section 162(m)(6) has impacted, and will continue to impact, Cigna through the loss of some tax benefits related to employee compensation in excess of the $500,000 per person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.

Separately, the Committee also considers the accounting consequences of its compensation decisions.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	53

COMPENSATION MATTERS

Executive Compensation Tables

2016 SUMMARY COMPENSATION TABLE

This table includes information regarding 2016, 2015 and 2014 compensation for each of the NEOs. Other tables in this proxy statement provide more detail about specific types of compensation with respect to 2016.

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (d)	STOCK AWARDS ($) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (h)	ALL OTHER COMPENSATION ($) (i)	TOTAL ($) (j)
David M. Cordani President and Chief Executive Officer	2016	1,200,000	—	6,690,115	6,000,012	1,100,000	62,000	227,730	15,279,857
	2015	1,189,615	—	7,105,072	5,800,033	2,860,000	†	352,952	17,307,672
	2014	1,125,185	—	5,670,023	5,400,023	1,900,000	125,859	240,355	14,461,445

Thomas A. McCarthy(1) Executive Vice President and Chief Financial Officer	2016	740,000	—	1,471,894	1,320,035	536,000	65,616	34,898	4,168,443
	2015	719,231	—	1,470,005	1,200,013	1,000,000	†	29,036	4,418,285
	2014	637,037	—	1,102,541	1,050,006	630,000	205,455	38,063	3,663,102

Nicole S. Jones Executive Vice President, General Counsel	2016	581,137	—	953,114	854,702	431,200	7,207	35,294	2,862,654
	2015	577,867	—	1,003,501	819,089	756,000	†	31,390	3,187,847
	2014	562,682	—	897,453	854,710	501,113	15,623	32,013	2,863,594

Matthew G. Manders(2) President, Gov’t & Indiv. Programs and Group Insurance	2016	750,000	—	1,594,526	1,430,035	675,000	289,130	41,900	4,780,591
	2015	732,692	—	1,347,529	1,100,015	1,080,000	†	37,253	4,297,489
	2014	585,667	—	1,276,282	918,773	787,500	653,845	35,995	4,258,062

Jason D. Sadler(3) President, International Markets	2016	589,463	—	641,256	575,039	399,796	—	239,383	2,444,937
	2015	586,330	—	704,494	575,025	575,297	—	235,637	2,676,783
	2014	554,977	—	1,266,644	471,013	546,116	—	231,784	3,070,534

Herbert A. Fritch(4) Retired President, Cigna-HealthSpring	2016	883,428	—	913,987	700,039	0	—	138,634	2,636,088
	2015	1,000,000	—	1,041,266	850,020	700,000	—	36,450	3,627,736
	2014	1,000,000	—	787,576	750,001	900,000	—	30,563	3,468,140

(1)	On February 22, 2017, Mr. McCarthy notified the Company of his intention to retire from his position in the early summer of 2017.

(2)	On February 23, 2017, the Company appointed Matthew G. Manders, who was most recently the Company’s President of U.S. Markets, to the new role of President, Government & Individual Programs and Group Insurance.

(3)	Mr. Sadler’s base salary and annual award under the Management Incentive Plan are paid in Hong Kong dollars and, throughout these Executive Compensation Tables, have been converted to U.S. dollars using an exchange rate equal to the average of the daily mid-points between the bid and the ask prices for each trading day in the month of December for the relevant year. For 2016 base salary and the 2016 MIP award, $1 Hong Kong dollar = $0.12888508 U.S. dollars.

(4)	Mr. Fritch retired effective November 11, 2016. On October 20, 2016, he and the Company entered into an Agreement and Release (the “A&R Agreement”) in connection with his retirement. The A&R Agreement is described in Potential Payments Upon Termination or Change of Control – Terms of Mr. Fritch’s Retirement, beginning on page 65.

Stock Awards (Column (e))

Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the Cigna Long-Term Incentive Plan. For Mr. Fritch, also includes the incremental expense as determined in accordance with ASC Topic 718 related to the accelerated vesting of 45,020 shares of restricted stock pursuant to the A&R Agreement. No stock awards, other than SPSs, were granted to the NEOs in 2016.

54	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

The SPSs are subject to performance conditions as described beginning on page 44. The grant date fair value of SPS awards granted in 2016 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% (of the weighting) of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:

	VALUE OF SPSs GRANTED IN 2016
NAME	GRANT DATE FAIR VALUE ($)	AT HIGHEST PERFORMANCE ACHIEVEMENT* ($)
David M. Cordani	6,690,115	9,690,167
Thomas A. McCarthy	1,471,894	2,131,936
Nicole S. Jones	953,114	1,380,519
Matthew G. Manders	1,594,526	2,309,560
Jason D. Sadler	641,256	928,815
Herbert A. Fritch**	780,653	1,130,722

*	The value at the highest performance achievement reflects adjusted income from operations at 200% of target and projected achievement of total shareholder return relative to Cigna’s SPS performance peer group based on accounting assumptions.

**	Mr. Fritch will only receive a prorated portion of this award in accordance with the A&R Agreement.

Option Awards (Column (f))

Represents the grant date fair value of option awards made under the Cigna Long-Term Incentive Plan computed in accordance with ASC Topic 718 applying the same model and assumptions as Cigna applies for financial statement reporting purposes, as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (disregarding any estimates for forfeitures).

Non-Equity Incentive Plan Compensation (Column (g))

This column reflects performance-based compensation awarded under the MIP as described beginning on page 37. Mr. Fritch did not receive a MIP award for 2016.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits Table on page 61. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits Table beginning on page 62. The amounts in this column do not include deferred compensation because we do not provide above market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value.

All Other Compensation (Column (i))

This column includes:

•	Cigna’s matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $68,850; Mr. McCarthy — $34,050; Ms. Jones — $28,007; Mr. Manders — $35,400; and Mr. Fritch — $31,431.

•	Cigna’s contributions of $104,742 to Mr. Sadler’s Third Country National Pension Plan account and $2,320 to Mr. Sadler’s Mandatory Provident Fund account.

•	Dividends paid in 2016 on restricted stock awards of $258 for Ms. Jones and $7,203 for Mr. Fritch.

•	Payment of $100,000 to Mr. Fritch pursuant to his Advisory Services Agreement. For more information on the Advisory Services Agreement, see the section titled “Potential Payments Upon Termination or Change of Control — Terms of Mr. Fritch’s Retirement” on page 65.

•	2016 perquisites valued at incremental cost (the cost incurred by Cigna due to the NEO’s personal use or benefit) as follows:

¡	Fees paid for financial planning, tax preparation and legal services related to tax and estate planning in the following amounts: Mr. Cordani — $23,608; Ms. Jones — $6,500; Mr. Manders — $6,500; and Mr. Sadler — $4,065.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	55

COMPENSATION MATTERS

¡	For the corporate aircraft, $129,040 of incremental cost related to Mr. Cordani’s use of the aircraft, at the Company’s encouragement, for personal travel. Incremental cost is determined by dividing the annual variable costs by the total number of flight hours and multiplying the result by the number of personal flight hours during the year. Variable costs include fuel, crew travel, trip-related maintenance, landing fees and hangar costs and other similar costs. Fixed costs that do not change based on usage are excluded from the incremental cost calculation.

¡	Costs for security system monitoring and maintenance in the following amounts: Mr. Cordani — $6,232; Mr. McCarthy — $848; and Ms. Jones — $529.

¡	Mr. Sadler is provided with local benefits consistent with market practice for executives in Hong Kong, which included his annual club memberships — $6,301; a housing allowance — $108,263; a company car — $7,405; and a personal driver — $6,287.

GRANTS OF PLAN-BASED AWARDS IN 2016

This table provides information about annual incentive targets for 2016 and grants of plan-based awards made in 2016 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.

NAME (a)	GRANT DATE (b)	COMMITTEE APPROVAL DATE (c)	AWARD TYPE (d)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (k)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (l)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (m)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh) (n)	GRANT DATE FAIR MARKET VALUE OF STOCK AND OPTION AWARDS ($) (o)
				THRESHOLD ($) (e)	TARGET ($) (f)	MAXIMUM ($) (g)	THRESHOLD (#) (h)	TARGET (#) (i)	MAXIMUM (#) (j)
David M. Cordani	—	—	MIP Target	—	2,200,000	4,400,000
	3/1/2016	2/23/2016	SPS				7,542	43,098	86,196					6,690,115
	3/1/2016	2/23/2016	Option								142,801	139.22	138.53	6,000,012

Thomas A. McCarthy	—	—	MIP Target	—	800,000	1,600,000
	3/1/2016	2/23/2016	SPS				1,659	9,482	18,964					1,471,894
	3/1/2016	2/23/2016	Option								31,417	139.22	138.53	1,320,035

Nicole S. Jones	—	—	MIP Target	—	560,000	1,120,000
	3/1/2016	2/23/2016	SPS				1,075	6,140	12,280					953,114
	3/1/2016	2/23/2016	Option								20,342	139.22	138.53	854,702

Matthew G. Manders	—	—	MIP Target	—	900,000	1,800,000
	3/1/2016	2/23/2016	SPS				1,798	10,272	20,544					1,594,526
	3/1/2016	2/23/2016	Option								34,035	139.22	138.53	1,430,035

Jason D. Sadler	—	—	MIP Target	—	499,745	999,490
	3/1/2016	2/23/2016	SPS				723	4,131	8,262					641,256
	3/1/2016	2/23/2016	Option								13,686	139.22	138.53	575,039

Herbert A. Fritch	—	—	MIP Target	—	1,000,000	2,000,000
	3/1/2016	2/23/2016	SPS				880	5,029	10,058					780,653
	3/1/2016	2/23/2016	Option								16,661	139.22	138.53	700,039
			Restricted Stock Modification							45,020				133,334

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (f) and (g))

Amounts in column (f) represent annual incentive targets for the 2016 performance period paid in 2017. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO are as follows: Mr. Cordani — $1,100,000; Mr. McCarthy — $536,000; Ms. Jones — $431,200; Mr. Manders — $675,000; Mr. Sadler — $399,796; and Mr. Fritch — $0.

56	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (h), (i) and (j))

Represents SPSs awarded for the 2016–2018 performance period. Pursuant to the A&R Agreement, Mr. Fritch will receive a payout of a prorated portion of his 2016–2018 SPS award of 1,397 SPSs. Mr. Fritch forfeited the balance of his 2016–2018 SPS award (3,632 SPSs) granted in 2016. The People Resources Committee will determine payout amounts for the SPSs, if any, in 2019. The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 17.5% of target, which represents the lowest possible level of share payout under these awards assuming achievement at threshold for adjusted income from operations.

All Other Stock Awards: Number of Shares of Stock or Units (Column (k))

Pursuant to the A&R Agreement, on November 11, 2016, the vesting of 45,020 shares of Mr. Fritch’s restricted stock was accelerated. The amount shown with respect to these restricted stock awards in column (o) is the incremental expense of such acceleration.

All Other Option Awards (Column (l))

Represents stock option awards granted under the Cigna Long-Term Incentive Plan and approved by the People Resources Committee at its February 2016 meeting as part of each NEO’s long-term incentive award. Stock options represented 50% of the long-term incentive awards for executive officers in 2016, as described on page 42.

Exercise or Base Price of Option Awards (Column (m))

Pursuant to the Cigna Long-Term Incentive Plan, the stock option exercise price is the average of the high and low trading price of Cigna common stock on the date of the award.

Grant Date Fair Market Value of Stock and Options Awards (Column (o))

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Cigna uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2016 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% (of the weighting) of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A). For Mr. Fritch, it also includes the incremental expense as determined in accordance with ASC Topic 718 related to the accelerated vesting of his restricted stock pursuant to the A&R Agreement.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	57

COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2016

This table provides information about unexercised stock options and unvested stock awards (restricted stock, restricted stock units (RSUs) and SPSs) held as of December 31, 2016 by the NEOs.

	OPTION AWARDS					STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)(1) UNEXERCISABLE (c)	OPTION EXERCISE PRICE ($) (d)	OPTION EXPIRATION DATE (e)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1) (f)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2) (g)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1) (h)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2) (i)
David M. Cordani	190,180			34.6450	3/3/2020	85,462	11,399,776	91,074	12,148,361
	189,610			42.1900	3/1/2021
	200,229			44.4250	2/28/2022
	206,843			58.7300	3/5/2023
	152,970		76,473	78.0350	2/26/2024
	53,129		106,259	120.8950	2/25/2025
			142,801	139.2200	3/1/2026
Total	992,961		325,533			85,462	11,399,776	91,074	12,148,361

Thomas A. McCarthy	4,464			46.8833	2/28/2017	16,618	2,216,675	19,408	2,588,833
	5,651			47.9250	2/27/2018
	21,582			14.0250	3/4/2019
	8,138			34.6450	3/3/2020
	8,159			42.1900	3/1/2021
	10,960			44.4250	2/28/2022
	11,332			58.7300	3/5/2023
	29,744		14,870	78.0350	2/26/2024
	10,992		21,985	120.8950	2/25/2025
			31,417	139.2200	3/1/2026
Total	111,022		68,272			16,618	2,216,675	19,408	2,588,833

Nicole S. Jones	34,163			58.7300	3/5/2023	13,527	1,804,367	12,916	1,722,865
	24,212		12,104	78.0350	2/26/2024
	7,503		15,006	120.8950	2/25/2025
			20,342	139.2200	3/1/2026
Total	65,878		47,452			13,527	1,804,367	12,916	1,722,865

Matthew G. Manders	29,953			44.4250	2/28/2022	16,599	2,214,141	19,371	2,583,898
	38,471			58.7300	3/5/2023
	26,027		13,011	78.0350	2/26/2024
	10,076		20,153	120.8950	2/25/2025
			34,035	139.2200	3/1/2026
Total	104,527		67,199			16,599	2,214,141	19,371	2,583,898

Jason D. Sadler	4,864			58.7300	3/5/2023	15,333	2,045,269	8,888	1,185,570
	6,670		6,670	78.0350	2/26/2024
	5,267		10,535	120.8950	2/25/2025
			13,686	139.2200	3/1/2026
Total	16,801		30,891			15,333	2,045,269	8,888	1,185,570

Herbert A. Fritch	63,043	(3)		12.2500	2/13/2019	11,211	1,495,435	5,694	759,523
	138,752	(3)		14.4000	11/11/2019
	71,992	(3)		30.1300	11/11/2019
	27,976			58.7300	3/5/2023
	31,867			78.0350	2/26/2024
	23,359			120.8950	2/25/2025
	16,661			139.2200	3/1/2026
Total	373,650		0			11,211	1,495,435	5,694	759,523

58	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

(1)	The following table shows the vesting dates of stock options, restricted stock, RSUs and SPSs that have not vested, held as of December 31, 2016 by the NEOs.

	NUMBER OF STOCK OPTIONS THAT HAVE NOT VESTED (a)	VESTING DATE (b)	VESTING AMOUNT (c)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (i) (d)	VESTING DATE (i) (e)	VESTING AMOUNT (f)	NUMBER OF EQUITY INCENTIVE PLAN AWARD SHARES OR UNITS THAT HAVE NOT VESTED (ii) (g)	VESTING DATE (ii) (h)	VESTING AMOUNT (i)
David M. Cordani	76,473	2/26/2017	76,473	85,462	2/24/2017	85,462	91,074	2018	47,976
	106,259	2/25/2017	53,129					2019	43,098
		2/25/2018	53,130
	142,801	3/1/2017	47,600
		3/1/2018	47,600
		3/1/2019	47,601

Total			325,533			85,462			91,074

Thomas A. McCarthy	14,870	2/26/2017	14,870	16,618	2/24/2017	16,618	19,408	2018	9,926
	21,985	2/25/2017	10,992					2019	9,482
		2/25/2018	10,993
	31,417	3/1/2017	10,472
		3/1/2018	10,472
		3/1/2019	10,473

Total			68,272			16,618			19,408

Nicole S. Jones	12,104	2/26/2017	12,104	13,527	2/24/2017	13,527	12,916	2018	6,776
	15,006	2/25/2017	7,503					2019	6,140
		2/25/2018	7,503
	20,342	3/1/2017	6,780
		3/1/2018	6,781
		3/1/2019	6,781

Total			47,452			13,527			12,916

Matthew G. Manders	13,011	2/26/2017	13,011	16,599	2/24/2017	16,599	19,371	2018	9,099
	20,153	2/25/2017	10,076					2019	10,272
		2/25/2018	10,077
	34,035	3/1/2017	11,345
		3/1/2018	11,345
		3/1/2019	11,345

Total			67,199			16,599			19,371

Jason D. Sadler	6,670	2/26/2017	6,670	15,333	2/24/2017	8,425	8,888	2018	4,757
	10,535	2/25/2017	5,267		6/4/2017	3,454		2019	4,131
		2/25/2018	5,268		6/4/2018	3,454
	13,686	3/1/2017	4,562
		3/1/2018	4,562
		3/1/2019	4,562

Total			30,891			15,333			8,888

Herbert A. Fritch				11,211	2/24/2017	11,211	5,694	2018	4,297
								2019	1,397

Total			—			11,211			5,694

(i)	These columns include unvested restricted stock, RSUs and SPSs granted for the 2014–2016 performance period. The number of SPSs reported in these columns reflects the shares vested in February 2017 for the SPS 2014–2016 performance period at their actual payout percentage. As of December 31, 2016, the relevant performance conditions had been satisfied but the awards were not fully vested until payout in February 2017. Pursuant to the A&R Agreement, Mr. Fritch will receive payment for a prorated portion of his 2014–2016 SPS award based on the number of months he was actually employed during the performance period. The number of SPSs reported for Mr. Fritch in the column reflects the actual payout percentage for such prorated portion of his 2014–2016 SPS award. See the CD&A on pages 44-45 for information about the SPS program and the 2014–2016 SPS grants.

(ii)

These columns include unvested SPSs granted for the 2015–2017 and 2016–2018 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine whether SPS awards will vest until the end of the three-year performance period. Notwithstanding this, the SPS

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	59

COMPENSATION MATTERS

amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). With respect to Mr. Fritch, pursuant to the A&R Agreement, Mr. Fritch is entitled to receive payment for a prorated portion of his 2015–2017 and 2016–2018 SPS awards based on the number of months he was actually employed during the applicable performance period. Such prorated portion represents the number of shares for Mr. Fritch’s 2015–2017 and 2016–2018 SPS awards that would vest if each of the performance measures is achieved at target (100%). Because payment will be made in Cigna common stock, the actual value will be based on Cigna’s common stock price at the time of payment.

(2)	Based on the closing price of the Company’s common stock on December 30, 2016, the last business day of the year ($133.39).

(3)	For Mr. Fritch, 273,787 vested options represent HealthSpring awards converted into Cigna equity upon the consummation of the HealthSpring merger.

OPTION EXERCISES AND STOCK VESTED IN 2016

This table provides information about the number of shares of Cigna common stock acquired, and value realized by, the NEOs upon exercise of stock options and the vesting of restricted stock and the 2013–2015 SPS awards during 2016. No SPSs awarded for the 2014–2016, 2015–2017 or 2016–2018 performance periods vested in 2016.

	OPTION AWARDS		STOCK AWARDS
NAME (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED UPON EXERCISE ($) (c)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)		VALUE REALIZED UPON VESTING ($) (e)(1)
David M. Cordani	—	—	137,020	(2)	19,400,662
Thomas A. McCarthy	—	—	21,545	(2)	3,050,557
Nicole S. Jones	—	—	23,922	(2)(3)	3,371,973
Matthew G. Manders	—	—	27,073	(2)	3,833,266
Jason D. Sadler	—	—	10,419	(2)	1,475,226
Herbert A. Fritch	—	—	117,842	(2)(3)	15,914,957

(1)	The value realized upon vesting of stock awards is calculated by multiplying the number of shares acquired upon vesting by the fair market value (FMV) per share of Cigna common stock. The Cigna Long-Term Incentive Plan defines FMV per share as the average of the high and the low trading price per share of Cigna common stock on the applicable vesting date (see notes (2) and (3) below).

(2)	Includes the vesting on February 26, 2016 of 2013–2015 SPS awards as follows: Mr. Cordani — 137,020; Mr. McCarthy — 21,545; Ms. Jones — 22,631; Mr. Manders — 27,073; Mr. Sadler — 10,419; and Mr. Fritch — 27,802. The FMV on February 26, 2016 was $141.59 per share.

(3)	Includes shares acquired upon the vesting of restricted shares as follows: Ms. Jones – 1,291 shares acquired on June 6, 2016 (FMV of $129.86 per share) and Mr. Fritch – 45,020 shares acquired on January 31, 2016 (FMV of $131.91 per share) and 45,020 shares acquired on November 11, 2016 (FMV of $134.16 per share) upon his retirement.

60	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

PENSION BENEFITS FOR 2016

This table shows the present value as of December 31, 2016 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs, except for Messrs. Fritch and Sadler, who were not eligible to participate in the pension benefits plans. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs, because those amounts will not be known until the pension benefits become payable. No pension benefits payments were made to any of the NEOs during 2016.

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE # (c)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)(2)
David M. Cordani	Cigna Pension Plan (Part B)	18	308,436
	Cigna Supplemental Pension Plan	18	182,097
	Cigna Supplemental Pension Plan of 2005	18	601,634
Thomas A. McCarthy	Cigna Pension Plan (Part A)	19.3	677,287
	Cigna Pension Plan (Part B)	26	187,643
	Cigna Supplemental Pension Plan	26	283,235
	Cigna Supplemental Pension Plan of 2005	26	178,396
Nicole S. Jones	Cigna Pension Plan (Part B)	3	52,807
	Cigna Supplemental Pension Plan of 2005	3	57,104
Matthew G. Manders	Cigna Pension Plan (Part A)	23	941,081
	Cigna Supplemental Pension Plan	23	429,794
	Cigna Supplemental Pension Plan of 2005	23	2,168,696

(1)	No employee has received additional credited years of service since 2009.

(2)	Assumptions used in the calculations of the amounts in this column are included in Note 15 to our audited financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2017. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65) which was then discounted to the present value as of December 31, 2016 using the same assumptions as those used for financial reporting purposes. Mr. McCarthy’s and Mr. Manders’ values also include the present value of benefits that are defined as a single life annuity payable at normal retirement age. The assumptions are interest discount rates of 3.89% for the Cigna Pension Plan and 3.58% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the RP 2014 mortality table (adjusted to 2006) with improvement scale MP 2016 on a generational basis for those plans.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	61

COMPENSATION MATTERS

Cigna Pension Plan

The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S. based full-time employees, including the NEOs serving during that time. Cigna makes all the contributions necessary to fund CPP benefits into a trust fund, and the annual contributions are at least the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with Cigna.

The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.

•	“Credited service” is generally the period of an employee’s service with a Cigna company while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.

•	“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.

Part A

For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:

•	the employee’s years of credited service (up to a maximum of 30 years);

•	multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, or (b) the three consecutive calendar years with the highest eligible earnings; and

•	minus an offset equal to approximately half of the employee’s annual Social Security benefits.

On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.

Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.

Effective April 1, 2008, Cigna adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.

For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.

On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also received interest credits, which were based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate would not be less than 4.5%.

The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election subject to the terms of the CPP.

Part B

Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:

•	Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.

•	Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by Cigna on April 1, 2009 became 100% vested.

62	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005

The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.

The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.

In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with Cigna, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	63

COMPENSATION MATTERS

NONQUALIFIED DEFERRED COMPENSATION FOR 2016

This table provides information about the contributions, earnings and balances for Mr. Cordani and Mr. Sadler under deferred compensation plans as of and for the year ended December 31, 2016. The other NEOs did not have deferred compensation.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (d)	AGGREGATE EARNINGS IN LAST FY ($) (e)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS ($) (f)	AGGREGATE BALANCE AT LAST FYE ($) (g)(1)
David M. Cordani	Cigna Deferred Compensation Plan	—	—	(40,223)	—	416,056(1)

Jason D. Sadler	Mandatory Provident Fund	2,320	2,320	341	—	25,977(2)
	Third Country National Pension Plan	—	104,742	59,974	—	740,158(3)

(1)	Includes compensation earned in prior years and reported in the Summary Compensation Tables of Cigna’s previous proxy statements (beginning with the 2007 proxy statement) in the aggregate amount of $95,200 for Mr. Cordani.

(2)	Mr. Sadler’s and Cigna’s contributions are included in the Summary Compensation Table. For additional information on the Mandatory Provident Fund, see page 46 of the CD&A.

(3)	Cigna’s contributions are included in the Summary Compensation Table. For additional information on the Third Country National Pension Plan, see page 46 of the CD&A.

Cigna Deferred Compensation Plan

Cigna credits deferred compensation with hypothetical investment earnings during the deferral period as follows:

•	Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the Cigna 401(k) Plan. The 401(k) investment options include a default fixed income fund with an annual interest rate applicable for 2016 of 3.35%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.

•	Deferred shares of Cigna common stock are credited with amounts equal to any dividends that are paid on actual shares of Cigna common stock. These hypothetical dividends are treated as deferred cash compensation.

Subject to limitations under Section 16 of the Securities Exchange Act of 1934 and under Cigna’s Securities Transactions and Insider Trading Policy, which prohibits trading by Cigna’s NEOs during blackout periods, executive officers who participate in the Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and change their hypothetical investment allocations on deferrals once per quarter.

Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90 day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by Cigna. Deferred compensation balances represent a general unsecured and unfunded obligation of Cigna.

64	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Contingent Payments Table on page 67 reflects the estimated amount of incremental compensation that would become payable to each of the NEOs, except Mr. Fritch, under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2016, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 30, 2016, the last business day of the year ($133.39 per share). Mr. Fritch retired on November 11, 2016. The terms of his retirement are described below.

All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee determines appropriate.

The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and specific plan terms that govern administration of payments. See also the Employment Arrangements and Post-Termination Payments section of the CD&A on page 47 for a description of Cigna’s policies on severance pay.

In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2016; (2) payments of benefits are made in a lump sum on December 31, 2016; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 31, 2016. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.

The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), deferred compensation, pension plans and the value of previously vested in-the-money options, assuming exercise; in each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause. See the Pension Benefits for 2016 and Nonqualified Deferred Compensation for 2016 tables on pages 61 and 64, respectively.

Terms of Mr. Fritch’s Retirement

Mr. Fritch retired effective November 11, 2016. In October 2016, he and the Company entered into the A&R Agreement in connection with his retirement. The A&R Agreement provided for benefits consisting of: (1) accelerated vesting of 45,020 shares of restricted stock and (2) payout of 9,078 SPSs granted for the 2014–2016 performance period, 4,297 SPSs granted for the 2015–2017 performance period and 1,397 SPSs granted for the 2016–2018 performance period, representing a prorated number of SPSs awarded, based on the number of months that Mr. Fritch was employed during each three-year performance period. The agreement confirmed that, pursuant to the LTIP and the terms of the original grants, Mr. Fritch’s stock options vested upon his retirement to the extent unvested. The aggregate value of these benefits was approximately $8.8 million, based on a stock price of $133.67 per share, the closing price of Cigna’s common stock on November 11, 2016. The percentage of actual shares earned and timing of the payment of the SPS awards will be determined by the People Resources Committee in accordance with the terms of the LTIP. Stock options awarded under the LTIP will expire at their original term. Stock options awarded under the HealthSpring Amended and Restated 2006 Equity Incentive Plan, all of which had previously vested, will expire the shorter of three years from the retirement date or at their original term. Mr. Fritch did not receive a 2016 MIP award.

Mr. Fritch and the Company also entered into an Advisory Services Agreement, pursuant to which Mr. Fritch will provide advice and counsel to senior management on business planning and strategy and consultation to the Board of Directors. Mr. Fritch will be paid a retainer of $500,000, payable in arrears in five equal installments between January 2017 and January 2018. The Advisory Services Agreement expires on December 31, 2017.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	65

COMPENSATION MATTERS

Contingent Payment Descriptions

The aggregate amounts in the Contingent Payments Table appear under the following headings:

•	Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.

•	Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.

•	Vesting of Previously Awarded Long-Term Incentives, which refers to accelerated vesting of in-the-money options and/or restricted stock and SPSs.

•	Outplacement Services and Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.

•	Change of Control Cut-Back, which refers to the application of the reduction of the total payment upon change of control, by which either: (1) an executive will receive the full amount of change of control benefits and also pay any resulting excise tax; or (2) an executive’s change of control benefits will be reduced enough to avoid the excise tax entirely – whichever alternative provides the executive with the greater amount of after-tax benefits.

Hypothetical payment amounts represent an approximation of the potential payment.

66	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

CONTINGENT PAYMENTS All Actions Assume a December 31, 2016 Termination Date
	INVOLUNTARY TERMINATION NOT FOR CAUSE ($) (a)	TERMINATION UPON A CHANGE OF CONTROL ($) (b)	EARLY RETIREMENT OR RETIREMENT ($) (c)	TERMINATION UPON DEATH OR DISABILITY ($) (d)
David M. Cordani
Severance	1,200,000	12,180,000	—	—
Annual Incentive	2,200,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	15,413,215	39,286,130	—	26,939,818
Outplacement Services and Other Benefits	29,684	19,684	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	18,842,899	51,485,814	—	26,939,818

Thomas A. McCarthy
Severance	740,000	5,220,000	—	—
Annual Incentive	800,000	—	800,000	—
Vesting of Previously Awarded Long-Term Incentives	3,099,183	8,013,169	4,197,015	5,481,560
Outplacement Services and Other Benefits	26,589	16,589	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	4,665,772	13,249,758	4,997,015	5,481,560

Nicole S. Jones
Severance	581,138	4,011,413	—	—
Annual Incentive	560,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	2,336,593	5,880,051	—	4,041,403
Outplacement Services and Other Benefits	26,456	16,456	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	3,504,187	9,907,920	—	4,041,403

Matthew G. Manders
Severance	750,000	5,490,000	—	—
Annual Incentive	900,000	—	900,000	—
Vesting of Previously Awarded Long-Term Incentives	3,058,633	7,876,169	4,030,668	5,348,695
Outplacement Services and Other Benefits	26,905	16,905	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	4,735,538	13,383,074	4,930,668	5,348,695

Jason D. Sadler
Severance	589,463	3,492,511	—	—
Annual Incentive	499,745	—	—	—
Vesting of Previously Awarded Long-Term Incentives	2,438,102	4,728,115	—	3,517,868
Outplacement Services and Other Benefits	25,000	15,000	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	3,552,310	8,235,626	—	3,517,868

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	67

COMPENSATION MATTERS

Involuntary Termination not for Cause (Column (a))

Payments and benefits may be provided to NEOs whose employment is terminated because of job elimination or any other non-cause reason. If a NEO is terminated not for cause, there is no plan or formula that prescribes benefits that would be provided. Some of the benefits, such as severance payments or payments in the amount of the value of unvested restricted stock awards, would be subject to the discretion of the People Resources Committee. In exercising such discretion, the Committee typically considers length of service, target total compensation, and career plans following termination of employment.

From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate that a NEO would receive:

•	An amount equal to one year of base salary.

•	A prorated portion of that individual’s annual incentive target for the year in which termination occurs. The total amount of the annual incentive payout for 2016 was included in the estimate because it assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2014–2016 SPS award, 67% of the 2015–2017 SPS award and 33% of the 2016–2018 SPS award. The value shown for such NEO represents the number of SPSs multiplied by $133.39, the December 30, 2016 closing price of Cigna common stock.

•	A lump sum payment equal to the value of unvested restricted stock, calculated by multiplying the number of shares of restricted stock forfeited upon termination, by the closing price on the assumed termination date, which was $133.39 on December 30, 2016.

•	Outplacement services and Company-paid basic life insurance, each for a period of one year. For purposes of this estimate, a cost of $25,000 for outplacement services was used.

Previous separation agreements with executive officers required the officer to make certain promises, covenants and waivers, including non-competition and non-solicitation obligations and a general release, in exchange for the benefits and payments provided by Cigna.

Termination upon a Change of Control (Column (b))

The payments and benefits discussed are entirely hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against Cigna) within two years after a change of control would be entitled to the following payments and benefits:

•	156 weeks of pay, at the base salary rate in effect at termination.

•	Three-times the greater of the executive’s last annual incentive payout or the amount of the executive’s annual incentive target immediately before the change of control.

•	The number of outstanding SPSs multiplied by the greatest of: 100%; the vesting percentage from the preceding performance period; or the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 157.75% of target was used. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $133.39, the closing price of Cigna common stock on December 30, 2016.

•	Unvested stock options and restricted stock awards would vest. Options would expire on the earlier of the original expiration date or three months after the termination date.

•	Six months of outplacement services and life insurance for one year paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.

If, within two years after a change of control, any of the following changes affect an executive officer, and he or she then resigns following written notification to Cigna, the resignation will be treated as a termination upon a change of control: any reduction in compensation, any material reduction in authority, duties or responsibilities, or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.

68	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Early Retirement or Retirement (Column (c))

Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to an NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate a NEO would receive:

•	A prorated portion of that individual’s annual incentive target. The calculation includes the total annual incentive target for 2016 because the estimate assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2014–2016 SPS award, 67% of the 2015–2017 SPS award and 33% of the 2016–2018 SPS award. The value shown for such NEO represents the number of SPSs held by the NEO multiplied by the closing price of Cigna common stock on December 30, 2016 ($133.39).

•	Vesting of any unvested options would be accelerated and the options would become exercisable at retirement and expire on the original expiration date. The calculation includes the gain on in-the-money exercisable options, assuming option exercises on December 31, 2016.

•	Vesting of any unvested Cigna restricted stock awards upon retirement, subject to the People Resources Committee’s approval.

At December 31, 2016, only Mr. McCarthy and Mr. Manders were eligible for early retirement.

Death or Disability (Column (d))

If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. In addition, vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date.

Upon death, the NEO’s estate or the surviving spouse would also receive an immediate payout of 100% of the outstanding SPS awards for the 2014–2016, 2015–2017 and 2016–2018 performance periods. Upon disability, the NEO’s 2014–2016, 2015–2017 and 2016–2018 SPS awards would fully vest, but would not be paid out until the end of the performance period. In accordance with past practice, the estimates assume that the NEO’s estate or the surviving spouse would receive payment of 100% of the 2014–2016 SPS award.

REPORT OF THE PEOPLE RESOURCES COMMITTEE

The People Resources Committee of the Board of Directors reviewed and discussed with Cigna’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission. The Board accepted the Committee’s recommendation.

People Resources Committee:

William D. Zollars, Chair

Eric J. Foss

Jane E. Henney, M.D.

John M. Partridge

Eric C. Wiseman

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	69

COMPENSATION MATTERS

Approval of the Amended and Restated Cigna Long-Term Incentive Plan (Proposal 4)

In February 2017, upon the recommendation of our People Resources Committee (the Committee), our Board of Directors adopted the following amendments to our Long-Term Incentive Plan (the “Plan”), effective upon shareholder approval:

(1)	authorize an additional 9.1 million shares of Cigna common stock (“shares”) for issuance under the Plan, with the result that the number of shares available for future awards would be (a) 14,135,071 shares plus (b) any shares underlying Plan or prior Plan awards still outstanding on March 2, 2017 that may later expire or be forfeited;

(2)	of the total number of shares available for future awards described in (1) above, authorize 2.5 million shares for grants in connection with full-value awards on a one-for-one basis in addition to those already so authorized, with the result that the number of shares available for such future full-value awards would be (a) 5,884,607 shares plus (b) any shares underlying full-value Plan or prior Plan awards still outstanding on March 2, 2017 that may later expire or be forfeited plus (c) any shares underlying Strategic Performance Shares (SPSs) still outstanding on March 2, 2017 to the extent the payout of the SPS award is less than 200% of target;

(3)	revise the Plan’s definition of “eligible employee” to provide that all employees of the Company are eligible to receive awards under the Plan;

(4)	add a new award type (Other Stock-Based Awards) that may be granted to eligible employees under the Plan; and

(5)	extend the term of the Plan from December 31, 2019 until December 31, 2026.

Until the resolution of Cigna’s dispute with Anthem as to whether the merger agreement remains in effect, Cigna intends to operate the Plan in accordance with the merger agreement.

Shareholders originally approved the Plan and Amendment No. 1 to the Plan at Cigna’s 2010 annual meeting of shareholders. Shareholders also approved Amendment No. 2 to the Plan at Cigna’s 2011 annual meeting and Amendment No. 3 to the Plan at Cigna’s 2013 annual meeting.

In addition, in February 2017, upon the recommendation of the Committee, the Board adopted certain other amendments to the Plan which became effective immediately upon Board approval. These amendments:

•	add a minimum vesting period of one-year applicable to at least 95% of all award types under the Plan;

•	unless the Plan already provides for more favorable treatment, allow optionholders and SAR holders to exercise vested options or SARs upon a termination of employment (other than a termination for cause) until the earlier of: (i) 90 days following termination of employment or (ii) the expiration date of the option or SAR;

•	permit options to be exercised through means of a “net settlement”;

•	revise the definition of “termination for cause” under the Plan to broaden the types of conduct that could result in a “termination for cause”;

•	clarify that a participant will not be eligible for “Retirement” or “Early Retirement” treatment under the Plan at a time when grounds exist for a “termination for cause”;

•	prohibit the payout of dividends and dividend equivalent rights on all Plan awards until such awards are vested in the case of restricted stock, other stock-based awards and restricted stock units and generally for all other award types under the Plan; and

•	change the controlling law applicable to the Plan from Pennsylvania law to Delaware law.

We ask that our shareholders vote to approve the Plan, as amended.

As of the close of business on March 1, 2017:

•	256,669,676 shares of Cigna common stock were outstanding;

•	7,677,272 stock options (vested and unvested) were outstanding under the Plan with a weighted average exercise price of $95.93 per share and a weighted average remaining term of 6.92 years;

•	3,011,456 shares underlying full-value awards (such as SPSs and restricted stock) were outstanding; and

•	5,035,071 shares were available for grants of new awards, including 3,384,607 shares available for full-value awards that are counted against the available pool on a one-for-one basis (any additional shares granted under the amended and restated Plan in connection with full-value awards will be counted as 2.57 shares for each share).

70	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

The Company does not expect to grant new awards between March 2, 2017 and April 26, 2017. On March 1, 2017, the fair market value of one share of Cigna common stock was $151.15.

REASONS TO APPROVE THE AMENDED AND RESTATED PLAN

Plan awards are an essential part of the total compensation package for our employees. They reflect the importance the Company places on using long-term incentives to: motivate employees; reward them for superior long-term results; and align the interest of Cigna’s employees with the interests of its shareholders. The Company requests additional shares in an amount that it expects will permit Cigna to grant Plan awards through 2020.

If shareholders do not approve the Plan at the Annual Meeting, the Company may continue to grant awards under the Plan (as approved by shareholders through the 2013 annual meeting and including all changes to the Plan adopted by the Board in February 2017 not subject to shareholder approval) until the date all shares reserved under the Plan have been issued or the earlier termination of the Plan. The Company may not have enough shares to grant equity awards under the Plan after 2018 if shareholders do not approve the amended and restated Plan.

The Company is proposing to expand the eligibility criteria of the Plan and to add the “Other Share-Based Awards” award type to provide the Committee with greater flexibility towards achieving the long-term incentive objectives described above. If shareholders do not approve the Plan at the Annual Meeting, the definition of “eligible employee” will not be modified and “Other Share-Based Awards” will not be an award type under the Plan.

The following features of the Plan protect the interests of our shareholders:

•	Low burn rate. The “burn rate” is the ratio of the number of shares underlying awards, other than SPSs, granted during a year (and multiplied by a volatility factor) to the number of basic weighted average common shares outstanding at fiscal year-end. SPSs are included in the “burn rate” calculation when paid. Cigna had an annual burn rate of 1.6% in 2016, and an average annual burn rate of 1.8% over the three-year period from 2014 through 2016.

This three-year average annual burn rate is consistent with the burn rate guidelines established by Institutional Shareholder Services (ISS). ISS is a private organization that studies and provides information on corporate proxy votes, principally for the benefit of institutional investors. Consistent with our past practice, we designed our share request to be within (or below) the ISS allowable share cap and mindful of ISS considerations including plan cost, plan features, and our historical grant practices.

•	Low overhang. As of March 2, 2017, the Company’s equity plans, including grants assumed in connection with the HealthSpring acquisition, result in overhang of 6.03%. With the amendment and restatement of the Plan, overhang will increase to 9.08%. Cigna calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future awards, divided by (b) the total number of shares outstanding, plus shares underlying outstanding awards and shares available for issuance under future awards.

•	No repricing or granting of discounted stock options. The Plan does not permit the repricing of stock options either by amending an existing award or by substituting a new award at a lower price. The Plan prohibits the replacement of underwater options with cash or other awards. The Plan also prohibits the granting of stock options with an exercise price less than the fair market value of Cigna stock on the grant date and prohibits reload options (the automatic grant of a new stock option upon exercise of another stock option).

•	Minimum vesting and performance periods. As amended and restated, the Plan requires a minimum vesting period of one-year applicable to at least 95% of all award types granted under the Plan, and a minimum one-year performance period for performance awards. The minimum period requirements are subject to certain acceleration discretion exceptions including for termination of employment due to death, disability, early retirement, or retirement or a qualifying termination within two years after a change of control.

•	Prohibition against dividend payouts. As amended and restated, the Plan expressly prohibits the payout of dividends on restricted stock and other stock-based awards and dividend equivalent rights on restricted stock units until the underlying shares or units (as applicable) vest. For all other award types, the Plan provides that dividends may not be paid and dividend equivalent rights may not be granted in connection with such awards.

•	Limitation on share recycling. The Plan prohibits the reuse of shares returned to Cigna (or withheld from the grant) in payment for the exercise price of a stock option or for tax withholding.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	71

COMPENSATION MATTERS

PLAN SUMMARY

The summary below of the Plan as proposed to be amended is qualified in its entirety by reference to the text of the amended and restated Plan, which is included as Appendix A to this proxy statement.

Term. No awards may be made under the Plan after December 31, 2026.

Eligibility. All employees of the Company are eligible to receive awards under the Plan. Non-employee members of the Board of Directors are not eligible for Plan awards. If the Plan is approved by shareholders at the Annual Meeting, approximately 70 officers and 41,000 non-officer employees will be eligible to receive awards under the Plan.

Number of Authorized Shares. 14,135,071 shares will be available for grants of awards immediately following approval of the amended and restated Plan. In addition, of the 10,688,728 shares reserved in connection with awards outstanding under the Plan as of March 2, 2017, an unknown number of shares may become available for issuance if any such awards expire or are forfeited or cancelled, and to the extent the payout of any outstanding SPS awards (determined based on the vesting percentage) is less than 200% of target.

Award Limits. The Plan includes the following limits on awards:

•	With respect to grants made on or after April 28, 2010, a maximum of 2 million shares may be issued as incentive stock options (ISOs).

•	The grant of a full-value share will reduce the number of authorized shares remaining on a one-for-one basis up to 5,884,607 shares, plus any full-value shares that: (1) are reserved for issuance in connection with restricted stock units, SPSs or restricted stock granted under the Plan before March 2, 2017, (2) were still outstanding on March 2, 2017, and (3) are later forfeited or canceled or represent SPSs that are not vested and paid. Each full-value share granted in excess of this limit will reduce the number of remaining authorized shares by 2.57.

•	“Full-value shares” are shares of restricted stock, dividend equivalent rights paid in shares, shares granted in lieu of other awards under qualifying incentive plans (such as Cigna’s Stock Unit Plan), shares paid for Strategic Performance Units (SPUs) or SPSs and shares underlying other stock-based awards.

•	Annual per person maximum of 1 million shares in the form of stock options and SARs.

•	Annual per person maximum of (1) 450,000 shares of restricted stock subject to performance conditions and (2) 250,000 SPUs or 500,000 SPSs. If a combination of SPUs and SPSs is awarded, each SPU awarded will reduce the maximum number of SPSs that can be awarded by two and every two SPSs awarded will reduce the maximum number of SPUs that can be awarded by one. SPUs have a maximum value of $200 per unit and SPSs have a maximum vesting percentage of 200%.

Administration. The Committee administers the Plan, subject to any requirements for review and approval by the Board that the Board may establish. The Committee is authorized to: interpret the Plan; select and make awards to eligible participants; determine eligibility for awards; and establish the terms of the awards.

Subject to limits specified in the Plan, the Committee may delegate its authority under the Plan to the Chief Executive Officer (CEO) or the CEO’s designee. The CEO has limited authority to make Plan awards. The CEO must be a Cigna Board member at the time he or she grants Plan awards, and no more than 10% of the shares of common stock available for issuance under the Plan may be subject to awards granted by the CEO. The CEO may not grant awards to or for the benefit of members of the Board or anyone subject to the requirements of Section 16(a) of the Exchange Act. The CEO or his designee may grant SPUs and SPSs, but only in limited circumstances and according to guidelines provided by the Committee or subject to ratification by the Committee.

Award Types. The Plan permits the grant of the award types described below. Cigna’s current practice is to grant only non-qualified stock options, restricted stock and SPS awards under the Plan. Additionally, Cigna grants restricted stock units under the Cigna Stock Unit Plan, which are settled in shares issued from the Plan once vested.

Stock Options (including ISOs). Stock options entitle the holder to purchase shares of Cigna common stock. The exercise price of a stock option may not be less than the fair market value of the underlying shares on the grant date. The stock option exercise period must expire not more than ten years after the grant date. Stock options that are designated as ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. As described above under “Reasons to Approve the Amendment,” the Plan prohibits repricing of stock options and grants of reload options.

72	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Stock Appreciation Rights (SARs). SARs entitle the recipient to receive, upon exercise, stock or cash equal in value to the appreciation in fair market value of a specified number of shares of Cigna common stock underlying the award from the grant date to the exercise date. The Committee may place restrictions on the exercise of SARs. No SAR may be exercisable more than ten years after grant date.

Restricted Stock. Restricted shares of Cigna common stock are subject to the terms and conditions that the Board considers appropriate, provided that these terms and conditions may not be contrary to the provisions and limitations contained in the Plan. Among other things, the Committee specifies forfeiture provisions, restrictions on transferability and the length of the restricted period over which the award vests. The recipient has the right to vote the shares from the date of grant. Dividends payable on restricted stock are accumulated during the restricted period for later payment and are subject to forfeiture until the underlying restricted shares vest. Vested accumulated dividends on restricted shares are typically paid in a cash lump-sum within seventy (70) days after the applicable vesting date.

As described in “Performance-Based Awards” below, the Committee may grant long-term performance awards in the form of performance-based restricted stock. Restricted stock awards subject to performance conditions have an applicable performance period of not less than one year. While Cigna does not currently grant performance-based restricted stock, the Committee would apply the same deferred-dividends condition on any grant of performance-based restricted stock.

Performance-Based Awards. The Committee can grant performance-based awards in the form of performance-based restricted stock, SPSs or SPUs. These awards may be structured to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria. The Plan includes provisions for structuring such awards so that they qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. As a result of the Patient Protection and Affordable Care Act, however, the Company is not currently eligible to qualify compensation as performance-based.

At the time of grant, the Committee specifies in writing the duration of the performance period, the applicable objective performance goals and measures, and the formulas that will be used to determine the ultimate dollar value for SPUs and the vesting percentage for SPSs. Performance goals may be stated separately for one or more participants, collectively for the entire group of participants or in any combination. The goals can be established for Cigna as a whole, or for one or more of its subsidiaries, business units, or lines of business, or any combination, and can be measured on an absolute basis or on a comparative basis using a peer group, specified index, or combination. Subject to certain limitations, the Committee may adjust or modify the performance measures and goals for a performance period if the Company is involved in a merger, acquisition or divestiture transaction (whether or not such transaction constitutes a change of control) that has any material effect on the Company’s ability to apply the performance measures or meet the performance objectives established at the time of grant.

The Committee may not increase the value or vesting percentage of an award above the maximum determined by the attainment of the applicable performance goal, but the Committee has the discretion to reduce the value or vesting percentage below such maximum.

The possible financial measures that may be used to set performance goals are as follows: earnings (total or per share); net income (total or per share); growth in net income (total or per share); income from selected businesses (total or per share); growth in net income or income from selected businesses (total or per share); pre-tax income or growth in pre-tax income; profit margins; revenues; revenue growth; premiums and fees; growth in premiums and fees; membership; membership growth; market share; change in market share; book value; total shareholder return; stock price; change in stock price; market capitalization; change in market capitalization; return on market value; shareholder equity (total or per share); return on equity; assets; return on assets; capital; return on capital; economic value added; market value added; cash flow; change in cash flow; expense ratios or other expense management measures; medical loss ratio; ratio of claims or loss costs to revenues; satisfaction — customer, provider, or employee; service quality; productivity ratios or other measures of operating efficiency; and accuracy of claim processing or other measures of operational effectiveness.

The Committee may specify any reasonable definition of the measures it uses. These definitions may provide for reasonable adjustments to the measures and may include or exclude items including, but not limited to: realized investment gains and losses; special items identified in the Company’s reporting; unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, or financing activities; expenses for restructuring or productivity initiatives; and other non-operating items.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	73

COMPENSATION MATTERS

Dividend Equivalent Rights. Dividend equivalent rights granted under the Plan provide the holder with the right to receive payments in cash, Cigna common stock, or a combination of both. Payments are deferred and accumulated until the dividend equivalent right vests. Vesting of a dividend equivalent right generally occurs when the equity award associated with the right vests. Vested accumulated dividend equivalent rights are typically paid in a cash lump-sum within seventy (70) days after the applicable vesting date. The Plan expressly provides that dividends may not be paid and dividend equivalent rights may not be granted in connection with stock options, SARs, SPSs or SPUs.

Stock in Lieu of Awards Under Qualifying Incentive Plans. The Committee may grant common stock instead of all or a portion of an award otherwise payable under any Cigna bonus plan, short-term or long-term incentive compensation plan, any other incentive compensation arrangement or any supplemental retirement benefit plan that is not tax-qualified under the Internal Revenue Code. The number of shares of Cigna common stock granted must have a fair market value that most closely approximates, but does not exceed, the dollar value of the award being replaced (if it was payable in cash). Payments can be deferred at the participant’s election, provided that they are in compliance with Section 409A of the Internal Revenue Code and Cigna’s Deferred Compensation Plan.

Other Stock-Based Awards. The Committee may grant other stock-based awards which are valued in whole or in part by reference to, or otherwise based on, shares of Cigna common stock. The form of any other stock-based award and the number of shares of Cigna common stock related to any such award will be determined by the Committee at the time of grant. The terms and conditions of any other stock-based award, including vesting provisions and the effect of a termination of employment on the award, will be established by the Committee at the time of grant. Any dividends payable on other stock-based awards are accumulated during the vesting period (if applicable) for later payment and are subject to forfeiture until the underlying shares vest.

Termination, Death and Retirement. Vested stock options and SARs that are unexercised at termination of employment generally expire on the earlier of: (1) 90 days following termination of employment or (2) the regular expiration date of the stock option or SAR, as applicable. However, if employment is terminated due to death, disability, retirement or early retirement, the stock option or SAR will become or remain exercisable in accordance with the terms established by the Committee at the time of grant. If employment is terminated due to a qualifying termination within two years following a change of control, the stock option or SAR will become exercisable on the date of termination of employment and will not expire until the earlier of: (1) 90 days following termination of employment or (2) the regular expiration date of the stock option or SAR, as applicable. If employment is terminated due to a termination for cause, any outstanding stock options and SARs will be immediately and automatically forfeited on the date of termination of employment.

Shares of restricted stock are generally forfeited if the participant terminates employment before the end of the restricted period. However, if employment is terminated due to death, disability or a qualifying termination within two years following a change of control before the end of the restricted period, the restricted period will lapse and the shares will vest immediately on the termination date. In addition, except in the case of certain restricted stock subject to performance conditions, if employment is terminated by reason of retirement or early retirement before the end of the restricted period, the Committee or its designee may provide (before the retirement or early retirement occurs) for the restrictions to lapse and the shares to vest upon retirement or early retirement.

SPSs and SPUs will generally not be paid if the participant’s employment is terminated before the payment date. However, if termination is due to death, disability, retirement or early retirement, the Committee or its designee has the discretion to determine what amount, if any, of the payment should be made. Upon a qualifying termination of employment within two years following a change of control, all outstanding SPUs will be valued and paid based on the highest of (1) target, (2) the highest SPU valuation during the 12 months before the termination date, or (3) the average of the highest SPU valuations for last two SPU payments before the termination date. Upon termination of employment within two years following a change of control, a percentage of a participant’s outstanding SPSs will be vested, and the vesting percentage will be the highest of (1) 100%, (2) the vesting percentage for the most recent performance period, or (3) the average vesting percentage for the last two performance periods. Upon a qualifying termination for any other reason, all outstanding SPS and SPU awards are cancelled.

Dividend equivalent rights must generally be forfeited upon termination of employment, unless the Committee determines otherwise.

Generally, a grant of common stock under the Plan in lieu of an award under the Company’s other short- and long-term incentive compensation plans or non-tax qualified supplemental retirement benefit plans will still be paid when termination occurs before the payment date. However, if termination is due to death, the common stock grant will be cancelled and the award payment will be made under the terms and conditions of the other plan.

The effect of a termination of employment on other-share based awards will be determined by the Committee.

74	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Reuse of Shares for Future Awards. Upon approval of the amended and restated Plan, the following shares will be available for future awards under the Plan:

•	any shares that are issued or reserved under the Plan as of or after March 2, 2017 in connection with awards, to the extent the awards subsequently expire or are forfeited or canceled;

•	any shares reserved for issuance upon settlement of SPSs, to the extent the shares are not issued because the SPSs are settled at less than 200% of the target number of SPSs; and

•	any shares reserved for issuance upon settlement of an award granted under the Plan, to the extent the award is settled in cash.

The following shares shall not become available for future awards: shares tendered to pay the exercise price of stock options; shares reserved for future issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and shares withheld to satisfy tax withholding obligations.

Change of Control. Neither a change of control nor a pending or threatened change of control results in any automatic acceleration of any rights or vesting under the Plan. The Plan maintains double trigger vesting, requiring both a change of control and a qualifying termination of employment before the vesting of awards is accelerated. However, in the case of a pending change of control, the Committee (subject to approval by a majority of Board members not participating in the Plan) has the discretion to modify outstanding stock options, SARs, restricted stock and certain other Plan rights to accelerate vesting, but any such accelerated vesting is contingent on the change of control actually occurring.

A change of control will occur if:

•	there is an acquisition of 25% or more of the voting power of the Company;

•	there is a merger or consolidation of the Company, except if the Board members constitute at least a majority of the surviving entity or its ultimate parent, or the acquisition or merger effects a recapitalization in which no person has or acquires 25% or more voting power;

•	during any consecutive 24-month period, directors who were directors at the beginning of the period or were nominated or elected by a majority of the Board (but not if the initial assumption of office was in connection with an election contest) cease to constitute a majority of the Board; or

•	there is a liquidation or sale of all or substantially all assets, unless the buyer’s board of directors (in the case of a sale) consists of at least a majority of Cigna directors.

A change of control will not occur if, following the transaction, Cigna shareholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets owned by Cigna immediately prior to the transaction.

Adjustment. The Plan provides for proportionate adjustments in the number of shares of common stock subject to awards, including individual limits on awards, the number of shares available for future awards and adjustment in the per share exercise price of stock options and SARs, in the event of changes in outstanding common stock by reason of a stock split or stock dividend or similar events. The Plan also provides for appropriate adjustments to maintain Plan participants’ proportionate interests in the event of a merger, reorganization, reclassification or combination.

Prohibition on Repricing and Reload Grants. Subject to limited exceptions (described below), the Company may not reprice stock options or SARs or issue reload stock options or SARs without prior approval by shareholders. Repricing actions subject to this restriction include:

•	replacing a stock option or SAR with a new stock option or SAR that has a lower exercise price;

•	except in connection with a change in the Company’s capitalization and certain corporate transactions, reducing the exercise price of stock options or SARs or exchanging underwater stock options or SARs for cash, new awards or new stock options or SARs with a lower exercise price.

Transferability. In general, no participant may transfer or assign any award or right under this Plan except by will or by the laws of descent and distribution. However, the Committee may in its discretion allow a participant to transfer any stock option or other rights (other than an ISO), during the participant’s lifetime and without consideration, to an immediate family member, a family trust or a family partnership or to any other person approved by the Committee. The transferee may not subsequently transfer the stock option or other right except by will or the laws of descent and distribution.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	75

COMPENSATION MATTERS

Amendment and Termination of the Plan. The Board may suspend, terminate or modify the Plan provided that no action may be taken by the Board (1) without the approval of Cigna shareholders as necessary under any applicable laws or Internal Revenue Service or Securities and Exchange Commission regulations or the rules of the New York Stock Exchange or (2) that would adversely affect any outstanding awards, without the affected holder’s consent.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated federal income tax consequences of certain awards under the Plan. The summary is not intended to be exhaustive or to describe tax consequences based on particular circumstances. Among other things, it does not address possible state, local or foreign tax consequences or awards other than stock options.

With respect to stock options that qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time the stock options are granted or exercised, although the exercise may give rise to alternative minimum tax liability for the participant. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the stock options are granted or within one year after the issuance of shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of the stock option exercise or (2) the amount realized on disposition exceeds the stock option price, and (b) capital gain, to the extent that the amount realized on disposition exceeds the fair market value of the shares on the date of stock option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the stock option price.

With respect to nonqualified stock options (those that do not qualify as ISOs), the participant will recognize no income upon grant of the stock option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of stock option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the stock option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, for ISOs and nonqualified stock options, Cigna will receive an income tax deduction at the same time and in the same amount as the amount that is taxable to the employee as compensation, subject to the provisions of Section 162(m). Stock option awards under the Plan have historically been structured with the intent to qualify as performance-based compensation for purposes of Section 162(m). However, effective January 1, 2013, the provisions of Section 162(m)(6) will limit Cigna’s deduction for employee compensation attributable to services performed after December 31, 2009 to $500,000 per employee per year. The exception for qualified performance-based compensation under Section 162(m) will not apply, and stock option exercises will be included in applying the $500,000 annual deduction limitation. To the extent a participant realizes capital gains or income for alternative minimum tax purposes, Cigna will not be entitled to any deduction for federal income tax purposes.

AMENDED PLAN BENEFITS

The benefits that will be awarded or paid under the Plan following its amendment and restatement are not currently determinable. Awards granted under the Plan are within the discretion of the Board and the Committee, and future awards and the individuals who might receive them have not yet been determined. A summary of equity awards granted to Cigna’s named executive officers in 2016 is provided in the Grants of Plan-Based Awards Table on page 56.

The following is a list of options received by employees and executive officers under the Plan since the date of the last amendment to the Plan, which was approved by shareholders on April 24, 2013.

•	Named executive officers: 650,685 for David M. Cordani, President and Chief Executive Officer; 134,889 for Thomas A. McCarthy, Executive Vice President and Chief Financial Officer; 96,833 for Nicole S. Jones, Executive Vice President and General Counsel; 131,340 for Matthew G. Manders, President, Government & Individual Programs and Group Insurance; 61,903 for Jason D. Sadler, President, International Markets; 71,887 for Herbert A. Fritch, Retired President, Cigna-HealthSpring (Mr. Fritch retired from the Company effective November 11, 2016).

•	All current executive officers as a group: 1,376,296.

•	All employees, including all current officers who are not executive officers, as a group: 4,629,857 (excludes options granted to the current executive officers).

76	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding Cigna’s equity compensation plans as of December 31, 2016:

	(a)(1)	(b)(2)	(c)(3)
PLAN CATEGORY	SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE PER SHARE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
Equity Compensation Plans Approved by Security Holders	9,237,445	$82.01	7,050,981
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	9,237,445	$82.01	7,050,981

(1)	Includes, in addition to outstanding stock options, 151,361 restricted stock units, 104,682 deferred shares and 1,884,546 strategic performance shares, which are reported at the maximum 200% payout rate. Also includes 283,686 shares of common stock underlying stock option awards granted under the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan which was approved by HealthSpring’s shareholders before Cigna’s acquisition of HealthSpring in January 2012.

(2)	The weighted-average exercise price is based only on outstanding stock options. The outstanding stock options assumed due to Cigna’s acquisition of HealthSpring, Inc. have a weighted-average exercise price of $17.96. Excluding these assumed options results in a weighted-average exercise price of $84.67.

(3)	Includes 257,847 shares of common stock available as of the close of business on December 31, 2016 for future issuance under the Cigna Directors Equity Plan and 6,793,134 shares of common stock available as of the close of business on December 31, 2016 for future issuance under the Cigna Long-Term Incentive Plan.

In accordance with SEC rules, the table above shows information regarding Cigna’s equity compensation plans as of December 31, 2016, the end of our fiscal year. In connection with the proposed amendment and restatement of the Plan, we are providing this information regarding Cigna’s equity compensation plans as of the close of business on March 1, 2017.

As of the close of business on March 1, 2017, there were 9,855,221 shares to be issued upon the exercise of outstanding options, warrants and other rights as follows:

•	7,956,458 stock options (including 279,186 stock options granted under the 2006 HealthSpring Plan);

•	87,796 restricted stock units;

•	27,466 deferred shares;

•	77,695 director deferred shares;

•	67,500 director restricted stock units that settle in shares; and

•	1,638,306 strategic performance shares, which are reported at the maximum 200% payout rate.

In addition, as of the close of business on March 1, 2017, there were 1,257,888 shares of restricted stock outstanding, which are included at time of grant in the total number of shares of common stock outstanding.

As of the close of business on March 1, 2017, weighted-average exercise price per share of outstanding options was as follows:

•	for all outstanding stock options, a weighted-average exercise price of $93.20 and a weighted-average remaining term of 6.92 years; and

•	for the stock options assumed due to Cigna’s acquisition of HealthSpring, a weighted-average exercise price of $17.99 and a weighted-average remaining term of 2.49 years. Excluding these assumed options results in a weighted-average exercise price of $95.93 and a weighted-average remaining term of 7.08 years.

As of the close of business on March 1, 2017, there were 5,289,898 shares remaining available for future issuance under equity compensation plans (excluding outstanding stock options, restricted stock units, deferred shares, director restricted stock units that settle in shares and strategic performance shares, which are reflected above) as follows:

•	254,827 shares of common stock available for future issuance under the Cigna Directors Equity Plan;

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	77

COMPENSATION MATTERS

•	3,384,607 shares of common stock available for future issuance under the Cigna Long-Term Incentive Plan for grants in connection with full-value awards on a one-for-one basis such as shares of restricted stock, strategic performance shares, shares in payment of dividend equivalent rights, shares in lieu of awards under the Company’s other short- and long-term incentive compensation plans and non-tax qualified supplemental retirement benefit plans, or shares in payment of SPSs or SPUs; and

•	1,650,464 shares of common stock available for future issuance under the Cigna Long-Term Incentive Plan as stock options or SARs.

The Board of Directors unanimously recommends that shareholders vote FOR the Amended and Restated Cigna Long-Term Incentive Plan.

78	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 5)

The Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2017. PricewaterhouseCoopers LLP has served as Cigna’s independent registered public accounting firm since Cigna’s formation in 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chairman of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	79

AUDIT MATTERS

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Specifically:

•	The full Audit Committee pre-approves all audit, review and attest services and their related fees. The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.

•	The General Auditor and Chief Risk Officer (CRO) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax service, the independent registered public accounting firm includes a written description of the scope of service and other information about the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services it deems appropriate.

•	For additional audit and permissible non-audit services that arise during the calendar year, the CRO presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the CRO’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services it deems appropriate and necessary.

•	The policy allows the pre-approval of additional audit and permissible non-audit services to be delegated to one or more Audit Committee members so long as the proposed services do not exceed $250,000 individually. Any services approved in this manner must be reported to the full Audit Committee at its next regularly scheduled meeting.

•	The CRO reports to the Audit Committee at each meeting on any non-audit services performed by the independent registered public accounting firm and on fees incurred for any services performed by the independent registered public accounting firm. At each in-person meeting, the CRO reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.

80	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Fees to Independent Registered Public Accounting Firm

The Audit Committee reviewed and approved the professional services rendered to us by PricewaterhouseCoopers LLP consisting of the following:

	2016	2015
Audit Fees	$11,809,000	$11,384,000
Audit-Related Fees	2,146,000	2,530,000
Tax Fees	379,000	336,000
All Other Fees	276,000	569,000
TOTAL	$14,610,000	$14,819,000

Audit fees include the audit of annual financial statements; the review of quarterly financial statements; the performance of statutory audits; quarterly comfort letter work; and the evaluation of the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (e.g., Statement of Standards for Attestation Engagements No. 16 reports); consultation concerning financial accounting and reporting standards; agreed upon procedures; due diligence purchase accounting; and regulatory examinations.

Tax fees include tax recovery services, tax consulting and tax compliance services.

All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved business process advisory and other services that, for 2016, relate primarily to an operating model assessment, a data analysis project and an actuarial assumption review.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	81

AUDIT MATTERS

Report of the Audit Committee

Cigna maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange, SEC regulations and Cigna’s independence standards).

Cigna’s management has primary responsibility for preparing Cigna’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Cigna’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Cigna’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of Cigna’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with Cigna’s CRO, Chief Accounting Officer, General Counsel, Chief Financial Officer and independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of Cigna’s internal controls and the quality of the financial reporting process.

In this context, before Cigna filed its Annual Report on Form 10-K for the year ended December 31, 2016 (Form 10-K) with the Securities and Exchange Commission, the Audit Committee:

•	Reviewed and discussed with Cigna’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Cigna.

•	Reviewed and discussed with Cigna’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of Cigna’s internal control over financial reporting as well as management’s report and PricewaterhouseCoopers LLP’s attestation on the subject.

•	Discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Cigna’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the required written communications from PricewaterhouseCoopers LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from Cigna.

•	Discussed with each of Cigna’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Cigna’s Form 10-K.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in Cigna’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee:

Roman Martinez IV, Chair

James E. Rogers

Donna F. Zarcone

82	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSAL

Shareholder Proposal – Shareholder Proxy Access (Proposal 6)

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies the shareholder proposal and supporting statement may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, California 90278 is the proponent of the following shareholder proposal. The proponent has advised us that he or a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 6 - Shareholder Proxy Access

RESOLVED: Shareholders ask the Board of Directors to provide proxy access for shareholder nominees for election to the Board, with the following essential elements:

1.	Nominating shareholders or shareholder groups (“Nominators”) must beneficially own 3% or more of the Company’s outstanding common stock (“Required Stock”) continuously for at least three years and pledge to hold such stock through the annual meeting.

2.	Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy materials.

3.	The number of shareholder-nominated candidates eligible to appear in Company proxy materials shall be one-quarter of the directors then serving or two, whichever is greater.

4.	No limitation shall be placed on the number of shareholders who can aggregate their shares to achieve the 3% of Required Stock.

5.	No limitation shall be placed on the re-nomination of shareholder nominees by Nominators based on the number or percentage of votes received in any election.

6.	The Company shall not require that Nominators pledge to hold stock after the meeting if their nominees fail to win election.

7.	Loaned securities shall be counted as belonging to any nominating shareholder who represents it has the legal right to recall those securities for voting purposes and will hold those securities through the date of the meeting.

Implementation could be deferred until such time as it would not interfere with Cigna’s existing contractual obligation.

Proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 Chartered Financial Analyst Institute study concluded that proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption” and could raise overall US market capitalization by up to $140 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.l) .

The proposed terms are similar to those in vacated SEC Rule 14a-1l (https://www.sec ..gov/rules/final/2010/33- 9136.pdf). The SEC, following extensive analysis and input from companies and investors, determined that those terms struck the proper balance of providing shareholders with a viable proxy access right while containing appropriate safeguards.

Shareholder proposals calling for proxy access have recently received overwhelming shareholder support, gaining a majority at 123 companies out of 198 facing such a proposal since 2015. Kaye Scholar partner Nicholas O’Keefe recently observed, “Companies are going to lose trying to fight proxy access” Of the 72 similar proposals presented by the New York Comptroller in 2016, the vast majority were withdrawn when companies agreed to adopt a similar version of proxy access.

In addition to public pension fund support, at an SEC Investor Advisory Committee meeting a representative from BlackRock, the largest asset manager in the world, stated the firm supports proxy access as a fundamental right, generally on terms consistent with the vacated SEC rule. TIAA-CREF sent a letter to its 100 largest holdings requesting that they adopt proxy access bylaws consistent with the 3% ownership threshold included in the vacated SEC rule.

Please vote to enhance shareholder value:

Shareholder Proxy Access - Proposal 6

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	83

SHAREHOLDER PROPOSAL

Board of Directors’ Statement in Opposition to the Proposal

Cigna’s Board of Directors is committed to strong corporate governance practices. Cigna recognizes the value of providing shareholders that have a significant and ongoing ownership interest in the Company with an opportunity to include Board nominees in our proxy statement, as well as the potential positive impact of proxy access on director and Board accountability. We regularly monitor the governance landscape and recognize that, as of December 2016, just over 50% of the S&P 500 had adopted proxy access. The Board is not opposed to proxy access. In fact, it is the Board’s intention to complete a full evaluation of proxy access in 2017, with a goal of implementing a proxy access bylaw amendment on terms that the Board believes are in Cigna’s shareholders’ best interests in advance of the 2018 annual meeting of shareholders. For the reasons set forth below, however, Cigna’s Board recommends voting against the shareholder proponent’s proxy access bylaw.

Cigna’s Board has significant concerns with adopting proxy access in the form presented by the shareholder proponent. While certain key aspects of proxy access have become common among companies that have adopted proxy access, other, secondary features of proxy access – and overall shareholder perception of such secondary features – continue to vary in practice. Provisions of the shareholder proponent’s proposal, such as the requirement that nominating shareholders hold 3% of our outstanding stock for at least three years, clearly reflect currently accepted market standards. Other provisions in the proposal, such as restrictions on renomination rights, are much less settled and need to be carefully considered by the Board to provide for an effective proxy access framework. Cigna believes an overly permissive bylaw is inconsistent with market practices and good corporate governance.

Cigna’s Board strongly believes that any proxy access framework should be thoughtfully and carefully considered. Cigna’s Board believes that any proxy access bylaw must strike the appropriate balance between meaningful proxy access rights, on the one hand, and protecting the interests of all shareholders by mitigating the potential for misuse or even abuse by shareholders who may not have the same interests as the majority of our shareholders, on the other, while also reflecting generally accepted governance practices around proxy access.

In July 2015, Cigna entered into a merger agreement with Anthem. Before this time, the Corporate Governance Committee of the Board was in the process of evaluating proxy access. The merger agreement contained customary representations, warranties and covenants of both Cigna and Anthem, including the agreement to not amend our bylaws or propose or commit to any bylaw amendment. In light of these contractual restrictions, the Corporate Governance Committee felt it was in the best interests of Cigna’s shareholders to defer further consideration of proxy access.

Upon receiving the shareholder proposal, we evaluated the proposal and again were mindful of the merger agreement restrictions on bylaw amendments. We also spoke with the shareholder proponent about these contractual restrictions.

Following litigation commenced by the Department of Justice challenging the proposed merger, the U.S. District Court for the District of Columbia issued an order on February 8, 2017 enjoining the merger. On February 14, 2017, Cigna sent a notice to Anthem terminating the merger agreement and filed suit against Anthem in the Delaware Court of Chancery, seeking, among other things, a declaratory judgment that such termination was permitted. Also on February 14, 2017, Anthem commenced litigation against Cigna in the Delaware Court of Chancery seeking a temporary restraining order to enjoin Cigna from terminating and from taking any action contrary to the terms of the Merger Agreement, among other things. On February 15, 2017, the Delaware Court of Chancery granted Anthem’s motion for a temporary restraining order and issued an order temporarily enjoining Cigna from terminating the merger agreement. The Company and Anthem are now involved in litigation in the Delaware Court of Chancery. Until the resolution of this dispute with Anthem as to whether the merger agreement remains in effect, Cigna will act in accordance with the merger agreement, including the agreement not to amend its bylaws.

This shareholder proposal is included in the proxy statement as required under the SEC’s rules. However, for the reasons stated above, Cigna’s Board recommends that shareholders vote against the Shareholder Proposal — Shareholder Proxy Access. The Board believes that Cigna should have the opportunity to meaningfully consider appropriate and balanced terms of a proxy access bylaw that are more consistent with market practices and good corporate governance standards and to consider a bylaw after resolution of its dispute with Anthem as to whether the merger agreement remains in effect. The Board intends to complete its proxy access evaluation as soon as practicable, with a goal of implementing proxy access on terms it believes are in the shareholders’ best interests in advance of the 2018 annual meeting of shareholders.

84	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSAL

For these reasons, and in recognition of the Board’s desire to implement a proxy access bylaw that reflects the best interests of Cigna’s shareholders, the Board recommends that shareholders vote AGAINST the Shareholder Proposal – Shareholder Proxy Access.

The Board of Directors unanimously recommends that shareholders vote AGAINST the Shareholder Proposal – Shareholder Proxy Access.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	85

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Directors, Nominees and Executive Officers

The following table provides information as of January 31, 2017 about the amount of Cigna common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table (named executive officers) and the amount of Cigna common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 31, 2017 or that may become exercisable within 60 days.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Directors and Nominees
Eric J. Foss	12,373	*
Isaiah Harris, Jr.(2)	14,856	*
Jane E. Henney, M.D.(2)	15,496	*
Roman Martinez IV(2)	22,996	*
John M. Partridge	32,227	*
James E. Rogers(2)	—	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	19,471	*
William D. Zollars(2)	15,827	*
Named Executive Officers
David M. Cordani	1,525,258	*
Thomas A. McCarthy	271,376	*
Nicole S. Jones	130,705	*
Matthew G. Manders	228,124	*
Jason D. Sadler	66,836	*
Herbert A. Fritch	638,093	*
All Directors, Nominees and Executive Officers as a group including those named above (21 Persons)	3,411,916	1.3%

*	Less than 1% of the outstanding common stock.

(1)	Includes, in addition to wholly owned shares owned on January 31, 2017:

•	13,500 vested restricted stock units that settle in common stock upon separation of service held by each of Dr. Henney, Ms. Zarcone and Messrs. Harris, Martinez and Zollars;

•	shares acquirable within 60 days of January 31, 2017 by exercising stock options in the amount of 1,170,163 for Mr. Cordani; 179,294 for Mr. McCarthy; 92,265 for Ms. Jones; 171,726 for Mr. Manders; 33,300 for Mr. Sadler; 373,650 for Mr. Fritch; and an aggregate of 222,573 for other executive officers;

•	holdings in the Cigna stock fund of Cigna’s 401(k) Plan in the amount of 1,639 for Mr. Cordani; 1,168 for Mr. McCarthy, 1,313 for Ms. Jones; and an aggregate of 13,168 for other executive officers; and

•	shares paid upon the vesting of the 2014–2016 SPS program in the amount of 85,462 for Mr. Cordani; 16,618 for Mr. McCarthy; 13,527 for Ms. Jones; 16,599 for Mr. Manders; 8,425 for Mr. Sadler; 11,211 for Mr. Fritch; and an aggregate of 36,753 for other executive officers.

86	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF CIGNA COMMON STOCK

(2)	The table below details as of January 31, 2017 certain other securities, the value of which is directly tied to the value of Cigna stock as described on page 26 of this Proxy Statement. Under SEC rules, deferred common stock and hypothetical shares of common stock are not considered beneficially owned and are therefore not included on the previous page.

NAME	DEFERRED COMMON STOCK	HYPOTHETICAL SHARES OF COMMON STOCK
Isaiah Harris, Jr.	—	23,249
Jane E. Henney, M.D.	—	19,024
Roman Martinez IV	21,740	15,419
James E. Rogers	36,480	10,632
Eric C. Wiseman	11,077	2,987
Donna F. Zarcone	7,190	2,796
William D. Zollars	—	9,782

Additional Information about Stock Held by Directors, Director Nominees and Executive Officers

Directors, director nominees and executive officers as a group beneficially own approximately 1.3% of the outstanding common stock. These beneficial ownership percentages do not include any common stock equivalents and are based on 257,052,404 shares of common stock outstanding on January 31, 2017.

On January 31, 2017, the Cigna stock fund of Cigna’s 401(k) plan held a total of 5,281,358 shares, or approximately 2.1% of the outstanding common stock on that date. A Cigna management advisory committee determines how the shares held in the Cigna stock fund will be voted only to the extent the plans’ individual participants do not give voting instructions.

The directors, director nominees and executive officers control the voting and investment of all shares of common stock they own beneficially.

The address for each individual in the table above is c/o Cigna Corporation, 900 Cottage Grove Road, Bloomfield, Connecticut 06002.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	87

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Certain Beneficial Owners

The following table and notes provide information about beneficial owners of more than five percent of Cigna’s common stock. The percent of class reported in the table below is based on 257,052,404 shares of Cigna common stock outstanding as of January 31, 2017.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	16,720,097	(1)	6.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	16,136,025	(2)	6.3%
Dodge & Cox 555 California Street 40th Floor San Francisco, CA 94104	14,470,558	(3)	5.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	13,621,678	(4)	5.3%

(1)	Based on information as of December 31, 2016 contained in an amended Schedule 13G filed with the SEC on January 23, 2017 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 14,376,167 shares; and sole dispositive power with respect to 16,720,097 shares.

(2)	Based on information as of December 31, 2016 contained in an amended Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has sole voting power with respect to 403,384 shares; shared voting power with respect to 50,876 shares; sole dispositive power with respect to 15,685,173 shares; and shared dispositive power with respect to 450,852 shares. According to the amended Schedule 13G, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 330,123 of these shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 193,990 of these shares.

(3)	Based on information as of December 31, 2016 contained in an amended Schedule 13G filed with the SEC on February 14, 2017 by Dodge & Cox. The amended Schedule 13G indicates that Dodge & Cox has sole voting power with respect to 13,695,708 shares and sole dispositive power with respect to all of the shares.

(4)	Based on information as of December 31, 2016 contained in a Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 3,528,339 shares and sole dispositive power with respect to 13,621,678 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Cigna directors and executive officers are required to file reports of their holdings and transactions in Cigna securities with the Securities and Exchange Commission. Based on these reports and representations from our directors and executive officers, the Company believes that all reports due in 2016 were timely filed.

88	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

Questions and Answers About the Proxy Materials

Why did I receive proxy materials? What is included in the proxy materials?

Cigna’s Board of Directors is soliciting your proxy to vote at the 2017 Annual Meeting of Shareholders. You received proxy materials because you owned shares of Cigna common stock on February 27, 2017, the record date, and that entitles you to vote at the Annual Meeting.

Proxy materials include the notice of annual meeting of shareholders, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2016. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Cigna that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?

Cigna has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March 17, 2017, we mailed to shareholders a notice of the Internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.

You may request to receive printed proxy materials by following the instructions contained in the notice of Internet availability. You also may contact Cigna Shareholder Services at the address listed on page 93.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.envisionreports.com/ci. The notice of Internet availability of proxy materials also provides instructions on how to:

•	view our proxy materials on the Internet;

•	vote your shares after you have viewed the proxy materials; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

For shareholders who received a printed copy of our materials, you still may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	89

ANNUAL MEETING INFORMATION

Questions and Answers About Voting

What am I voting on at the Annual Meeting?

MANAGEMENT PROPOSALS	ITEM	BOARD VOTE RECOMMENDATION	PAGE
1	Election of the seven director nominees named in this proxy statement for terms expiring in April 2018	Vote FOR each of the nominees	7
2	Advisory approval of executive compensation	Vote FOR	27
3	Advisory approval of the frequency of future advisory votes on executive compensation	Vote for the option of every “one-year”	28
4	Approval of the Amended and Restated Cigna Long-Term Incentive Plan	Vote FOR	70
5	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017	Vote FOR	79
SHAREHOLDER PROPOSAL	ITEM	BOARD VOTE RECOMMENDATION	PAGE
6	Shareholder Proxy Access	Vote AGAINST	83

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all shareholders?

Each share of Cigna common stock is entitled to one vote on each of the seven directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. We had 256,702,545 shares of common stock outstanding and entitled to vote on February 27, 2017.

How many votes must be present to hold the Annual Meeting?

At least two-fifths of the issued and outstanding shares entitled to vote, or 102,681,018 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.

90	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 5 is a routine matter.

MANAGEMENT PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of directors	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote	Counted “against”	Not voted/No effect
3	Advisory approval of the frequency of future advisory votes on executive compensation	The option of every “one-year,” “two-years” or “three-years” that receives the highest number of votes cast	No effect	Not voted/No effect
4	Approval of the Amended and Restated Cigna Long-Term Incentive Plan	Majority of shares present and entitled to vote	Counted “against”	Not voted/No effect
5	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion
SHAREHOLDER PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
6	Shareholder Proxy Access	Majority of shares present and entitled to vote	Counted “against”	Not voted/No effect

Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, 4 and 5, for every “one-year” for Proposal 3 and “against” Proposal 6. Shares held by the Cigna stock fund of the Cigna 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by Cigna’s Retirement Plan Committee.

How do I vote if I own shares as a record holder?

If your name is registered on Cigna’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare from restricted stock that has vested, shares acquired through an option exercise and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.

Over the Internet. Vote at www.envisionreports.com/ci. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 25, 2017. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 25, 2017. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:00 a.m. Eastern Time on Wednesday, April 26, 2017.

In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

Please note that you cannot vote using the notice of Internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.

How do I vote if my Cigna shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	91

ANNUAL MEETING INFORMATION

this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

How do I vote if my Cigna shares are held by Fidelity in an employee stock account?

Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.

How do I vote shares held in the Cigna stock fund of the Cigna 401(k) Plan?

If you have money invested in the Cigna stock fund of the Cigna 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 20, 2017. You may vote over the Internet, by telephone or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received timely. If you do not send instructions by the April 20, 2017 deadline, you do not vote or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by Cigna’s Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.

Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 20, 2017, your vote will be counted for any shares held in your employee stock accounts at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.

Can I change my vote?

Yes. If you are a record holder, you may:

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Tuesday, April 25, 2017;

•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:00 a.m. Eastern Time on Wednesday, April 26, 2017;

•	Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:00 a.m. Eastern Time on Wednesday, April 26, 2017; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting, which will automatically cancel any proxy previously given.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Written notices of revocation and other communications about revoking Cigna proxies should be addressed to Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.

Who will count the votes? Is my vote confidential?

Computershare has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Who pays for the proxy solicitation and how will Cigna solicit votes?

Cigna pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf

92	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Georgeson, Inc. to assist in soliciting proxies. Cigna will pay Georgeson a fee of approximately $15,000 plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.

How can I communicate with the Board of Directors?

Shareholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by submitting an e-mail to DirectorAccessMailbox@cigna.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Cigna’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How does a shareholder submit a proposal or nomination of a director candidate for the 2018 annual meeting?

The following summarizes the requirements for shareholder proposals.

•	If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 17, 2017. Submitting a shareholder proposal does not guarantee that Cigna will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

•	If you want to present your proposal at the 2018 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business on January 26, 2018 and it must satisfy the requirements set forth in Article II, Section 12 of Cigna’s By-Laws.

If you would like to nominate a candidate for director at the 2018 annual meeting, you must notify the Corporate Secretary by the close of business on January 26, 2018. The notice must include certain information, specified in Cigna’s By-Laws, about you and your nominee.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

How do I obtain copies of Cigna’s corporate governance and other company documents?

The Guidelines, committee charters and Cigna’s Code of Ethics and the Director Code of Business Conduct and Ethics are posted at www.cigna.com/about-us/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.cigna.com/about-us/investors/.

If you are a shareholder and did not receive an individual copy of this year’s proxy statement, annual report or notice of Internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Cigna stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Householding benefits both you and Cigna because it reduces the volume of duplicate information received at your household and helps Cigna reduce expenses and conserve natural resources.

If you would like to receive your own set of Cigna’s proxy statement and annual report or your own notice of Internet availability of proxy materials in the future, or if you share an address with another Cigna shareholder and together both of you would like to receive only a single set of Cigna’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	93

ANNUAL MEETING INFORMATION

each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must have an admission ticket, as well as a valid form of government-issued photo identification, in order to be admitted to the Annual Meeting. If you are a Cigna shareholder of record and received a printed copy of Cigna’s proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Cigna common stock as of the close of business on the Cigna record date of February 27, 2017, to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Cigna common stock held by you on the Cigna record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the Cigna record date.

If you wish to appoint a representative to attend the Annual Meeting in your place, you must provide to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550, the name of your representative, in addition to the admission ticket portion of your proxy card if you are a Cigna shareholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A Cigna shareholder may only appoint one representative. Requests from Cigna shareholders that are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

Requests received after April 19, 2017, may not be able to be processed in time to allow you to receive your admission ticket before the date of the Annual Meeting, so you should mail your request early.

Please note that cameras, recording equipment, electronic devices, large bags, briefcases or packages are not permitted in the meeting. Recording of the meeting is expressly prohibited.

94	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A - NON-GAAP MEASURES

CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS RECONCILIATION
(dollars in millions)
Year Ended December 31,	2016	2015	2014	2013	2012
Shareholders’ net income (loss)	$1,867	$2,094	$2,102	$1,476	$1,623
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(109)	(40)	(106)	(141)	(31)
Amortization of other acquired intangible assets, net	94	80	119	144	144
Results of guaranteed minimum income benefits business	—	—	—	(25)	(29)
Special Items:
Charges associated with litigation matters	25	—	—	—	81
Debt extinguishment costs	—	65	—	—	—
Merger-related transaction costs	147	57	—	—	—
Risk corridor allowance	80	—	—	—	—
Transaction costs associated with PBM services agreement	—	—	—	24	—
Charge related to reinsurance transaction	—	—	—	507	—
Charge for disability claims regulatory matter	—	—	—	51	—
Charge for organizational efficiency plan	—	—	—	40	50
Costs associated with acquisitions	—	—	—	—	40

Adjusted income (loss) from operations	$2,104	$2,256	$2,115	$2,076	$1,878

Special Items, pre-tax:
Charges associated with litigation matters	$40	$—	$—	$—	$124
Debt extinguishment costs	—	100	—	—	—
Merger-related transaction costs	166	66	—	—	—
Risk corridor allowance	124	—	—	—	—
Transaction costs associated with PBM services agreement	—	—	—	37	—
Charge related to reinsurance transaction	—	—	—	781	—
Charge for disability claims regulatory matter	—	—	—	77	—
Charge for organizational efficiency plan	—	—	—	60	77
Costs associated with acquisitions	—	—	—	—	53

Total	$330	$166	$—	$955	$254

Annex A-1	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A- NON-GAAP MEASURES

OPERATING BUSINESSES ADJUSTED INCOME FROM OPERATIONS RECONCILIATION
(dollars in millions)
	Global Health Care			Global Supplemental Benefits			Group Disability and Life
Year Ended December 31,	2016	2015	2014	2016	2015	2014	2016	2015	2014
Shareholders’ net income (loss)	$1,751	$1,794	$1,700	$268	$267	$233	$164	$328	$331
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(78)	(30)	(54)	6	(1)	(3)	(39)	(4)	(14)
Amortization of other acquired intangible assets, net	74	84	106	20	(4)	13	—	—	—
Results of guaranteed minimum income benefits business	—	—	—	—	—	—	—	—	—
Special Items:
Charges associated with litigation matters	25	—	—	—	—	—	—	—	—
Risk corridor allowance	80	—	—	—	—	—	—	—	—

Adjusted income (loss) from operations	$1,852	$1,848	$1,752	$294	$262	$243	$125	$324	$317

Special Items, pre-tax:
Charges associated with litigation matters	$40	$—	$—	$—	$—	$—	$—	$—	$—
Risk corridor allowance	124	—	—	—	—	—	—	—	—

Total	$164	$—	$—	$—	$—	$—	$—	$—	$—

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Annex A-2

ANNEX B - SURVEY DATA FOR PRESIDENT - INTERNATIONAL MARKETS

Anthem, Inc.	MetLife, Inc.
ACE Limited	Principal Financial Group, Inc.
AFLAC Inc.	Protective Life Corporation
Allianz SE	Prudential Financial, Inc.
Assurant, Inc.	Sun Life Financial, Inc.
AXA Group	The Allstate Corporation
Centene Corp	The Hartford Financial Services Group, Inc.
Genworth Financial, Inc.	The Phoenix Companies, Inc.
Health Net, Inc.	Transamerica Corp.
Humana, Inc.	UnitedHealth Group, Incorporated
Lincoln Financial Corporation	Unum Group
Manulife Financial Corporation	Voya Financial
Marsh & McLennan Companies

Annex B-1	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX C – GENERAL INDUSTRY PEER GROUP

Abbott Laboratories	Lowe’s Corporation[1]
AbbVie Inc.	Medtronic, Inc.
Aetna Inc.	Merck & Co. Inc.
AFLAC Inc.	MetLife, Inc.
American Express Company	Morgan Stanley[1]
American International Group, Inc.	Oracle Corporation[1]
Amgen Inc.	Pfizer Inc.[1]
Anthem, Inc.	Progressive Corp.
Baxter International Inc.[1]	Prudential Financial, Inc.
Bristol-Myers Squibb Company	Sprint Corporation
Capital One Financial Corporation	T-Mobile US, Inc.
Catamaran Corporation[1]	The Allstate Corporation
CenturyLink, Inc.	The Bank of New York Mellon Corporation
Citigroup Inc.	The Chubb Corporation[1]
Colgate-Palmolive Co.	The Goldman Sachs Group, Inc.[1]
Community Health Systems, Inc.[1]	The Hartford Financial Services Group, Inc.
Computer Sciences Corporation[1]	The PNC Financial Services Group, Inc.
eBay Inc.[1]	The Travelers Companies, Inc.
Eli Lilly and Company	Thermo Fisher Scientific, Inc.
HCA Holdings, Inc.	U.S. Bancorp
Humana Inc.	Xerox Corporation[1]
Kimberly-Clark Corporation

1.	Removed from the general industry peer group for 2017.

2.	The following companies were added to the general industry peer group for 2017: Accenture plc, Centene Corp., Chubb Limited and Gilead Sciences Inc.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Annex C-1

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

CIGNA LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of April 26, 2017)

ARTICLE 1

Statement of Purpose

The Cigna Long-Term Incentive Plan is intended to:

(a)	Reward the creation of long-term value for Cigna shareholders by providing key employees of the Company with an opportunity to acquire an equity interest in Cigna Corporation, thereby increasing their personal interest in its continued success and progress, and aligning their interests with those of its shareholders;

(b)	Aid the Company in attracting and retaining employees of exceptional ability;

(c)	Supplement and balance the Company’s salary and incentive bonus programs in support of Cigna Corporation’s long-term strategic plans and financial results;

(d)	Encourage decisions and actions by Company executives to deliver superior enterprise results, with appropriate consideration of risk, and that are consistent with the long-range interests of Cigna Corporation’s shareholders.

This Plan is an amendment and restatement of the Plan as previously amended and restated effective April 28, 2010 and as further amended on April 27, 2011 and April 24, 2013. The amendments to the Plan contained herein shall become effective on the date the amended and restated Plan is approved by: (i) the Board, with respect to any amendments that do not require the prior approval of Cigna Corporation shareholders, and (ii) Cigna Corporation shareholders, with respect to any amendments that require the prior approval of Cigna Corporation shareholders.

ARTICLE 2

Definitions

Except as otherwise provided in the Plan or unless the context otherwise requires, the terms defined below shall have the following meanings under the Plan:

2.1	“Affiliate” — the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

2.2	“Beneficial Owner” and “Beneficially Owned” — the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

2.3	“Board” — the board of directors of Cigna Corporation or any duly authorized committee of that board.

2.4	“CEO” — the Chief Executive Officer of Cigna Corporation.

2.5	“Change of Control” — any of the following:

(a)	A corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of Cigna Corporation having 25% or more of the combined voting power of Cigna Corporation’s then outstanding securities; or

(b)	There is consummated a merger or consolidation of Cigna Corporation or any direct or indirect subsidiary of Cigna Corporation with any other corporation, other than

(i)	a merger or consolidation immediately following which the individuals who constituted the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or consolidation or the ultimate parent thereof, or

(ii)	a merger or consolidation effected to implement a recapitalization of Cigna Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Cigna Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from Cigna Corporation or its Affiliates) representing 25% or more of the combined voting power of Cigna Corporation’s then outstanding securities; or

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-1

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(c)	A change occurs in the composition of the Board at any time during any consecutive 24-month period such that the Continuity Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence “Continuity Directors” shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period; or (2) were elected by, or on nomination or recommendation of, at least a majority of the Board (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cigna Corporation); or

(d)	The shareholders of Cigna Corporation approve a plan of complete liquidation or dissolution of Cigna Corporation or there is consummated an agreement for the sale or disposition by Cigna Corporation of all or substantially all of Cigna Corporation’s assets, other than a sale or disposition by Cigna Corporation of all or substantially all of Cigna Corporation’s assets immediately following which the individuals who constituted the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Cigna Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Cigna Corporation immediately following such transaction or series of transactions.

2.6	“Code” — the Internal Revenue Code of 1986, as amended.

2.7	“Committee” — the Board’s People Resources Committee or any successor committee with responsibility for compensation.

2.8	“Common Stock” — the common stock, par value $0.25 per share, of Cigna Corporation.

2.9	“Company” — Cigna Corporation, a Delaware corporation, and/or its Subsidiaries.

2.10	“Deferred Compensation Plan” — a Company deferred compensation plan, or another arrangement of the Company which has been designated by the Committee as a “Deferred Compensation Plan” for purposes of this Plan.

2.11	“Disability” — permanent and total disability as defined in Code Section 22(e)(3).

2.12	“Early Retirement” — a Termination of Employment (other than a Termination for Cause), after appropriate notice to the Company, (a) on or after a Participant has reached age 55 (but not age 65) and attained at least five years of service (as determined under the elapsed time service counting rules applied by the Company to determine an employee’s total period of Company service using an adjusted service date), or (b) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board or the Committee.

2.13	“Eligible Employee” — all employees of the Company are eligible to be granted awards under the Plan.

2.14	“Exchange Act” — the Securities Exchange Act of 1934, as amended.

2.15	“Expiration Date” — the last date, specified in an Option or SAR grant, on which an Option or SAR may be exercised.

2.16	“Fair Market Value” — the average of the highest and lowest quoted selling prices as reported on the New York Stock Exchange-composite tape (or any successor method of publishing stock prices) as of 4:00 p.m. Eastern time (or such other time as trading on the New York Stock Exchange may close) on the date as of which any determination of stock value is made. If the New York Stock Exchange-composite tape (or any successor publication) is not published on that date, the determination will be made on the next preceding date of publication. In the absence of reported Common Stock sales, the Committee will determine Fair Market Value by taking into account all facts and circumstances the Committee deems relevant, subject to the requirements of Code Section 409A.

2.17	“Incentive Stock Option” — an Option described by Code Section 422(b).

2.18	“Nonqualified Option” — an Option that is not an Incentive Stock Option.

2.19	“Option” — a right granted under Article 5 to purchase one or more shares of Common Stock.

Appendix-2	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

2.20	“Other Stock-Based Awards” — a right granted under Article 11.

2.21	“Participant” — an Eligible Employee who has received an award under the Plan.

2.22	“Payment” — the compensation due a Participant, or Participant’s estate, under Article 10 of the Plan on account of a grant of Performance Shares or Units.

2.23	“Payment Date” — the date that a Qualifying Plan payment is made (or would have been made if not deferred under Section 9.3).

2.24	“Peer Group” — a group of companies, selected by the Committee, whose financial performance is compared to Cigna Corporation’s.

2.25	“Performance Measures” — the measures to be used to assess the Company’s performance with respect to Restricted Stock subject to performance conditions, Strategic Performance Units and Strategic Performance Shares. The measures shall be one or more of the following: earnings (total or per share); net income (total or per share); growth in net income (total or per share); income from selected businesses (total or per share); growth in net income or income from selected businesses (total or per share); pre-tax income or growth in pre-tax income; profit margins; revenues; revenue growth; premiums and fees; growth in premiums and fees; membership; membership growth; market share; change in market share; book value; total shareholder return; stock price; change in stock price; market capitalization; change in market capitalization; return on market value; shareholder equity (total or per share); return on equity; assets; return on assets; capital; return on capital; economic value added; market value added; cash flow; change in cash flow; expense ratios or other expense management measures; medical loss ratio; ratio of claims or loss costs to revenues; satisfaction – customer, provider, or employee; service quality; productivity ratios or other measures of operating efficiency; and accuracy of claim processing or other measures of operational effectiveness. The Committee may specify any reasonable definition of the measures it uses. Such definitions may provide for reasonable adjustments to the measures and may include or exclude items, including but not limited to: realized investment gains and losses; special items identified in the company’s reporting; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, or financing activities; expenses for restructuring or productivity initiatives; and other non-operating items.

2.26	“Performance Objectives” — the written objective performance goals applicable to performance conditions for Restricted Stock granted under Section 7.3 or Strategic Performance Shares or Strategic Performance Units granted under Section 10.1. To the extent required by Code Section 162(m), the Performance Objectives shall be stated in terms of one or more Performance Measures. Performance Objectives may be stated separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two. Performance Objectives may be for the Company as a whole, for one or more of its Subsidiaries, business units, lines of business or for any combination of the foregoing and may be absolute or may require comparing the Company’s financial performance to that of a Peer Group or of a specified index or indices, or be based on a combination of the foregoing. Except as prohibited by Code Section 162(m), if Cigna Corporation is involved in a merger, acquisition or divestiture transaction (even if it does not constitute a Change of Control), the Committee may, in its sole discretion, adjust or modify completely the Performance Measures, and/or Performance Objectives if the transaction has any material effect on the Company’s ability to apply the Performance Measures, or meet the Performance Objectives, established at the time of grant.

2.27	“Performance Period” — the period, specified by the Committee, during which Performance Objectives applicable to Strategic Performance Shares or Strategic Performance Units are measured. No Performance Period shall be a period of less than one-year.

2.28	“Person” — the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) Cigna Corporation or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of Cigna Corporation or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of Cigna Corporation in substantially the same proportions as their ownership of stock of Cigna Corporation.

2.29	“Plan” — the Cigna Long-Term Incentive Plan.

2.30	“Prior Plan” — the Cigna Long-Term Incentive Plan as restated effective January 1, 2000 and as further amended and restated through April 28, 2010 and as further amended on April 27, 2011 and April 24, 2013 and, unless otherwise provided under the terms of this Plan, the Cigna Corporation Stock Plan as adopted effective May 1, 1991, and as amended thereafter.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-3

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

2.31	“Qualifying Plan” — any Company bonus plan, short-term or long-term incentive compensation plan, any other incentive compensation arrangement or any supplemental retirement benefit plan that is not tax qualified under the Code. Except with respect to payment of Performance Shares or Units in the form of Common Stock, this Plan shall not be a Qualifying Plan.

2.32	“Restatement Date” – April 26, 2017, or, if later, the date Company shareholders approve this amended and restated Plan.

2.33	“Restricted Period” — the period during which Common Stock is subject to restrictions under Section 7.2.

2.34	“Restricted Stock” — Common Stock granted under Article 7 that remains subject to a Restricted Period.

2.35	“Retirement” — a Participant’s Termination of Employment (other than a Termination for Cause), after appropriate notice to the Company, (a) on or after a Participant has reached age 65 and attained at least five years of service (as determined under the elapsed time service counting rules applied by the Company to determine an employee’s total period of Company service using an adjusted service date), or (b) upon such other terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.36	“SAR” — a stock appreciation right granted under Article 6.

2.37	“SEC” — the Securities and Exchange Commission.

2.38	“Strategic Performance Share” or “Performance Share” — an amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a value equal to the Fair Market Value of one share of Common Stock.

2.39	“Strategic Performance Unit” or “Unit” — the smallest amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a target value of $75.00 per Unit unless a different target value is established by the Committee at the time a Unit award is made.

2.40	“Subsidiary” — any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by Cigna Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by Cigna Corporation; provided that such corporation, partnership, joint venture or other unincorporated entity is included in the Company’s consolidated financial statements under generally accepted accounting principles.

2.41	“Termination for Cause” — a Termination For Cause under this Plan occurs when an employee’s employment is terminated by the Company in connection with any of the following: (a) an unsatisfactory level of performance; (b) a violation of any legal or contractual obligation to the Company; (c) non-compliance with Company policies or procedures, including without limitation Cigna’s Code of Ethics and Principles of Conduct; (d) engagement in any activity resulting in an employee being not bondable as determined by Cigna under its (or its successor’s) fidelity bond; (e) the conviction of a felony involving fraud or dishonesty directed against the Company; or (f) any willful act or failure to act that adversely affects the business of the Company in any material respect. For purposes of this Section 2.41, “unsatisfactory level of performance” means a serious performance failure or infraction, including, without limitation, serious conduct and attendance failures, subject to formal discipline or corrective action up to and including immediate termination.

2.42	“Termination of Employment” — the termination of the Participant’s employment relationship with the Company (unless otherwise expressly provided by the Committee) or a transaction by which the Participant’s employing Company ceases to be a Subsidiary.

2.43	“Termination Upon a Change of Control” — a Termination of Employment upon or within two years after a Change of Control (a) initiated by the Company or a successor other than a Termination for Cause or (b) initiated by a Participant after determining in the Participant’s reasonable judgment that there has been a material reduction in the Participant’s authority, duties or responsibilities, any reduction in the Participant’s compensation, or any change caused by the Company in the Participant’s office location of more than 35 miles from its location on the date of the Change of Control.

2.44	“Vesting Percentage” — the ratio, determined by the Committee, of Performance Shares payable under Section 10.3 to Performance Shares granted under Section 10.1.

Appendix-4	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

ARTICLE 3

Participation

3.1    Participation. An Eligible Employee who receives an authorized award under the Plan shall become a Participant upon receipt of the award.

3.2    Directors. Members of the Board who are not employed by the Company are not eligible to participate in the Plan.

ARTICLE 4

Authorized Incentive Awards

4.1    Authorized Awards. The Plan’s authorized awards are: (a) Options (including Incentive Stock Options); (b) SARs; (c) Restricted Stock; (d) dividend equivalent rights; (e) Common Stock in lieu of cash or other awards payable under a Qualifying Plan; (f) Strategic Performance Shares; (g) Strategic Performance Units; and (h) Other Stock-Based Awards.

4.2    General Powers of the Committee. Subject to the requirements of the Plan and Delaware law, the Committee may in its sole discretion select Participants, grant them any authorized awards in amounts and combinations, and upon terms and conditions, as it shall determine, and exercise any other authority granted to the Committee under the Plan. The Committee may delegate to the CEO or the CEO’s designee any such authority; however, no power or authority delegated by the Committee under the Plan may be exercised (a) to affect the terms and conditions of an award made to anyone subject to the requirements of Section 16(a) of the Exchange Act or (b) as to matters reserved to the Board under the Delaware General Corporation Law.

4.3    General Powers of the CEO. Subject to the requirements of Delaware law, the CEO shall have the authority and discretion to select Participants and grant them any authorized awards in amounts and combinations and upon terms and conditions as the CEO shall determine, subject to the same limitations and provisions that apply under the Plan to the Committee, and also subject to the following:

(a)	The CEO may not grant any awards to or for the benefit of (1) members of the Board or (2) anyone subject to the requirements of Exchange Act Section 16(a);

(b)	The CEO must be a member of the Board when the CEO grants any award under the Plan and must be properly empowered by the Board to grant such award; and

(c)	The total number of shares of Common Stock which may be issued pursuant to awards granted under this Section 4.3 is limited to a maximum of 10% of the number of shares of Common Stock authorized to be issued under the Plan.

4.4    Term Limit. No awards may be made under this Plan after December 31, 2026.

ARTICLE 5

Stock Options

5.1    General. Subject to any Plan limitations and provisions, the Committee may grant Options to Eligible Employees upon terms and conditions that it may establish, including restrictions on the right to exercise Options. However, no Option shall be exercisable by a Participant within one year after the Option grant date, except as provided under the Plan or the terms of the Option grant upon a Participant’s Termination of Employment due to death, Disability, Early Retirement or Retirement or a Participant’s Termination Upon a Change of Control.

5.2    Option Price. The exercise price per share of any Option shall not be less than the Fair Market Value on the grant date. The Option price may be paid in cash or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the Option price in the form of previously acquired shares of Common Stock based on the Fair Market Value of such shares on the Option exercise date or through means of a “net settlement,” whereby the Option price will not be due in cash and where the number of shares of Common Stock issued upon such exercise will be equal to: (a) the product of (1) the number of shares of Common Stock as to which the Option is then being exercised, and (2) the excess, if any, of (i) the then current Fair Market Value per share over (ii) the Option price, divided by (b) the then current Fair Market Value per share.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-5

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

5.3    Maximum Term. No Expiration Date shall be more than 10 years after the Option grant date. Under Section 5.5, an Option may expire earlier than the Expiration Date specified in the Option grant.

5.4    Leave of Absence. Unless otherwise expressly provided by the Committee, no Option may be exercised during a leave of absence except to the extent exercisable immediately before the start of the leave. Termination of Employment during a leave of absence shall be treated under Section 5.5 the same as Termination of Employment during a period of active employment.

5.5    Expiration of Options.

(a)	Except as provided elsewhere in Section 5.5, any outstanding Option (including Options granted prior to the Restatement Date) held by a Participant at Termination of Employment shall:

(1)	To the extent the Option is not exercisable as of the date of the Participant’s Termination of Employment, be immediately and automatically forfeited; and

(2)	To the extent the Option is already exercisable on the date of the Participant’s Termination of Employment, expire on the earlier of (i) ninety (90) days from the date of Termination of Employment or (ii) the Expiration Date.

(b)	Any outstanding Option held by a Participant at Termination Upon a Change of Control shall:

(1)	Become exercisable no later than the date of the Participant’s Termination of Employment to the extent not already exercisable; and

(2)	Expire on the earlier of (i) ninety (90) days from the date of Termination of Employment or (ii) the Expiration Date.

(c)	Any outstanding Option held by a Participant at Termination of Employment due to death, Disability, Early Retirement or Retirement shall become or remain exercisable in accordance with the terms and conditions established by the Committee at the time of grant.

(d)	Any outstanding Option (including Options granted prior to the Restatement Date) held by a Participant at Termination for Cause shall be immediately and automatically forfeited as of the date of such termination.

5.6    No Repricing; No Automatic Option Grants (Reloads). Without prior approval of Cigna Corporation shareholders, the Committee may not:

(a)	Cancel a previously granted Option and grant a replacement Option if the new Option exercise price is lower than that of the canceled Option;

(b)	Provide for any automatic grant of a new Option upon a Participant’s exercise of any Option granted under the Plan;

(c)	Except in connection with a corporate transaction involving Cigna Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (i) amend the terms of an Option to reduce the Option exercise price, or (ii) to the extent the exercise price of an Option exceeds the Fair Market Value of a share of Common Stock, cancel, exchange, substitute, buyout or surrender an outstanding Option in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Option; or

(d)	Take any other action that could constitute a repricing.

5.7    Incentive Stock Options. The following terms and conditions shall apply to any Options granted under the Plan that are identified as Incentive Stock Options.

(a)	Incentive Stock Options may be granted only to Eligible Employees who are employed by Cigna Corporation or a corporation that is either a direct Subsidiary or an indirect Subsidiary through an unbroken chain of corporations.

(b)	No Incentive Stock Option may be granted after December 31, 2026.

(c)	No Incentive Stock Option may be granted to any person who, at the time of grant, owns (or is deemed to own under Code Section 424(d)) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of Cigna Corporation or a Subsidiary, unless the Option exercise price is at least 110% of the Fair Market Value on the grant date of the stock subject to the Option and the Option by its terms is not exercisable after the expiration of five years after the Option grant date.

Appendix-6	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(d)	To the extent that the aggregate Fair Market Value of stock with respect to which the Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000 (taking into account both Common Stock subject to the Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other Company plans, if any), such Options shall be treated as Nonqualified Options. For this purpose the Fair Market Value of the stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(e)	Any grant of Incentive Stock Options shall include whatever terms and conditions are required to meet the requirements of Code Section 422.

ARTICLE 6

Stock Appreciation Rights

6.1    General. Subject to any Plan limitations and provisions, the Committee may grant SARs to Eligible Employees upon terms and conditions it may establish, including restrictions on the right to exercise SARs. However, no SAR shall be exercisable by a Participant within one year after the SAR grant date, except as provided under the Plan or the terms of the SAR grant upon a Participant’s Termination of Employment due to death, Disability, Early Retirement or Retirement or a Participant’s Termination Upon a Change of Control.

6.2    Maximum Term. No SAR shall be exercisable more than 10 years after the SAR grant date. Under Section 6.5, a SAR may expire earlier than the expiration date specified in the SAR grant.

6.3    SAR Exercise. The SAR shall entitle the Participant to receive upon exercise of the SAR, without payment to the Company, a whole number of shares of Common Stock determined by multiplying (a) and (b) and dividing the result by (c):

(a)	Total number of shares subject to the SAR that the Participant designates for SAR exercise, up to the maximum number available for exercise as of the SAR exercise date;

(b)	Excess of (1) the Fair Market Value of a share of Common Stock on the SAR exercise date over (2) the Fair Market Value of a share of Common Stock on the grant date of the SAR; and

(c)	Fair Market Value of a share of Common Stock on the SAR exercise date.

Any fractional share of Common Stock resulting from this calculation shall be ignored.

The Committee may provide that, instead of issuing shares upon the SAR exercise, the Company shall pay cash equal to the Fair Market Value, on the SAR exercise date, of some or all the shares that would otherwise be issued upon the SAR exercise.

Upon exercise of an SAR, the number of shares that the Participant designates for exercise will be subtracted from the number of shares available under the SAR immediately before the SAR exercise to determine the remaining number of shares, if any, that the Participant may designate for any future exercise of the SAR.

6.4    Leave of Absence. Unless otherwise expressly provided by the Committee, no SAR may be exercised during a leave of absence except to the extent exercisable immediately before the start of the leave. Termination of Employment during a leave of absence shall be treated under Section 6.5 the same as Termination of Employment during a period of active employment.

6.5    Expiration of SARs.

(a)	Except as provided elsewhere in Section 6.5, any outstanding SAR (including SARs granted prior to the Restatement Date) held by a Participant at Termination of Employment shall:

(1)	To the extent the SAR is not exercisable as of the date of the Participant’s Termination of Employment, be immediately and automatically forfeited; and

(2)	To the extent the SAR is already exercisable on the date of the Participant’s Termination of Employment, expire on the earlier of (i) ninety (90) days from the date of Termination of Employment or (ii) the Expiration Date.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-7

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(b)	Any outstanding SAR held by a Participant at Termination Upon a Change of Control shall:

(1)	Become exercisable no later than the date of the Participant’s Termination of Employment to the extent not already exercisable; and

(2)	Expire on the earlier of (i) ninety (90) days from the date of Termination of Employment or (ii) the Expiration Date.

(c)	Any outstanding SAR held by a Participant at Termination of Employment due to death, Disability, Early Retirement or Retirement shall become or remain exercisable in accordance with the terms and conditions established by the Committee at the time of grant.

(d)	Any outstanding SAR (including SARs granted prior to the Restatement Date) held by a Participant at Termination for Cause shall be immediately and automatically forfeited as of the date of such termination.

6.6    No Repricing; No Automatic SAR Grants (Reloads). Without prior approval of Cigna Corporation shareholders, the Committee may not:

(a)	Cancel a previously granted SAR and grant a replacement SAR if the Fair Market Value on date of grant of the new SAR is lower than the Fair Market Value on date of grant of the canceled SAR;

(b)	Provide for any automatic grant of a new SAR upon a Participant’s exercise of any SAR granted under the Plan;

(c)	Except in connection with a corporate transaction involving Cigna Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (i) amend the terms of an SAR to reduce the SAR exercise price, or (ii) to the extent the exercise price of an SAR exceeds the Fair Market Value of a share of Common Stock, cancel, exchange, substitute, buyout or surrender an outstanding SAR in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original SAR; or

(d)	Take any other action that could constitute a repricing.

ARTICLE 7

Restricted Stock Grants

7.1    General. Subject to any limitations and provisions in the Plan, the Committee may grant Restricted Stock to Eligible Employees upon terms and conditions it may establish. The consideration for a Restricted Stock grant may be solely in the form of the recipient’s services rendered to the Company, or it may be any other lawful form of consideration the Committee may determine.

7.2    Restricted Period. Except as provided below, Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period established by the Committee. The Committee may establish different Restricted Periods and different restriction terms for shares contained in a single Restricted Stock grant.

7.3    Performance Conditions. The Committee may grant Restricted Stock that is subject to performance conditions, as follows:

(a)	Restricted Stock may automatically be forfeited to the Company at the end of the Restricted Period unless, and to the extent that, the Company meets specified Performance Objectives; or

(b)	The Restricted Period applicable to Restricted Stock may end earlier if, and to the extent that, the Company meets specified Performance Objectives, but no earlier than one year after the date of grant.

If the Committee grants Restricted Stock subject to performance conditions, at the time of grant the Committee shall establish in writing the applicable Performance Measures, Performance Objectives, vesting schedule and, if the Performance Objectives require comparing the Company’s financial results to those of a Peer Group, the composition of the Peer Group. To the extent required by Code Section 162(m), before the vesting of any Restricted Stock subject to performance conditions, the Committee shall certify in writing that the Performance Objectives established at time of grant have been met. The Committee may establish different performance conditions for shares contained in a single Restricted Stock grant. No Eligible Employee may receive more than 450,000 shares of Restricted Stock with performance conditions during any calendar year. In the event of a stock dividend, stock split, or other subdivision or

Appendix-8	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

combination of the Common Stock, effective as the date of such dividend, split, subdivision or combination, the maximum number of shares of Restricted Stock that may be awarded in any calendar year shall be adjusted proportionately in accordance with Section 13.1.

7.4    Issuance; Voting Rights; Dividends. Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Participant shall also be entitled to deferred payment of dividends on shares of Restricted Stock to the holders of such shares as described in this Section 7.4. Such dividend payments will be in an amount equal to the number of shares of outstanding Restricted Stock multiplied by the amount of any dividend declared and paid on one share of Common Stock, to the extent the Restricted Stock is outstanding on any such dividend record date. Restricted Stock shall be considered outstanding for this purpose until the earlier of the lapse of the applicable Restricted Period or the date the Restricted Stock is forfeited under the terms of the Plan. Dividends paid on shares of Common Stock during the Restricted Period shall be held by the Company and such accumulated dividends will only be paid when (and if) the applicable Restricted Period for the Restricted Stock lapses, provided that the Committee (or CEO) may specify additional restrictions on the payment of such accumulated dividends in the applicable grant document. If any shares of Restricted Stock are forfeited under the terms of the Plan or the applicable grant document, the Participant shall also forfeit the right to any accumulated and future dividends related to such forfeited shares. The Committee (or CEO) shall specify in the grant document the time and form of payment of the deferred dividends in a manner that complies with the requirements of Code Section 409A and the regulations thereunder. Shares issued as a result of stock dividends, splits or reclassifications, to the extent the issued shares relate to Restricted Stock, shall be subject to the same limitations, restrictions and provisions that are applicable to the related Restricted Stock.

7.5    Termination of Employment.

(a)	Except as provided below, Restricted Stock (and all related rights) held by a Participant at Termination of Employment during a Restricted Period shall be forfeited to the Company immediately upon Termination of Employment (unless otherwise expressly provided by the Committee).

(b)	If a Participant’s Termination of Employment during a Restricted Period is due to Early Retirement or Retirement, the Committee or its designee (in the sole discretion of either) may provide before the Participant’s Termination of Employment that the Restricted Period applicable to any Restricted Stock (other than Restricted Stock granted pursuant to Section 7.3(a)) held by the Participant shall lapse immediately upon the Participant’s Termination of Employment.

(c)	If a Participant’s Termination of Employment during a Restricted Period is a Termination Upon a Change of Control or is due to death or Disability, the Restricted Period applicable to any Restricted Stock held by the Participant shall lapse immediately on date of Termination of Employment.

7.6	Leave of Absence. No Restricted Period may lapse during an approved leave of absence unless expressly provided by the Committee or its designee.

ARTICLE 8

Dividend Equivalent Rights

8.1    General. Subject to the limitations and provisions of the Plan, the Committee may grant dividend equivalent rights to Eligible Employees upon terms and conditions it may establish. The consideration for stock issued pursuant to dividend equivalent rights may be solely in the form of the recipient’s services rendered to the Company, or it may be any other lawful form of consideration as the Committee may determine.

8.2    Dividends and Rights; Options, SARs, Performance Shares or Units. No dividends or dividend equivalent rights may be paid or granted with respect to any Option, SAR, Strategic Performance Share or Strategic Performance Unit granted under the Plan.

8.3    Nature of Rights. The right shall entitle a holder to receive, for a period of time determined by the Committee and specified in the applicable grant document at the time of grant of such right, a payment or payments, as described in Section 8.4.

8.4    Payments. The Committee shall determine at time of grant whether payment pursuant to a right shall be made in cash or Common Stock, or a combination of both. Payments of Dividend Equivalent Rights will be in an amount equal to

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-9

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

the number of outstanding rights multiplied by the amount of any dividend declared and paid on one share of Common Stock, to the extent the right is outstanding on any such dividend record date. A Dividend Equivalent Right shall cease to be outstanding on the earlier of the end of the time period specified by the Committee in the applicable grant document or the date such right is forfeited under the terms of the Plan or the applicable grant document. Dividends paid on shares of Common Stock during the period while the Dividend Equivalent Right is outstanding shall be held by the Company and such accumulated dividends will only be paid when (and if) the applicable Dividend Equivalent Right vests, provided that the Committee (or CEO) may specify additional restrictions on the payment of such accumulated dividends in the applicable grant document. If any Dividend Equivalent Rights are forfeited under the terms of the Plan or the applicable grant document, the Participant shall also forfeit the right to any accumulated and future dividends related to such forfeited rights. The Committee (or CEO) shall specify in the grant document the time and form of payment in a manner that complies with the requirements of Code Section 409A and the regulations thereunder.

8.5    Termination of Employment. Any dividend equivalent right held by a Participant at Termination of Employment for any reason shall be forfeited to the Company immediately upon Termination of Employment, unless otherwise expressly provided by the Committee.

ARTICLE 9

Common Stock in Place of Other Awards

9.1    General. The Committee may grant an Eligible Employee Common Stock instead of all or a portion (determined by the Committee) of an award otherwise payable under a Qualifying Plan. The grant shall be for a number of shares of Common Stock that have an aggregate Fair Market Value, determined as of the Payment Date, that most closely approximates, but does not exceed, the dollar amount of the award being replaced by the Common Stock if made in cash.

9.2    Death; Termination of Employment. Unless the Committee, in its sole discretion, provides otherwise, a Common Stock grant approved under Section 9.1 for a Participant whose Termination of Employment occurs before the Payment Date shall still be granted. If the reason for Termination of Employment is the Participant’s death, however, the Common Stock grant shall automatically be canceled, and the award payment shall be made in accordance with the terms of the Qualifying Plan.

9.3    Deferral of Payments. A Common Stock grant approved under Section 9.1 shall be deferred if the Participant had made a timely election to defer the underlying award under a Deferred Compensation Plan, subject to the provisions of the Deferred Compensation Plan and Code Section 409A, if applicable. Common Stock that would have been issued but for deferral under this provision shall be issued under this Plan at the end of the deferral period.

ARTICLE 10

Strategic Performance Units; Strategic Performance Shares

10.1    Award of Units and Shares.

(a)	The Committee may in its sole discretion grant Strategic Performance Shares, Strategic Performance Units or both to Eligible Employees selected for participation for a Performance Period.

(b)	The Committee, the CEO or the CEO’s designee may grant Strategic Performance Shares (subject to the requirements of Delaware law), Strategic Performance Units, or both to a person who becomes an Eligible Employee during a Performance Period as long as any such grant made by the CEO or the CEO’s designee is (1) in accordance with guidelines approved by the Committee or (2) subject to ratification by the Committee before any resulting Payment is made.

(c)	During any calendar year an Eligible Employee may receive no more than 500,000 Performance Shares or 250,000 Units. When an Eligible Employee receives a combination of Performance Shares and Units, each Unit awarded shall reduce the maximum number of awardable Performance Shares by two and every two Performance Shares awarded shall reduce the maximum number of awardable Units by one. That is, the Performance Shares-to-Units parity ratio shall be 2 to 1. For example, if an Eligible Employee is awarded 50,000 Units in a calendar year, the maximum number of awardable Performance Shares the Eligible Employee could receive for that year is 400,000.

Appendix-10	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(d)	In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, effective as the date of such dividend, split, subdivision or combination, the maximum number of Performance Shares that may be awarded in any calendar year, and the Performance Shares-to-Units parity ratio described in Section 10.1(c), shall be adjusted proportionately in accordance with Section 13.1.

10.2    Performance Goals; Financial Measures. When the Committee grants Performance Shares or Units for a particular Performance Period, it shall:

(a)	Establish in writing the Performance Objectives and the Performance Measures applicable to the Performance Period;

(b)	Determine the length of the Performance Period and, if the Performance Objectives require comparing the Company’s financial results to those of a Peer Group, the composition of the Peer Group; and

(c)	Determine the formula or method for determining the Vesting Percentage for Performance Shares and the value of Units.

10.3    Vesting Percentage; Value of Units. After the close of the Performance Period, the Committee will determine the preliminary Vesting Percentage and/or Unit value based on the applicable formula or method under Section 10.2(c). The preliminary Vesting Percentage and/or Unit value may be adjusted downward by the Committee based upon the Committee’s evaluation of Cigna Corporation’s strategic accomplishments over the Performance Period. The final Vesting Percentage shall not exceed 200%, and the final Unit value shall not exceed $200.00. To the extent required by Code Section 162(m), before Payment of any Performance Share or Unit, the Committee shall certify in writing that the Vesting Percentage or Unit value for the Performance Period is based on the attainment of the pre-established Performance Objectives for the Performance Period.

10.4    Performance Share or Unit Payment.

(a)	After the Committee has determined the Vesting Percentage or Unit value for a Performance Period and subject to Sections 10.5 and 10.6, the Company shall make Payments to Participants to whom Performance Shares or Units were granted for the Performance Period.

(b)	Payment to a Participant for a grant of Performance Shares shall equal (1) the number of Performance Shares granted to the Participant multiplied by (2) the Vesting Percentage determined under Section 10.3. This product shall be multiplied by the Fair Market Value of Common Stock on the date the Committee determines the Vesting Percentage, to the extent the Committee provides for payment of Performance Shares in cash.

(c)	Payment to a Participant for a grant of Units shall equal the number of Units granted to the Participant multiplied by the Unit value determined under Section 10.3.

(d)	Notwithstanding the above, the Committee in its sole discretion may reduce the amount of any Payment to any Participant or eliminate entirely the Payment to any Participant. The Committee’s authority under this Section 10.4(d) shall expire immediately upon a Change of Control.

10.5    Eligibility for Payments.

(a)	Except as described in Section 10.5(b), (c) and (d), a Participant shall be eligible to receive a Payment for a Performance Period under Section 10.4 only if the Participant has been employed by the Company continuously from the date of Participant’s grant of Performance Shares and/or Units through the date of Payment.

(b)	For the purposes of this Section 10.5, a leave of absence of less than three months’ duration with the approval of the Company is not considered to be a break in continuous employment. In the case of a leave of absence of three months or longer, the Committee or its designee (in the sole discretion of either) shall determine whether or not the leave of absence constitutes a break in continuous employment for purposes of a Payment.

(c)	If the employment of a Participant is terminated by reason of Early Retirement, Retirement, death or Disability after receipt of a Performance Share or Unit grant, but before the related Payment is made, the Committee or its designee (in the sole discretion of either) shall determine whether a Payment under Section 10.4 shall be made to or on behalf of such Participant, and whether the Payment, if made, shall be in full or prorated based on factors determined in the sole discretion of the Committee or its designee. Any such Payment shall be made to the Participant or the Participant’s estate in accordance with Section 10.6.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-11

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(d)	In the event of a Participant’s Termination Upon a Change of Control, all of the Participant’s outstanding Performance Share and Units as of the date of the Participant’s Termination Upon a Change of Control shall be paid in accordance with Section 10.6.

(e)	In the case of Units described in Section 10.5(d), the value of each Unit shall be the greatest of:

(1)	The Unit target value;

(2)	The highest value established by the Committee for any Unit Payments made to any Participants during the twelve-month period immediately preceding the date of Participant’s Termination Upon a Change of Control; or

(3)	The average of the highest values established by the Committee for the last two Unit Payments made to any Participants before the Participant’s Termination Upon a Change of Control.

(f)	In the case of Performance Shares described in Section 10.5(d), the applicable Vesting Percentage shall be the greatest of:

(1)	100%;

(2)	The Vesting Percentage for the Performance Period that ended immediately before the Participant’s Termination Upon a Change of Control; or

(3)	The average of the Vesting Percentages established by the Committee for the last two Performance Periods that ended before the Participant’s Termination Upon a Change of Control.

10.6    Time and Form of Payment.

(a)	Unless otherwise provided at the time of award, Payments shall be made in the year following the close of the Performance Period. Payments shall be made in a single lump sum in the form of cash, shares of Common Stock, or a combination of these forms of Payment, as determined by the Committee in its sole discretion.

(b)	If a Payment is made wholly or partially in shares of Common Stock, the Payment shall be made in a number of whole shares. That number of shares shall have an aggregate Fair Market Value that most closely approximates, but does not exceed, the dollar amount of the Payment if made in cash.

ARTICLE 11

Other Stock-Based Awards

11.1    General. Subject to the limitations and provisions of the Plan, the Committee may grant Other Stock-Based Awards to Eligible Employees upon terms and conditions it may establish. An Other Stock-Based Award, which shall consist of any right which is (a) not an authorized award described in Section 4.1(a)-(g) above and (b) an award of Common Stock or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to Section 16.4 below, Other Stock-Based Awards granted under the Plan may or may not be subject to a vesting period as determined in the discretion of the Committee at the time of grant. If an Other Stock-Based Award is subject to a vesting period, any dividends paid on shares of Common Stock during such period shall be held by the Company and will only be paid when (and if) the Other Stock-Based Award vests, provided that the Committee (or CEO) may specify additional restrictions on the payment of such accumulated dividends in the applicable grant document.

ARTICLE 12

Shares Authorized under the Plan

12.1    Maximum Number Authorized.

(a)	The number of shares of Common Stock authorized to be issued pursuant to Options, SARs, rights, grants or other awards made under this Plan from and after the Restatement Date shall be 14,135,071 million shares plus the number of:

(1)	shares reserved for issuance upon exercise of Options granted under Prior Plans, to the extent the Options are outstanding on March 2, 2017, and subsequently expire or are canceled or surrendered;

Appendix-12	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(2)	shares reserved for issuance under Article 9 upon vesting of restricted stock units granted under Qualifying Plans, or upon payment of Strategic Performance Shares under Section 10.1, to the extent the restricted stock units or Strategic Performance Shares are outstanding on March 2, 2017, and subsequently expire or are canceled or surrendered or the number of shares of Common Stock issued upon vesting of the Strategic Performance Shares is subsequently less than the maximum number of shares of Common Stock reserved; and

(3)	shares of Restricted Stock granted under Prior Plans, to the extent the applicable Restricted Period has not expired as of March 2, 2017, and the Restricted Stock is subsequently forfeited under Section 7.5 or is otherwise surrendered to the Company before the Restricted Period expires.

For purposes of this Section 12.1, Prior Plans shall only include the Cigna Long-Term Incentive Plan as restated effective January 1, 2000, as further amended and restated through April 28, 2010 and as further amended on April 27, 2011 and April 24, 2013.

(b)	Prior to the Restatement Date, the maximum aggregate number of shares that could be issued as Incentive Stock Options was 30 million. The maximum aggregate number of shares that may be issued as Incentive Stock Options under this Plan from and after the Restatement Date is 2 million.

12.2    Maximum Number Per Participant. The aggregate number of shares of Common Stock subject to Options and SARs that may be granted during any calendar year to any individual shall be limited to 1 million.

12.3    Share Counting.

(a)	Effective as of the Restatement Date, and subject to the other provisions of Section 12.3, the following rules shall apply in determining whether shares of Common Stock remain available for issuance under Section 12.1 of the Plan.

(1)	Each share reserved for issuance upon exercise of any Option or SAR granted under the Plan shall reduce the number of remaining authorized shares by one, provided that an SAR that may be settled only in cash shall not reduce the number of authorized shares.

(2)	Each share of Common Stock awarded under Article 7 or reserved for awards under Articles 8, 9, 10 or 11 of the Plan, up to the Applicable Limit (described below in Section 12.3(a)(4)), shall reduce the number of authorized shares by one.

(3)	Each share of Common Stock awarded under Article 7 or reserved for awards under Articles 8, 9, 10 or 11 of the Plan in excess of the Applicable Limit shall reduce the number of authorized shares by 2.57.

(4)	The “Applicable Limit” is 5,884,607 shares plus any shares described in Section 12.1(a)(2) and (3).

(b)	The following shall not reduce the number of authorized shares of Common Stock available for issuance under this Plan:

(1)	Common Stock reserved for issuance upon exercise or settlement, as applicable, of awards granted under the Plan, to the extent the awards expire or are canceled or surrendered;

(2)	Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited under Section 7.5 or is otherwise surrendered to the Company before the Restricted Period expires;

(3)	Common Stock reserved, upon the grant of restricted stock units under any Qualifying Plans, for issuance under Article 9 when such restricted stock units vest, to the extent the restricted stock units are forfeited, canceled or surrendered;

(4)	Common Stock reserved for issuance under Section 10.1 upon vesting of Strategic Performance Shares, to the extent that the Strategic Performance Shares are forfeited, canceled or surrendered or the number of shares of Common Stock issued upon vesting of the Strategic Performance Shares is less than the maximum number of shares of Common Stock reserved;

(5)	Common Stock reserved, upon the grant of Other Stock-Based Awards, for issuance under Article 11 when such Other Stock-Based Awards vest, to the extent the Other Stock-Based Awards are forfeited, canceled or surrendered; and

(6)	Awards, to the extent the payment is actually made in cash.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-13

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(c)	The following shares shall not become available for issuance under the Plan:

(1)	Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan;

(2)	Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and

(3)	Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

12.4    No Fractional Shares. No fractional shares of Common Stock shall be issued, accepted as payment of an Option exercise price or remitted to meet tax-withholding obligations under the Plan.

12.5    Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in Cigna Corporation’s treasury, or both.

ARTICLE 13

Antidilution Provisions

Except as expressly provided under the Plan, the following provisions shall apply to all shares of Common Stock (including Restricted Stock) authorized for issuance and all Options and SARs granted under the Plan:

13.1    Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock:

(a)	The number of authorized shares of Common Stock, and any numerical share limits, under the Plan will be adjusted proportionately; and

(b)	There will be a proportionate adjustment in: the number of shares of Common Stock subject to unexercised stock Options and SARs; the per share Option and SAR exercise price (but without adjustment to the aggregate Option or SAR exercise price); the number of shares of Restricted Stock outstanding; and the number of Strategic Performance Shares outstanding.

13.2    Merger, Exchange or Reorganization. If the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of Cigna Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination (an “Event”), appropriate adjustment shall be made by the Committee in the number of shares and kind of Restricted Stock and Common Stock for which Options, SARs and other rights may be or may have been awarded under this Plan, so that the proportionate interests of Participants shall be maintained as before the Event. However, in case of any contemplated Event which may constitute a Change of Control, the Committee, with the approval of a majority of the members of the Board who are not then Participants, may modify any and all outstanding Restricted Stock, Options and SARs, so as to accelerate, as a consequence of or in connection with the Event, the vesting of a Participant’s right to exercise any such Options or SARs or the lapsing of the Restricted Periods for shares of Restricted Stock, provided that such accelerated vesting shall occur only if a Change of Control is actually consummated.

13.3    No New Grant. No adjustment to an Option or SAR shall be made under this Article 13 in a manner that will be treated under Code Section 409A as the grant of a new Option or SAR.

ARTICLE 14

Administration of Plan

14.1    General Administration. The Plan shall be administered by the Committee, subject to any requirements for review and approval by the Board that the Board may establish.

14.2    Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations relating to this Plan, to interpret the Plan and to rule on any questions relating to any of its provisions, terms and conditions.

14.3    Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

Appendix-14	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

14.4    Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on Cigna Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees, Participants and other persons claiming rights under the Plan.

ARTICLE 15

Amendments

15.1    General Provisions. All amendments to this Plan shall be in writing and shall be effective when approved by the Board, except that a Plan amendment shall not be effective without the prior approval of Cigna Corporation shareholders if necessary under Internal Revenue Service or SEC regulations, or the rules of the New York Stock Exchange or any applicable law. Unless otherwise expressly provided by an amendment or the Board, no amendment to this Plan shall apply to any Plan awards made before the effective date of the amendment. A Participant’s rights under any Plan grants or awards, including any rights under Section 10.5(d), and a transferee’s rights relating to any transferred derivative securities, may not be abridged by any amendment, modification or termination of the Plan without the Participant’s individual consent.

15.2    Compliance with Code Section 409A. To the extent that a benefit under the Plan is subject to the requirements of Code section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Option agreements or other grants with applicable Code provisions and regulations relating to Incentive Stock Options or to deferral of compensation under Code Section 409A.

ARTICLE 16

Other Provisions

16.1    Effective Date. The amended and restated Plan is effective as of (a) February 22, 2017, with respect to any amendments that do not require the prior approval of Cigna Corporation shareholders, and (b) the Restatement Date, with respect to any amendments that require the prior approval of Cigna Corporation shareholders.

16.2    Duration of the Plan. The Plan shall remain in effect until all Options and rights granted under the Plan have been satisfied by the issuance of Common Stock or terminated under the terms of this Plan, all Restricted Periods applicable to Restricted Stock granted under the Plan have lapsed, and all Performance Periods related to Performance Shares and Units granted under the Plan have expired, and all related Performance Share or Unit Payments have been made.

16.3    Early Termination. Notwithstanding Section 16.2, the Board may terminate this Plan at any time; but no such action by the Board shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

16.4    Minimum Vesting. Subject to acceleration as described in Sections 5.5(b), 5.5(c), 7.5(b), 7.5(c), 10.5(c) and 10.5(d), no more than 5% of all authorized award types granted under Section 4.1 of the Plan shall have a vesting or restricted period (as applicable) less than one-year.

16.5    General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable Delaware law.

16.6    Awards Not Assignable.

(a)	No derivative security (as defined in rules promulgated under Exchange Act Section 16), including any right to receive Common Stock (such as Options, SARs or similar rights), or any Strategic Performance Shares or Strategic Performance Units, or any right to payment under the Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including Options, SARs or similar rights) shall be exercisable during a Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

(b)

Notwithstanding Section 16.6(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) derivative securities (other than Incentive Stock Options) that may be

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-15

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

transferred without consideration by the Participant during the Participant’s lifetime to any member of the Participant’s immediate family, to a trust established for the exclusive benefit of one or more members of the Participant’s immediate family, to a partnership of which the only partners are members of the Participant’s immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 16.6(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. The Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, “immediate family” shall mean, as to any person, a current or former spouse or domestic partner (as defined under the Cigna 401(k) Plan), any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

16.7    Withholding Taxes. Upon the exercise of any Option or SAR, the vesting of any Restricted Stock, the issuance of shares for any Other Stock-Based Award, the payment of any award described in Section 4.1(d), (e), (f) or (g), or upon the exercise of an Incentive Stock Option prior to the satisfaction of the holding period requirements of Code Section 422, the Company shall have the right at its option to:

(a)	require the Participant (or personal representative or beneficiary) to remit an amount sufficient to satisfy applicable federal, state and local withholding taxes; or

(b)	deduct from any amount payable the amount of any taxes the Company may be required to withhold because of the transaction.

The Committee may require or permit the Participant to remit all or part of the required withholding amount in Common Stock (other than Restricted Stock). The remitted Common Stock may be shares deliverable to the Participant because of the transaction giving rise to the withholding obligation (in which case the number of shares of Common Stock delivered to a Participant shall be reduced by the number of shares so remitted) or shares the Participant has owned without restriction for at least six months as of the date the withholding obligation arises. If the Committee permits a Participant to elect to remit Common Stock, the election shall be made on or before the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish any additional conditions it deems appropriate. The value of any remitted Common Stock shall be its Fair Market Value as of the date the withholding obligation arises.

16.8    Book Entry; Certificates. A book entry shall be made in the electronic share ownership records maintained by the Company or the Company’s transfer agent as evidence of the issuance of Common Stock to a Participant (or beneficiary) upon a Restricted Stock grant, the exercise of an Option or any other grant or payment of Common Stock under the Plan. The Company or its transfer agent shall deliver to any Participant (or beneficiary), upon the Participant’s (or beneficiary’s) request and subject to the Participant’s (or beneficiary’s) compliance with applicable administrative procedures the Company or its transfer agent may establish, a certificate for any of the shares evidenced by book entry. A certificate for Restricted Stock, however, will not be delivered until the applicable Restricted Period has expired.

16.9    Participant’s Rights Unsecured. The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

16.10    Future Award Not Guaranteed. Any award to a Participant described in Section 4.1 is not intended to be, or to be construed as, a right to receive another award at any later time.

16.11    Termination of Employment. The Company retains the right to terminate the employment of any employee at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Employee is not, and shall not be construed in any manner to be, a waiver of that right.

16.12    Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Cigna Corporation, shall assume the liabilities of Cigna Corporation under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Cigna Corporation would be required to perform if no such succession had taken place.

16.13    Construction. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.

Appendix-16	Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

16.14    Interpretation. All statutory or regulatory references in this Plan shall include successor provisions.

16.15    Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware, without regard to Delaware conflict of laws rules, to the extent not preempted by federal law, which shall otherwise control.

16.16    Limitation under the Cigna Executive Severance Benefits Plan. If some or all of a Participant’s awards or rights under this Plan, including without limitation, the accelerated vesting of a Participant’s outstanding Restricted Stock, Options or SARs in the event of a Termination Upon a Change of Control and the payment of Strategic Performance Units or Strategic Performance Shares under Section 10.6(d), (e) and (f), are required to be cancelled, limited or reduced under the Cigna Executive Severance Benefits Plan (the “Executive Severance Plan”), then such reduction, limitation or cancellation shall be applied in the manner and to the extent determined under the Executive Severance Plan, notwithstanding any other provisions of this Plan. The limitations and reductions under this Section 16.16 shall apply to a Participant’s grants and awards made under the Prior Plan that remain outstanding as of the Restatement Date if the Participant consents to the application of this Section to such grants and awards.

Cigna 2017 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-17

DRIVING DIRECTIONS

FOR THE 2017 ANNUAL MEETING

Sheraton Hartford Hotel at Bradley Airport

1 Bradley International Airport

Windsor Locks, Connecticut 06096

From East

•	Take Interstate 84 West to Interstate 91 North.

•	Proceed until Exit 40, towards Bradley Airport.

•	Proceed on Terminal A, Departures/Upper Level.

•	The hotel is located after the United Airlines drop-off.

From South

•	Take Interstate 91 North to Exit 40.

•	Proceed to Route 20 towards Bradley Airport.

•	Proceed on Terminal A, Departures/Upper Level.

•	The hotel is located after the United Airlines drop-off.

From West

•	Take Interstate 84 East to Interstate 91 North.

•	Proceed to Exit 40, towards Bradley Airport.

•	Proceed on Terminal A, Departures/Upper Level.

•	The hotel is located after the United Airlines drop-off.

From North

•	Take Interstate 91 South to Exit 40.

•	Continue to Route 20 towards Bradley Airport.

•	Proceed on Terminal A, Departures/Upper Level.

•	The hotel is located after the United Airlines drop-off.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2017.

Vote by Internet
• Go to www.envisionreports.com/ci • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees named in Proposal 1; FOR Proposals 2, 4 and 5;

FOR every “one-year” on Proposal 3; and AGAINST Proposal 6.

1. Election of Directors for one-year terms expiring in April 2018:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - David M. Cordani	☐	☐	☐	02 - Eric J. Foss	☐	☐	☐	03 - Isaiah Harris, Jr.	☐	☐	☐

04 - Jane E. Henney, M.D.	☐	☐	☐	05 - Roman Martinez IV	☐	☐	☐	06 - Donna F. Zarcone	☐	☐	☐

07 - William D. Zollars	☐	☐	☐

		For	Against	Abstain			One- Year	Two- Years	Three- Years	Abstain

2.	Advisory approval of Cigna’s executive compensation.	☐	☐	☐	3.	Advisory approval of the frequency of future advisory votes on Cigna’s executive compensation.	☐	☐	☐	☐
								For	Against	Abstain
4.	Approval of the Amended and Restated Cigna Long-Term Incentive Plan.	☐	☐	☐	5.	Ratification of appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2017.		☐	☐	☐

6.	Shareholder proposal - Shareholder Proxy Access	☐	☐	☐	Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The shares represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted “For” all the nominees named in Proposal 1; “For” Proposals 2, 4 and 5; for every “one-year” on Proposal 3; and “Against” Proposal 6; and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CIGNA CORPORATION.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02IM7C

Admission Ticket

Cigna Corporation 2017 Annual Meeting of Shareholders

Wednesday, April 26, 2017

8:00 a.m.

Sheraton Hartford Hotel at Bradley Airport

1 Bradley International Airport

Windsor Locks, Connecticut 06096

Please bring a valid government issued photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search. Cigna will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the Cigna annual meeting once the meeting has commenced.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Card

Cigna Corporation

Annual Meeting of Shareholders

April 26, 2017, 8:00 a.m.

This proxy/voting instruction card is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Neil Boyden Tanner and Marguerite C. Geiger, or either of them, as proxies with full power of substitution. Each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 27, 2017 at the Annual Meeting of Shareholders, to be held at the Sheraton Hartford Hotel at Bradley Airport, 1 Bradley International Airport, Windsor Locks, Connecticut 06096, on Wednesday, April 26, 2017 at 8:00 a.m., or at any postponements or adjournments thereof, on the matters set forth in the Proxy Statement dated March 17, 2017.

If the undersigned has voting rights with respect to shares of the Corporation’s common stock under the Cigna 401(k) Plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned’s accounts under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m. Eastern time on Thursday, April 20, 2017, the trustee will vote such shares in the manner instructed by the Corporation’s Retirement Plan Committee.

This proxy/voting instruction card is solicited on behalf of the Board of Directors of Cigna Corporation pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 17, 2017, receipt of which is hereby acknowledged.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy. If you use this card to vote, you must sign it on the reverse side for your vote to be counted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL 1; “FOR” PROPOSALS 2, 4 AND 5; FOR EVERY “ONE-YEAR” ON PROPOSAL 3; AND “AGAINST” PROPOSAL 6.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.